Exhibit 4.2

CITY NATIONAL CORPORATION

PROFIT SHARING PLAN

i

	B.	Contributions	36
	C.	Participants' ESOP Stock Account	36
	D.	Allocation of Employer Contributions to ESOP Stock Account	36
	E.	Diversification Election	36
	F.	Dividends	36
	G.	Valuation of Employer Stock	37
	H.	Voting of Stock	37
	I.	Tender for Employer Stock	37
	J.	Prohibited Allocations	38
	K.	Distribution	38
	L.	Diversification Requirements When Employer Securities Are Held as Investments in the Plan	39
	M.	Special Rules for S Corporation Stock	40
	N.	Non-ESOP Portion of the Plan	42

VI.	VESTING AND BENEFIT ENTITLEMENT		45

	A.	Vesting	45
	B.	Forfeitures	45
	C.	Limitation on Vesting Upon Re-Employment	46
	D.	Vesting Upon Change of Employment Status	46
	E.	Vested Interest Not Distributed	46
	F.	Break-in-Service While Still Employed	47
	G.	Effect of Break-in-Service -- Vested Participant	47
	H.	Effect of Break-in-Service -- Non-Vested Participant	47
	I.	Limitation on Right to Amend Vesting Schedule	47

VII.	DISTRIBUTION OF BENEFITS		49

	A.	Distribution - Other Than Death	49
	A-1.	Withdrawal of Rollover Contributions	52
	A-2.	Inservice Roth Conversion Withdrawals	52
	B.	Distribution at Death	53
	C.	Restrictions on Distributions	54
	D.	Time of Distribution	54
	E.	Pre-TEFRA Designations	54
	F.	Hardship Distributions	55
	G.	Loans to Participants	57
	H.	Distributions to Incompetent Persons	58
	I.	Nonliability	59
	J.	Benefit Claims Procedure	59
	J-1.	Claims of Total Disability	61
	K.	Income Tax Withholding	63
	L.	Overpayment of Vested Interest	63
	M.	Transfer to Another Qualified Plan	63
	N.	Timing of Distributions	65

VIII.	TOP-HEAVY LIMITATIONS		71

	A.	Definitions	71
	B.	Minimum Vesting Requirements	74
	C.	Minimum Benefit Requirement	74
	D.	Multiple Plans	75

IX.	DESIGNATED BENEFICIARIES		76

X.	CONTRIBUTIONS BY PARTICIPANTS		77

	A.	Employee After-Tax Contributions	77
	B.	Separate Administration and Accounts for Participant Contributions	77
	C.	Vesting	77
	D.	Withdrawal of Employee After-Tax Contributions	77
	E.	Distribution of Employee After-Tax Contribution Accounts	77
	F.	Limitations on Employee 401(m) Contributions	77
	G.	Correction of Excess Aggregate Contributions	78
	H.	Distribution of Income	78
	I.	Additional Qualified Employer Contributions	79
	J.	Correction of Excess Aggregate Contribution Prior to the Plan Year	80
	K.	Reserved	80
	L.	Aggregation Rules for 401(m) Contributions	80
	M.	Rollover Contributions	80
	N.	Separate Administration and Accounts for Rollover Contributions	81
	O.	Vesting	82
	P.	Distribution of Rollover Contribution Accounts	82

XI.	LIFE INSURANCE POLICIES		83

XII.	TRUST		84

	A.	Payment of Contributions	84
	B.	Directed Participant Accounts	84
	C.	Insider Rule	85

XIII.	THE ADMINISTRATIVE COMMITTEE		86

	A.	Committee Membership	86
	B.	Named Fiduciary and Plan Administration	86
	C.	Compensation	86
	D.	Delegation of Duties	86
	E.	Funding Policy	87
	F.	Bonding of Fiduciaries	87
	G.	Action by Committee Members	87

	H.	Management and Control of City National Common Stock	87

XIV.	AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYERS		89

	A.	Amendment	89
	B.	Termination or Partial Termination or Complete Discontinuance of Contributions	89
	C.	Return of Employer Contributions	89
	D.	Procedure for Adoption and Withdrawal by Participating Employers	90

XV.	STANDARD OF CONDUCT OF FIDUCIARIES		92

XVI.	MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS		93

	A.	Merger or Consolidation of the Plan	93

XVII.	MISCELLANEOUS		94

	A.	Limitation of Rights and Employment Relationship	94
	B.	Payments to Missing Persons	94
	C.	Spendthrift Provisions	94
	D.	Indemnification	94
	E.	Applicable Laws; Severability	95
	F.	Special Requirements For USERRA	95

CITY NATIONAL CORPORATION
PROFIT SHARING PLAN
(Amended and Restated Effective January 1, 2010)
          Pursuant to resolutions of its Board, CITY NATIONAL CORPORATION, a Delaware corporation (the "Sponsoring Employer"), acting together with its wholly-owned subsidiary corporation, CITY NATIONAL BANK (the "Participating Employer"), has adopted the following amended and restated Profit Sharing Plan. This Plan has been adopted to allow Eligible Employees (as defined herein) to share in earnings and net profits and growth of the Employer in accordance with the terms and conditions set forth below, in order to:
          (a) promote in the Employees an interest in the successful operation of the Employer's business and increased efficiency of their work, and
          (b) provide the participating employees with benefits upon their retirement and current economic security by the payment of disability benefits, and provide their beneficiaries with death benefits.
          This Plan and its Trust are intended to meet the requirements of Sections 401(a), 401(k) and 501(a) of the Code and its regulations, and to qualify as a profit sharing plan.
          This Plan is also intended to qualify as a "Single Employer Plan," as defined herein, to be maintained and administered solely by the Sponsoring Employer on behalf of all Employers and their Eligible Employees. For purposes of this Plan, all Employees of the Participating Employers shall be deemed employed by the Sponsoring Employer.
          This Plan shall be known as the "CITY NATIONAL CORPORATION PROFIT SHARING PLAN." It may also be referred to as the "CITY NATIONAL CORPORATION PROFIT SHARING PLUS PLAN."
               Effective August 1, 1997, except with respect to the City National Common Stock Fund and those investment funds managed by the Trustee, this Plan and Trust are intended to meet the requirements of ERISA Section 404(c) and its regulations. Pursuant to Paragraph B of Article XII, each Participant and beneficiary shall be permitted to direct the investment of his or her Accounts as provided therein.

I. DEFINITIONS:
     A. Terms Defined in This Article I. As used in this Plan, the following terms have the following meanings.
          1. "Account" or "Accounts" mean, where applicable, Employer Contribution Account, Employee Deferral Account, Matching Contribution Account, ESOP Stock Account, Qualified Employer Contribution Account, Employee After-Tax Contribution Account, (all of which are defined elsewhere in this Paragraph A of Article I), Roth Employee Deferral Account (as defined in Paragraph B of Article III), Transfer Account (as defined in Paragraph A.3 of Article XVI), Rollover Contribution Account, Roth Rollover Contribution Account (both as defined in Paragraph N of Article X), and Roth Conversion Account (as defined in Paragraph M.7 of Article VII).
          2. "Accrued Benefit" means, where applicable at any date, the value of the Participant's Accounts.
          3. "Actual Deferral Percentage" means with respect to the (1) group of Highly Compensated Employees who are Eligible Participants; and the (2) group of all other Eligible Participants, the average of the actual deferral ratios of each group, calculated separately for each Eligible Participant in each group, of the amount of the Qualifying Section 401(k) Contributions made on behalf of each Eligible Participant for the Plan Year divided by the Eligible Participant's Section 414(s) Compensation for the Plan Year. The actual deferral ratio for each Eligible Participant shall be calculated to the nearest one-hundredth of 1%. The actual deferral ratio of an Eligible Participant who did not make or receive any Qualifying Section 401(k) Contributions is zero. Section 414(s) Compensation shall not include Compensation received prior to becoming a Participant during the Plan Year.
          4. "Adjustment Limit" means the cost-of-living adjustment limit, effective January 1 of each year, as prescribed by the Secretary of the Treasury under Section 415(d) of the Code.
          5. "Anniversary Date" means the last business day of the Plan Year.
          6. "Annual Addition" means the sum for any Plan Year of the following amounts allocated to a Participant's Accounts:
               (a) Such Participant's share of Employer Contributions (including Employee Deferrals); plus
               (b) Such Participant's After-Tax Contributions (excluding any Rollover Contribution); plus
               (c) Such Participant's share of any Forfeitures; plus
               (d) Such Participant's allocable share of the Employer's contributions to any individual medical benefit account (within the meaning of Code Section 415(l)(2)) that is part of a pension or annuity plan maintained by the Employer; plus

               (e) With respect to any Participant who is a Key Employee, any amount that is derived from the Employer's contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant's account under a welfare benefit fund (within the meaning of Code Section 419(e)) maintained by the Employer; and plus
               (f) Such Participant's share of any allocations under a simplified employee pension maintained by the Employer.
          Any excess amount applied under Paragraph F.1 of Article IV in a Plan Year to reduce the Employer contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.
          Provided that Employer contributions or prior forfeited amounts which are used to restore the non-vested portion of a Participant's Accrued Benefit that was previously cashed-out and forfeited shall not be considered an Annual Addition.
          Restorative Payments. Annual Additions for purposes of Code Section 415 shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan's losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor's Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.
          Other Amounts. Annual Additions for purposes of Code Section 415 shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Code Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3), and 457(e)(16)); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Code Section 411(a)(7)(B) (in accordance with Code Section 411(a)(7)(C)) and Code Section 411(a)(3)(D) or repayment of contributions to a governmental plan (as defined in Code Section 414(d)) as described in Code Section 415(k)(3), as well as Employer restorations of benefits that are required pursuant to such repayments.
          7. "Average Contribution Percentage" means with respect to the (1) group of Highly Compensated Employees who are Eligible Participants; and (2) the group of all other Eligible Participants, the average of the contribution ratios of each group, calculated separately for each Eligible Participant in each group, of the amount of Employee After-Tax Contributions made on behalf of each Eligible Participant for the Plan Year divided by the Eligible Participant's Section 414(s) Compensation. For Plan Years beginning after December 31, 1988, the Average Contribution Percentage shall be calculated to the nearest one-hundredths of 1%. The determination of Section 414(s) Compensation for an Eligible Participant during the Plan Year shall be made in the same manner as for the Actual Deferral Percentage limitation.
8. "Board" means the Board of Directors of the Sponsoring Employer.

9. "Break-in-Service" means that an Employee did not complete more than 500 Hours of Service in the applicable Computation Period. For purposes of determining whether a Break-in-Service has occurred in a Computation Period, an Employee who is granted a Maternity or Paternity Leave of Absence shall receive credit for eight (8) Hours of Service per day of such absence. To the extent provided in Paragraph C of Article II, Leaves of Absence shall not cause a Break-in-Service.

10. "City National Common Stock Fund" means the investment fund offered by the Employer for investment in Employer Stock.

11. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

12. "Committee" means the administrative Committee appointed by the Sponsoring Employer's Board.

13. "Compensation" means all remuneration actually paid during the Plan Year for employment with the Employer not to exceed the amount described in subparagraph (b) below, which is subject to withholding under Section 3401(a) of the Code, except as excluded in subparagraph (a) below. Compensation specifically includes amounts not includable in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code pursuant to a salary reduction agreement. Compensation also includes commissions and incentive compensation. For purposes of this Paragraph A.13, "commissions" include those commissions paid to sales managers and other business development personnel, irrespective of how such commissions are designated in their respective incentive plans.

(a) The following amounts are not included in Compensation:

(i) Employer contributions to deferred compensation plans, to the extent that the contributions are not includible (before applying Code Section 415) in the Employee's gross income for the year of the contribution and distributions from an Employer's deferred compensation plan, whether or not includible in the Employee's gross income;

(ii) Prizes, bonuses, and referral fees;

(iii) Premium pay in excess of regular hourly rates;

(iv) Overtime pay;

(v) Fringe benefits and fringe benefit allowances;

(vi) Expense reimbursements;

(vii) Compensation paid prior to becoming a Participant;

(viii) Compensation paid after a change in employment status to a class of employees so that the Participant is an Inactive Participant;

(ix) Compensation paid for unused vacation time on termination of employment or carried over from a prior year and cashed out in a subsequent year;

(x) Additional Regular pay;

(xi) Dividends paid on uninvested restricted stock grants;

(xii) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83; and

(xiii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

(b) The annual Compensation of each Participant taken into account in determining allocations for any Plan Year, shall not exceed $245,000 (for 2010), as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

(c) Notwithstanding any provision in the Plan to the contrary, because certain Participants' Compensation will be affected due to the Sponsoring Employer's pay cycle change from semi monthly to bi-weekly in 2005, for purposes of calculating the Employer Contributions allocable to Participants for the 2005 Plan Year, Compensation as defined above shall be adjusted to include all Compensation that is attributable to hours worked but not actually paid during the Plan Year ending December 31, 2005. The adjustment to Compensation called for in this Paragraph A.13(c) will only be made for Participants classified by the Sponsoring Employer as non-exempt Employees who (i) were employed by the Sponsoring Employer on December 31, 2004, and (ii) are eligible to receive an allocation of Employer Contributions under Paragraph D.2 of Article IV.

          14. "Contribution Percentage" means the ratio (expressed as a percentage) of the Employee After-Tax Contributions under the Plan on behalf of the Eligible Participant's Section 414(s) Compensation for the Plan Year.

          15. "Controlled Group" means all members of an affiliated group of trades or businesses whether or not incorporated (including an affiliated service group) as defined in Section 414 of the Code, or if the Employer is an Unincorporated Entity, then as defined in Section 401(d)(1) of the Code, one of which is the Employer; provided, however, that any such member shall be disregarded for all purposes under the Plan for the period when such entity was not a member of the Controlled Group unless expressly provided to the contrary herein.
          16. Reserved.
          17. Reserved.
          18. "Defined Contribution Dollar Limitation" means $49,000 (for 2010), as adjusted by the Adjustment Limit.
          19. Reserved.
          20. "Designated Beneficiary" or "Beneficiary" means the person(s) or entity(ies) designated by the Participant, or in the absence thereof, the person(s) or entity(ies) entitled under the provisions of this Plan, to receive benefits as a result of the death of the Participant.
          21. "Diversification Election Period" means the ninety day period beginning after the close of the Plan Year in which the Participant becomes a Qualified Participant.
          22. "Effective Date" means December 31, 1959. This amended and restated Plan is effective January 1, 2010, unless otherwise specified in this Plan. Despite the foregoing, those provisions of the Plan that relate to the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), the Job Creation and Worker Assistance Act of 2002 ("JCWAA"), the Pension Funding Equity Act of 2004 ("PFEA"), the American Jobs Creation Act of 2004 ("AJCA"), the Working Families Tax Relief Act of 2004 ("WFTRA"), the Gulf Opportunity Zone Act of 2005 ("GOZA"), the Pension Protection Act of 2006 ("PPA"), the Heroes Earnings Assistance and Relief Tax Act of 2008 ("HEART"), and the Worker, Retiree and Employer Recovery Act of 2008 ("WRERA") shall be applicable as of the dates required by EGTRRA, JCWAA, PFEA, AJCA, WFTRA, GOZA, PPA, HEART, and WRERA. Except as set forth in the prior sentence, the terms of the Plan in effect for periods before January 1, 2010, shall be as set forth in the prior Plan document.
          23. Reserved.
          24. "Eligible Employee" means
               (a) Effective on or after July 1, 1996 but prior to January 1, 1999, with respect to those Employees who were not Employees on June 30, 1996, every Employee who satisfies the following requirement on or after July 1, 1996 but prior to January 1, 1999:
                    (i) Class Exclusions. He or she is not a member of any of the following classes, which classes are specifically excluded from participation under the Plan either by reason of the permissible statutory exclusions of Section 410(b)(3) of the Code, or on the basis that each such class constitutes a reasonable classification of excludable employees and satisfies the average benefit percentage test as provided under Section 410(b)(2) of the Code.

                         (a) His or her compensation and conditions of employment are established by the terms of a collective bargaining agreement where retirement benefits are bargained for in good faith between the Employer and such Employee's lawful representative or bargaining agent; provided, however, that any otherwise Eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his or her coverage under the Plan is specifically provided for under such collective bargaining agreement.
                         (b) He or she is employed by a member of the Controlled Group which is not a Participating Employer.
                         (c) He or she is member of a job category not entitled to remuneration for vacation time. If any Employee excluded pursuant to this subparagraph (a) transfers to a job category entitling him or her to remuneration for vacation time, he or she will become an Eligible Employee immediately. The exclusion described in this subparagraph (a)(3) shall not apply to exclude any Employee who became a Participant on or before July 1, 1996.
               (b) Effective January 1, 1999, with respect to those Employees who were not Employees on December 31, 1998, every Employee who satisfies all of the following requirements on or after January 1, 1999:
                    (i) Service. He or she has completed one (1) Hour of Service.
                    (ii) Class Exclusions. He or she is not a member of any of the following classes, which classes are specifically excluded from participation under the Plan either by reason of the permissible statutory exclusions of Section 410(b)(3) of the Code, or on the basis that each such class constitutes a reasonable classification of excludable employees and satisfies the average benefit percentage test as provided under Section 410(b)(2) of the Code:
(a) His or her compensation and conditions of employment are established by the terms of a collective bargaining agreement where retirement benefits are bargained for in good faith between the Employer and such Employee's lawful representative or bargaining agent; provided, however, that any otherwise Eligible Employee whose compensation and conditions of employment are established by the terms of a collective bargaining agreement shall be an Eligible Employee if his or her coverage under this Plan is specifically provided for under such collective bargaining agreement.
(b) He or she is employed by a member of the Controlled Group who is not a Participating Employer.
(c) He or she is a member of a job category not entitled to remuneration for vacation time. If any Employee excluded pursuant to this subparagraph (b)(ii)(3) transfers to a job category entitling him or her to remuneration for vacation time, he or she will become an Eligible Employee immediately.
          25. "Eligibility Computation Period" means the initial twelve (12) consecutive month period commencing on an Employee's Employment Commencement Date and thereafter the Plan Year which includes the first anniversary of the Employee's Employment Commencement Date and any subsequent Plan Year.
          26. "Eligible Participant" means any Employee who is directly or indirectly eligible to make an election to reduce and defer his or her Section 414(s) Compensation under the Plan during all or a portion of a Plan Year, including (i) any Employee who would be a Participant but for the failure to make any Employee Deferrals or other required contributions; (ii) any Employee whose eligibility to make Employee Deferrals has been suspended due to a hardship distribution, other distribution, a loan, or an election not to participate, other than a one-time election not to be eligible to make a cash or deferred election or to have contributions equal to a specified amount or percentage of Compensation (including no amount of Compensation) made by the Employer to this Plan and any other plan maintained by the Employer (including plans not yet established) for the duration of the Employee's employment; (iii) any Employee who is unable to receive an additional Annual Addition on account of Sections 415(c)(1) and 415(e) of the Code; and (iv) any Employee who is unable to make an Employee Deferral because his or her Section 414(s) Compensation is less than a stated dollar amount, shall be considered as an Employee for purposes of computing the Actual Deferral Percentage.
          For purposes of computing the Average Contribution Percentage, Eligible Participant means any Employee who is directly or indirectly eligible to make an Employee After-Tax Contribution under the Plan during all or a portion of a Plan Year including any Employee who is unable to make an Employee After-Tax Contribution merely because his Compensation is less than a stated amount; any Employee who would be eligible to make Employee After-Tax Contributions except for a suspension due to a hardship distribution or other distribution, loan or election not to participate in the Plan, other than a one-time election not to be eligible to make a cash or deferred election or Employee After-Tax Contribution or to have contributions equal to a specified amount or percentage of Compensation (including no amount of Compensation) made by the Employer to this Plan and any other plan maintained by the Employer (including plans not yet established) for the duration of the Employee's employment; and any Employee who is unable to receive additional Annual Additions because of Section 415(c)(1) and Section 415(e) shall be considered as an Employee for purposes of computing the Contribution Percentage limitation.
          27. "Employee" means every person employed by the Employer or other employer required to be aggregated under Sections 414(b), (c), (m) or (o) of the Code, any portion of whose income is subject to withholding of income tax or for whom Social Security contributions are made by the Employer. Employee shall include Leased Employees; provided, however, that Leased Employees shall not become Participants in and accrue benefits under the Plan based on service as Leased Employees.
          28. "Employee After-Tax Contribution" means any contributions made to a plan prior to January 1, 1992 that were designated or treated at the time of deferral or contribution as after-tax employee contributions and are allocated to a separate account to which the attributed earnings and losses are allocated. Such term includes (1) Employee contributions to a Defined Contribution Plan described in Section 414(k) of the Code; (2) Employee contributions made to a defined contribution plan which provides for a cost of living arrangement as described in Section 415(k)(2) (B) of the Code; (3) Employee contributions applied to the purchase of whole life insurance protection, or survivor benefits protection under a defined contribution plan; (4) amounts attributed to Excess Contributions within the meaning of Section 401(k) (8)(B) of the Code which are recharacterized as Employee contributions; (5) and Employee contributions to a contract described in Section 403(b) of the Code. Employee After-Tax Contributions do not include repayment of loans and buy-backs of benefits previously forfeited.
          29. "Employee After-Tax Contribution Account" means the Account maintained to record a Participant's allocation of Employee Contributions made prior to January 1, 1992 and other adjustments as required under Articles IV or X of the Plan.
          30. "Employee Deferrals" means in any Plan Year the amount of a Participant's Section 414(s) Compensation elected by him or her to be reduced and deferred pursuant to Paragraph B of Article III. Any amount that the Employee could not have elected to receive in cash or any amount that has become currently available to a Participant shall not be treated as an Employee Deferral.
          31. "Employee Deferral Account" means the account maintained to record the Participant's Employee Deferrals and any other adjustments as required under Articles III, IV, or X of the Plan.
          32. "Employer" means the entity or entities (whether or not incorporated, and including any Participating Employer) adopting this Plan, and any successor thereto which may adopt and assume the obligations of this Plan in accordance with the provisions of Article XIV. The "Sponsoring Employer" shall be the Employer whose name first appears in this Plan and who is responsible for the administration of the Plan. Each other Employer which adopts this Plan as provided herein shall be a "Participating Employer"; provided, however, that only members of a Controlled Group may be Participating Employers.
          33. "Employer Contributions" means discretionary Employer contributions other than Matching Contributions with respect to which the Employee may not elect to have the contributions paid to the Employee in cash or other benefits.
          34. "Employer Contribution Account" means the Account maintained to record a Participant's allocations of discretionary Employer Contributions, forfeitures, if any, and other adjustments as required under Articles III and IV of the Plan.
          35. "Employer Stock" means stock that meets the requirements of Code Section 409(l) and is issued by the Employer or a related Employer.
          36. "Employment Commencement Date" means the date upon which an Employee first completes one Hour of Service.
          37. "Entry Date" means:
               (a) July 1, 1996 for any Eligible Employee on such date.

               (b) The first day of the month following an Eligible Employee's Employment Commencement Date for any Employee who becomes an Eligible Employee after July 1, 1996.
               (c) The first day of each calendar quarter, for any Employee who became an Eligible Employee prior to July 1, 1996.
               (d) Effective January 1, 1999, the later of an Employee's Employment Commencement Date or the first day the Employee becomes an Eligible Employee for any individual who becomes an Employee on or after January 1, 1999.
          38. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          39. "ESOP" or "ESOP Feature" means the portion of the Plan consisting of an employee stock ownership plan as defined in Code Section 4975(e)(7).
          40. "ESOP Contributions" means the contributions described in Article V, Paragraph B.
          41. "ESOP Stock Account" means the account established by the Plan Administrator for each Participant that is to be credited with allocations under the ESOP and shall include stock held by the Trustee and invested in the City National Common Stock Fund and other adjustments as required under Articles III, IV and X of the Plan.
          42. "Excess Aggregate Contribution" means, with respect to any Plan Year, the excess of the aggregate amount of Employee After-Tax Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under the Contribution Percentage limitation.
          43. "Excess Contributions" means, with respect to any Plan Year, the excess of the aggregate amount of Qualifying Section 401(k) Contributions actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under the Actual Deferral Percentage limitation.
          44. "Excess Deferral" means the sum of Employee Deferrals made by an individual during his or her taxable year which exceeds $16,500 (for 2010) (as increased by the Adjustment Limit in effect for the first day of such taxable year). The special adjustments for Section 403(b) Annuity Contracts and other rules concerning Section 402(g) of the Code are incorporated herein by reference.
          45. "5%-Owner" means any person who owns (1) more than five percent (5%) of the outstanding stock of the Employer, or (2) stock possessing more than 5% of the total combined voting power of all stock of the Employer.
          46. "General Trust Fund" means the general trust investment fund offered under the Plan.

          47. "Highly Compensated Employee" means any Employee who is a Highly Compensated Active Employee or a Highly Compensated Former Employee.
          A "Highly Compensated Active Employee" means an Employee described in Section 414(q) of the Code and the Regulations thereunder, and generally means any Employee who:
               (a) was a 5%-Owner of the Employer at any time during the current or the preceding year, or
               (b) for the preceding year had Section 415 Compensation from the Employer in excess of $110,000 (for 2010) (as adjusted by the Secretary pursuant to Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996) and was in the top paid group for such year.
          The top-paid group is the group consisting of the top 20 percent of the Employees when ranked based on Section 415 compensation paid during the preceding year.
          A "Highly Compensated Former Employee" shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when such Employee separated from service or such Employee was a Highly Compensated Employee at any time after attaining age 55.
          48. "Hour of Service" means:
               (a) Each hour for which an Employee is paid, or entitled to payment. These hours shall be credited to the Employee for the computation period(s) in which the services are performed and not when paid (if different);
               (b) Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer for a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and the Employer has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty, or Leave of Absence with pay. The hours shall be credited to the Employee in the computation period to which non-performance of duties relates and not in which paid, if different; and
               (c) Each hour for which an Employee has been awarded or for which the Employer has agreed to pay, directly or indirectly, back pay (without regard to damages). These hours shall be credited to the Employee in the computation period to which the award or agreement pertains, not the period in which paid, if different.
          Notwithstanding the foregoing: (1) no more than 501 Hours of Service shall be credited to an Employee under subparagraph (b) or (c) above for any single continuous period of time during which no services are performed; (2) an hour for which an Employee is directly or indirectly paid for a period during which no services are performed shall not constitute an Hour of Service, if such payment is paid or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; (3) Hours of Service shall not be credited for payments which solely reimburse an Employee for medical or medically related expenses; (4) the same Hours of Service shall not be credited to an Employee both under subparagraphs (a) or (b) and under subparagraph (c); and (5) Hours of Service to be credited under subparagraph (b) shall be determined based upon the number of regularly scheduled working hours included in the units of time on the basis of which payment is calculated.
          The Committee may determine Hours of Service based upon days of employment in a computation period by crediting an Employee with 10 Hours of Service for each day for which the Employee would be required to be credited with at least one Hour of Service under the preceding subparagraphs (a), (b) and (c) Alternatively, the Committee may adopt such other equivalency rule as permitted under Department of Labor Regulations Section 2530.200b-3 (as amended from time to time), which are incorporated herein by this reference.
          The Committee shall determine Hours of Service to be credited to an Employee under the foregoing rules in a uniform and non-discriminatory manner and in accordance with Section 2530.200b-2 of the Department of Labor Regulations (as amended from time to time), which are incorporated herein by this reference.
          Solely for determining Years of Service for purposes of Eligibility and Vesting, Hours of Service shall be credited to applicable computation periods for employment with Warner Center Bank prior to its merger with and into City National Bank, for those employees of City National Bank who were employed by Warner Center Bank at the time of the merger.
          49. "Inactive Participant" means a Participant whose participation in the Plan is suspended because of a change of employment status, including (a) terminating employment; (b) incurring a Break-in-Service; or (c) becoming a member of a class of Employees which has been excluded from participation, but whose total benefits have not been distributed.
          50. "Investment Manager" means a fiduciary designated by the Employer or the Committee, to whom has been delegated the responsibility and authority to manage, acquire or dispose of the Trust assets, and (1) who (i) is registered as an investment advisor under the Investment Advisors Act of 1940, (ii) is a bank, as defined in that Act, or (iii) is an insurance company qualified to perform investment advisory services under the laws of more than one state; and (2) who has acknowledged in writing that he or she is a fiduciary with respect to the management, acquisition and control of the Trust assets.
          51. "Leased Employees" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.
          A Leased Employee shall not be considered an employee of the recipient if:

               (a) Such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but for Plan Years beginning before January 1, 1998, including amounts contributed by the employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Section 125, Section 402(e)(3), Section 402(h) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and
               (b) Leased employees do not constitute more than 20% of the recipient's nonhighly compensated work force.
          52. "Leave of Absence" means a leave granted by the Employer, in its sole discretion, in accordance with rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Employer to be in its best interests. Notwithstanding any provision of the Plan to the contrary, effective December 12, 1994, contributions, benefit and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, as set forth in Paragraph F of Article XVII.
          53. "Matching Contribution" means an Employer contribution made to the Plan or a defined contribution plan maintained by the Employer on account of an Employee Deferral. For purposes of this Plan Matching Contributions shall be treated as Qualified Matching Contributions except that such contributions may be tested separately under Sections 401(k) or 401(m) of the Code. If such contributions are tested under Section 401(m) of the Code, then the rules relating to Employee After-Tax Contributions shall apply separately to all Matching Contributions.
          54. "Matching Contribution Account" means the account maintained to record separately a Participant's allocation of a Matching Contribution, and other adjustments as required under Articles III, IV or X of the Plan.
          55. "Maternity or Paternity Leave of Absence" means an absence authorized by the Employer (1) because of the Employee's pregnancy; (2) because of the birth of a child of the Employee; (3) because of the adoption of a child by, and placement of the child with, the Employee; or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Paragraph shall be credited (i) in the Computation Period in which the absence begins if the crediting is necessary to prevent a Break-in-Service in that Computation Period; or (ii) in all other cases, in the following Computation Period. No Hours of Service for maternity or paternity leave of absence shall be credited to a Participant unless he or she timely furnishes to the Committee such information as the Committee may request to establish that the absence is for a maternity or paternity leave of absence and the number of days of such absence. The total Hours of Service to be credited for maternity or paternity leave of absence shall not exceed 501 in any Computation Period.
          56. "Net Profits" means consolidated net income of the Controlled Group as determined under generally accepted accounting principles in the United States for financial reporting purposes, but before any contributions (net of applicable taxes related thereto) made by the Employer to this Plan or any other qualified plan maintained by the Employer. Net Profits may be referred to hereafter as Consolidated Net Profits. Prior to January 1, 2001, consolidated net income shall not include any gains or losses from the sale of any business, or portion thereof, or other non-operating gains or losses. Effective January 1, 2001, consolidated net income shall not include any gains or losses from the sale of any business, or portion thereof, any tax benefit relating to the Employer's regulated investment company subsidiary, real estate investment trust or other similar entity, or any extraordinary item as defined by generally accepted accounting principles in the United States included in consolidated net income. If any contribution is to be made prior to the close of the Plan Year to which it relates, the formula shall be applied on the basis of a reasonable estimate made by the Employer.
          57. "Non-allocation Period" means the period beginning on the date of sale and ending ten years after the date of sale.
          58. "Non-Highly Compensated Employee" means an Employee of the Employer who is not a Highly Compensated Employee.
          59. "Normal Retirement Date" and "Normal Retirement Age" mean the Participant's 65th birthday. For Eligible Employees who become Participants on or after July 1, 1995, Normal Retirement Date and Normal Retirement Age mean the later of (i) the Participant's 65th birthday or (ii) the 5th anniversary of the Participant's commencement of participation under the Plan.
          A Participant who continues in the employ of the Employer after he or she attains Normal Retirement Age or reaches his or her Normal Retirement Date shall remain a Participant while so employed, and be entitled to all Plan benefits to the extent he or she would be entitled thereto if he or she had not yet attained Normal Retirement Age.
          60. "Participant" means any Eligible Employee who enters the Plan.
          61. "Plan" means the City National Corporation Profit Sharing Plan and any amendments to it.
          62. "Plan Year" and "Limitation Year" mean the calendar year. The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of a Limitation Year, the Plan is deemed to have been amended to change its Limitation Year to end on the Plan's termination date. As a result of such deemed amendment, the Code Section 415(c)(1)(A) dollar limit shall be prorated under the short Limitation Year rules under the Code Section 415 Regulations.
          63. "Qualified Domestic Relations Order" means a judgment, decree or order (including approval of a property settlement agreement) that (1) relates to the provision of child support, alimony payments or marital property rights to an "alternate payee"; (2) is made pursuant to a state domestic relations law (including community property law); (3) creates or recognizes the existence of an alternate payee's right, or assigns to an alternate payee the right, to receive all or a portion of the benefits payable to the Participant under the Plan; (4) specifies required information; (5) does not alter the amount or form of Plan benefits; and (6) complies with all other relevant provisions of Section 414(p) of the Code. For such purposes, an "alternate payee" is a Spouse, former Spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of the Participant's benefits under the Plan.
          64. "Qualified Election Period" means the six year period beginning with the Plan Year in which the Qualified Participant attains age 55 and completes ten (10) years of participation in the ESOP and ending, if earlier, with the Participant's termination of employment.
          65. "Qualified Employer Contributions" means Employer contributions, other than Employee Deferrals and Matching Contributions, that satisfy the vesting and distribution requirements of Employee Deferrals.
          66. "Qualified Employer Contribution Account" means the account maintained to record a Participant's allocation of Qualified Employer Contributions, and other adjustments as required under Articles III, IV, and X of the Plan.
          67. "Qualified Matching Contributions" means Matching Contributions that satisfy the vesting and distribution requirements of Employee Deferrals. Any additional Qualified Matching Contributions made to the Plan shall be held in the Matching Contribution Account. However, additional Qualified Matching Contributions made to this Plan may only be tested under Section 401(k) of the Code.
          68. "Qualified Participant" means any Participant who has attained age 55 and completed at least ten (10) years of participation in the ESOP.
          69. "Qualifying Section 401(k) Contributions" means Employee Deferrals in combination with Qualified Employer Contributions and Qualified Matching Contributions that are treated as Employee Deferrals to satisfy the Actual Deferral Percentage limitation.
          70. "REACT" means the Retirement Equity Act of 1984, as amended from time to time.
          70-A "Regulations" means the regulations issued under the Code or ERISA, or both of them, as well as under any other legislation that applies to the Plan.
          70-B. "Roth Employee Deferral" shall mean an Employee Deferral that is (a) designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Employee Deferral that is being made in lieu of all or a portion of the pre-tax Employee Deferral the Participant is otherwise eligible to make under the Plan, and (b) treated by the Employer as includable in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election. Unless specifically stated (or the context requires) otherwise, (i) Roth Employee Deferral shall be treated as Employee Deferrals for all purposes under the Plan, and (ii) references in the Plan to a Participant's Employee Deferrals shall include such Participant's Roth Employee Deferrals for all purposes under the Plan.

          70-C. "Roth Rollover Contribution" shall mean a qualified Rollover Contribution that consists of a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) and that is permitted under the rules of Code Section 402(c).
          71. "Section 414(s) Compensation" means Compensation as defined in Paragraph A.13 of this Article I. If the Plan fails the Actual Deferral Percentage limitation or the Contribution Percentage limitation by reason of including or excluding deferrals in the definition of Compensation as specified in Paragraph A.13 of this Article I, the Actual Deferral Percentage limitation or Contribution Percentage limitation shall again be tested after excluding such deferrals. If the Plan still fails the Actual Deferral Percentage limitation or the Contribution Percentage limitation, the correction procedures pursuant to the Plan shall be utilized based on the inclusion or exclusion of deferrals as specified in Paragraph A.13 of this Article I.
          72. "Section 415 Compensation" means a Participant's annual "compensation", as that term is defined in Code Section 415, that is actually paid or made available to the Participant within the Plan Year, except as otherwise provided below. A Participant's Section 415 Compensation shall include such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income under the Code (including, but not limited to, commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan, as described in Regulation Section 1.62-2(c)).
          "Section 415 Compensation" shall also include (i) amounts described in Code Sections 104(a)(3), 105(a), or 105(h), but only to the extent that these amounts are includable in the gross income of the Participant, (ii) amounts paid or reimbursed by the Employer for moving expenses incurred by a Participant, but only to the extent that, at the time of the payment, it is reasonable to believe that these amounts are not deductible by the Participant under Code Section 217, (iii) the value of a non-statutory option (which is an option other than a statutory option defined in Regulations section 1.421-1(b)) granted to a Participant by the Employer, but only to extent that the value of the option is includable in the gross income of the Participant for the taxable year in which granted, (iv) the amount includable in the gross income of a Participant upon making the election described in Code Section 83(b), and (v) amounts that are includable in the gross income of a Participant under the rules of Code Section 409A or Code Section 457(f)(1)(A) or because the amounts are constructively received by the Participant.
          "Section 415 Compensation" shall not include:
               (a) Any contribution made (other than elective contributions described in Code Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b)) by the Employer to a plan of deferred compensation (including a simplified employee pension described in Code Section 408(k) or a simple retirement account described in Code Section 408(p), whether or not qualified) to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered Section 415 Compensation, regardless of whether such amounts are includable in the gross income of the Participant when distributed. However, any amount received by a Participant pursuant to a non-qualified unfunded deferred compensation plan may be considered Section 415 Compensation in the year such amounts are actually received but only to the extent includable in the gross income of the Participant.
               (b) Any amount realized from the exercise of a non-statutory stock option (which is an option other than a statutory option described in Regulation Section 1.421-1(b)), or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture under Code Section 83 and the Regulations thereunder.
               (c) Any amount realized from the sale, exchange or other disposition of stock acquired under a statutory stock option (as defined in Regulation Section 1.421-1(b)).
               (d) Any other amount that receives special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant and are not salary reduction amounts described in Code Section 125).
               (e) Other items of remuneration that are similar to any of the items listed in subparagraphs (a) through (d) above.
          Earnings paid or made available during any Plan Year shall include any elective deferral (as defined in Code Section 402(e)(3)), and any amount that is contributed or deferred by the Employer at the election of the Participant and that is not includable in the gross income of the Participant by reason of Code Section 125(a), 132(f)(4), 402(h)(1)(B), 402(k), or 457(b). Amounts under Code Section 125 shall not include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Employer does not request or collect information regarding enrollment process for the health plan.
          Post-Severance Compensation. In general, Section 415 Compensation for a Limitation Year is the compensation actually paid or made available in gross income during such Limitation Year. Notwithstanding the preceding sentence, Section 415 Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Code Section 22(e)(3)) is the compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled if the conditions under the Regulations are met. In addition, for Limitation Years beginning in 2005, payments made within the later of (i) 2½ months after severance from employment (within the meaning of Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the "Post Severance Period") will be Section 415 Compensation within the meaning of Code Section 415(c)(3) if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation, and payments for accrued bona fide sick, vacation, or other leave, but only if the Participant would have been able to use the leave if employment had continued. In addition, Section 415 Compensation includes amounts received by a Participant pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Participant at the same time if the Participant had continued in employment with the Employer and only to the extent that the payment is includable in the Participant's gross income, and the amount is paid during the Post Severance Period. Any payments not described above are not considered Section 415 Compensation if paid after severance from employment, even if they are paid within the Post Severance Period, except for payments (i) to an individual who does not currently perform services for the Employer by reason of qualified military service (within the meaning of Code Section 414(u)(1)) to the extent these payments do not exceed the amounts the individual would have received if the individual had continued to perform services for the Employer rather than entering qualified military service, or (ii) a Participant who is permanently and totally disabled (as defined in Code Section 22(e)(3)), provided that either the Participant is not a Highly Compensated Employee immediately before becoming disabled, or the Plan provides for the continuation of Compensation on behalf of all Participants who are permanently and totally disabled for a fixed and determinable period. The items discussed above are included in the definition of "Section 415 Compensation" only; they are not included as "Compensation" for other purposes of the Plan, unless expressly stated otherwise.
          73. "Single Employer Plan" means a plan maintained by one Employer, or a plan maintained by more than one Employer, all of which are members of a Controlled Group, and which is designed to comply with the provisions of Sections 413(c), 414(b), 414(c), 414(m) and 414(o) of the Code and the Treasury Regulations promulgated thereunder. If the Plan is a Single Employer Plan designed to benefit the Eligible Employees of some or all of the members of a Controlled Group, then the Introductory Paragraphs to the Plan shall state such intention and the Sponsoring and each Participating Employer of the Controlled Group shall execute this document in the spaces provided at the end hereof, thereby agreeing to abide and be bound by the provisions of the Plan.
          74. "Spouse" or "Surviving Spouse" means any of the following:
               (a) A person married to the Participant throughout the one-year period ending on the earlier of the date of the Participant's death or the date when such Participant commences receiving distributions under the Plan;
               (b) A person married to the Participant throughout the one-year period ending on the date of the Participant's death, which death follows the date when such Participant commences receiving distributions from the Plan;
               (c) A former Spouse of the Participant, to the extent required under a Qualified Domestic Relations Order.

          75. "TEFRA" means the Tax Equity & Fiscal Responsibility Act of 1982, as amended from time to time.
          76. "TRA '86" means the Tax Reform Act of 1986, as amended from time to time.
          77. "Total Disability" means, for purposes of the Plan, the inability of a Participant to perform the normal functions of his current employment by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than six (6) months.
          78. "Trust" means the City National Corporation Profit Sharing Trust Agreement entered into between the Employer and the Trustee.
          79. "Trustee" means the trustee(s) named under the Trust or any successor Trustee named in a written instrument of the Board.
          80. "Valuation Date" means March 31st, June 30th, September 30th and December 31st of each Plan Year and any other date that the Committee may designate.
          81. "Vesting Computation Period" means such twelve (12) consecutive month period Commencing on the first day of the Plan Year that includes an Employee's Employment Commencement Date and the first day of each subsequent Plan Year.
          82. "Waiver Election" means a written election by a Participant to designate the payment of the Participant's Accrued Benefit to a beneficiary other than a Participant's Spouse. A Waiver Election must be consented to by the Participant's Spouse. The Spouse's consent must acknowledge the effect of the waiver and must be witnessed by a notary public or a member of the Committee. The Spouse's consent will be deemed made if the Participant establishes to the satisfaction of the Committee that (i) there is no Spouse; or (ii) the Spouse cannot be located. If the Spouse is legally incompetent to give consent, the Spouse's legal guardian, even if the guardian is the Participant, may give consent. Also, if the Participant is legally separated or the Participant has been abandoned (within the meaning of local law) and the Participant has a court order to such effect, spousal consent is not required unless a Qualified Domestic Relations Order provides otherwise. Any consent made or deemed made hereunder shall be valid only with respect to the Spouse who signs, or is deemed to have signed, the consent. The Waiver Election shall identify the beneficiary or class of beneficiaries or any contingent beneficiaries. Any change in the Waiver Election shall require a new spousal consent unless the original consent of the Spouse expressly permits designations by the Participant without any requirement of further consent by the Spouse and acknowledges that the more restrictive consent could have been given. A revocation of a prior Waiver Election may be made by a Participant without the consent of the Spouse at any time before death. The Participant may revoke a Waiver Election at any time, but any new Waiver Election must comply with the requirements of this subparagraph. A former Spouse's consent to a Waiver Election shall not be binding on a new Spouse.
          83. "Year of Service" means an Eligibility Computation Period (Paragraph A.25) or Vesting Computation Period (Paragraph A.81) during which an Employee completes 1,000 or more Hours of Service with the Employer. With respect to any Eligibility Computation Period and any Vesting Computation Period, Hours of Service with any member of a Controlled Group shall be credited to the relevant Computation Period.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of First Los Angeles Bank, a California corporation, on December 31, 1995 who are employed by the Employer on January 1, 1996, shall be credited with service with First Los Angeles Bank from their most recent date of hire with First Los Angeles Bank. Any former employee of First Los Angeles Bank who transferred to City National Bank during the calendar year 1995 and who was a Participant in the First Los Angeles Bank Investment Incentive Program shall also be credited with service with First Los Angeles Bank from their most recent date of hire. For special participation rules regarding former First Los Angeles Bank employees, see Paragraph A of Article II, below.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Ventura County National Bank, a National Bank, and Frontier Bank, N.A., a National Bank, on January 17, 1997, who are employed by the Employer on February 1, 1997, shall be credited with service with Ventura County National Bank and Frontier Bank, N.A. from their most recent date of hire with Ventura County National Bank and Frontier Bank, N.A. For special participation rules regarding former Ventura County National Bank and Frontier Bank, N.A. employees, see Paragraph A of Article II, below.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Riverside National Bank, a National Bank, on January 24, 1997, who are employed by the Employer on February 1, 1997, shall be credited with service with Riverside National Bank from their most recent date of hire with Riverside National Bank. For special participation rules regarding former Riverside National Bank employees, see Paragraph A of Article II, below.
          Effective January 9, 1998, for purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Harbor Bank who are employed by the Employer on February 1, 1998, shall be credited with service from their most recent date of hire with Harbor Bank. Notwithstanding Paragraph A.13 of this Article I, Compensation shall include Compensation earned from January 9, 1998 through February 1, 1998.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of North American Trust Company, a California trust company, on December 31, 1998, who are employed by the Employer on January 1, 1999, shall be credited with service with North American Trust Company from their most recent date of hire with North American Trust Company.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of American Pacific State Bank, a California state bank, on August 27, 1999, who are employed by the Employer on August 28, 1999, shall be credited with service with American Pacific State Bank from their most recent date of hire with American Pacific State Bank.

          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of The Pacific Bank, N.A., a national banking association, on February 29, 2000, who are employed by the Employer on March 1, 2000, shall be credited with service with The Pacific Bank from their most recent date of hire with The Pacific Bank.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Reed, Conner & Birdwell, Inc., a California corporation, on December 31, 2000, who are employed by the Employer on January 1, 2001, shall be credited with service with Reed, Conner & Birdwell, Inc. from their most recent date of hire with Reed, Conner & Birdwell, Inc. Effective as of the close of business on June 30, 2010, Reed, Conner & Birdwell withdrew as a Participating Employer.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Civic Bank of Commerce on February 28, 2002, who are employed by the Employer on March 1, 2002, shall be credited with service with Civic Bank of Commerce from their most recent date of hire with Civic Bank of Commerce.
          For purposes of determining Years of Service for vesting and eligibility under the Plan, all former employees of Business Bank of Nevada on February 28, 2007, who are employed by the Employer on March 1, 2007, shall be credited with service with Business Bank of Nevada from their most recent date of hire with Business Bank of Nevada.
          84. "Years of Vested Service" means all of an Employee's Years of Service.
     B. Terms Defined Elsewhere in this Plan. The following terms are defined in other Articles of this Plan:
          1. Determination Date - See Paragraph A.1 of Article VIII.
          2. Key Employee - See Paragraph A.2 of Article VIII.
          3. Non-Key Employee - See Paragraph A.3 of Article VIII.
          4. Required and Permissive Aggregation Groups - See Paragraph A.4(a) of Article VIII.
          5. Top-heavy Group - See Paragraph A.4(a) of Article VIII.
          6. Top-heavy Plan - See Paragraph A.4 of Article VIII.

II. PARTICIPATION AND MEMBERSHIP.
     A. Participation Date. Each Employee shall become a Participant on the Entry Date coincident with or next following the date on which he or she qualifies as an Eligible Employee.
          All former employees of First Los Angeles Bank who were participants in the First Los Angeles Bank Incentive Program on December 31, 1995 who are employed by the Employer on January 1, 1996 shall participate in this Plan on January 1, 1996 regardless of their period of service with First Los Angeles Bank. All other former employees of First Los Angeles Bank on December 31, 1995 who are employed by the Employer on January 1, 1996 shall become participants in accordance with Paragraphs A.24, A.36 and A.83 of Article I.
          Any former employee of First Los Angeles Bank who transferred to City National Bank during the calendar year 1995 and who was a Participant in the First Los Angeles Bank Investment Incentive Program shall participate in this Plan on January 1, 1996.
          All former employees of Ventura County National Bank, Frontier Bank, N.A. and Riverside National Bank who are employed by the Employer on February 1, 1997 and who are Eligible Employees shall participate in this Plan on February 1, 1997. All other former employees of Ventura County National Bank on January 17, 1997, Frontier Bank, N.A. on January 17, 1997 and Riverside National Bank on January 24, 1997 who are employed by the Employer after February 1, 1997 shall become participants in accordance with Paragraphs A.24, A.36 and A.83 of Article I.
     B. Rehired Participants. For purposes of the allocation of Employer Contributions, any Participant or Eligible Employee who terminates employment and who is subsequently reemployed shall be readmitted or admitted, as the case may be, as a Participant as of the first day of his or her reemployment.
          A Participant or Eligible Employee who terminates employment and who is subsequently reemployed shall be entitled to elect to defer his or her Compensation and to receive Matching Contributions on the first day of the month following his or her date of reemployment.
     C. Leave of Absence. For purposes of eligibility, no Employee shall be deemed to have suffered a Break-in-Service if his or her employment is interrupted because such Employee has been on a Leave of Absence. For purposes of eligibility, a Break-in-Service shall not be deemed to have occurred while an Employee is a member of the armed forces of the United States, provided that he or she returns to the service of the Employer within 90 days (or such longer period as may be prescribed by law) from the date he or she first became entitled to his or her discharge.
     D. Enrollment. The Employer shall, from time to time as requested by the Committee, provide a list of all of its Employees, their names and ages, the number of Hours of Service completed by each during the current Plan Year or other applicable Computation Period, their dates of hire, and any additional information the Committee may require. The Employer shall determine from such lists which Employees are Eligible Employees and their Entry Dates for participation under this Plan.

III. CONTRIBUTIONS.
     A. Employer Contributions. Subject to changes made by the Board, for each Plan Year in which this Plan is in effect, the Employer shall make contributions to the Trust in one or more installments in an aggregate amount equal to a percentage of Compensation of all Employees entitled to receive an allocation of Employer Contributions under Paragraph D.2 of Article IV as set forth in the below chart, not to exceed eight percent (8%) of Consolidated Net Profits, and reduced by Matching Contributions made by the Employer for such Plan Year (i.e., which are not made by forfeitures under Paragraph D.1 of Article IV); provided that (a) the Plan Year for which each contribution is made shall be designated at the time of the contribution or upon the income tax return of the Employer for any relevant Plan Year; (b) no contribution for any Plan Year shall exceed an amount which the Employer estimates will be deductible under Section 404(a) and Section 404(j) of the Code; and (c) no contribution for any Plan Year shall cause the limitations on the Annual Addition of any Participant to be exceeded for such Plan Year.

Consolidated Net Profits	Total Contribution as a
Over Prior Year*	Percentage of Compensation
Less than 50%	4%**

50% to less than 90%	5%

90% to 100%	6%

101% to 103%	6.5%

104% to 106%	7%

107%	7.5%

108%	8%

109%	8.5%

110% to less than 115%	9%

115% or greater	10%
 ___________________
     * Consolidated Net Profits growth is to be rounded to the nearest 1%.
     ** No contribution will be made if the Total Contribution of 4% would be greater than 20% of the Consolidated Net Profits for the Plan Year.

     B. Employee Deferrals. Subject to the limitations contained in this Article III and in Article IV, each Participant may elect from time to time, to reduce and defer the receipt of up to fifty percent (50%) of his or her Section 414(s) Compensation by completing the appropriate forms acceptable to the Committee or other method approved by the Committee. The Employer shall reduce such Participant's Section 414(s) Compensation in the elected amount through payroll withholding and contribute to the Plan on behalf of each such electing Participant an amount equal to the Compensation to be reduced and deferred without regard to Consolidated Net Profits in the relevant Plan Year. A Participant's Employee Deferrals shall be allocated to his or her Employee Deferral Account semimonthly or biweekly, as the case may be, depending on such Participant's payroll cycle, and shall be paid by the Employer to the Plan as of the earliest date on which such amounts can reasonably be segregated from Employer's general assets and in no event later than the fifteenth (15th) business day of the month following the month in which the amount was withheld from the Participant's payroll.
          All Participants who are eligible to make Employee Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Code Section 414(v). "Catch-up Contributions" are Employee Deferrals made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable years. An otherwise applicable Plan limit is a limit in the Plan that applies to Employee Deferrals without regard to Catch-up Contributions, such as the limits on Annual Additions, the dollar limitation on Employee Deferrals under Code Section 402(g) (not counting Catch-up Contributions) and the limit imposed by the actual deferral percentage (ADP) test under Code Section 401(k)(3). Catch-up Contributions for a Participant for a taxable year may not exceed the dollar limit on Catch-up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year.
          Catch-up Contributions are not subject to the limits on Annual Additions, are not counted in the ADP test, and are not counted in determining the minimum allocation under Code Section 416 (but Catch-up Contributions made in prior years are counted in determining whether the Plan is Top-Heavy). Further, any such Catch-up Contributions shall not be counted towards any Employee Deferrals percentage limitation set forth above. Employees shall not be entitled to receive any Employer Matching Contribution with respect to any Catch-up Contribution made pursuant to the foregoing.
          The Plan will also accept Roth Employee Deferrals made on behalf of Participants. Accordingly, a Participant may designate that a portion of his or her Employee Deferrals, including Catch-up Contributions, shall be treated as Roth Employee Deferrals and be allocated to a separate Account maintained for such contributions as described below. The Committee shall open and maintain a Roth Employee Deferral Account in the name of each Participant for whom a Roth Deferral Account is made. This Account shall be credited with such Participant's Roth Employee Deferrals, and it shall be credited or charged with the amounts allocable to it as set forth below. Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant's Roth Employee Deferral Account and the Participant's other Accounts under the Plan. No contributions other than Roth Employee Deferrals and properly attributable earnings shall be credited to each Participant's Roth Employee Deferral Account. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant's Employee Deferral Account shall include such Participant's Roth Employee Deferral Account.
          The rules and procedures under which Participants defer and reduce their Section 414(s) Compensation pursuant to this Paragraph B and decrease, suspend, increase or resumes such Employee Deferrals shall be as follows: A Participant may suspend his or her Employee Deferrals at any time by giving notice to the Committee. Such suspension shall be effective as soon as administratively feasible; generally, in the next pay period. A Participant may increase, decrease or resume his or her Employee Deferrals by giving written notice to the Committee. Such increase, decrease or resumption of Employee Deferrals shall be effective for the first payroll period in the following month.
          The Committee may change the rules and procedures set forth in the preceding Paragraph with regard to the Participant's right to increase or decrease his or her Employee Deferrals. Such changes may be effected without further amendment to this Plan provided that such new rules and procedures are less restrictive than those described in the preceding Paragraph.
     B-1. Eligible Automatic Contribution Arrangement ("EACA"). Effective January 1, 2010, to the extent that any other provision of the Plan is inconsistent with the provisions of this Paragraph, the provisions of this Paragraph shall govern. Default Employee Deferrals will be made on behalf of Covered Participants who do not have an affirmative election in effect regarding Employee Deferrals. The amount of Default Employee Deferrals made for a Covered Participant each pay period is equal to the Default Percentage below multiplied by the Covered Participant's Section 414(s) Compensation for that pay period. A Covered Participant will have a reasonable opportunity after receipt of the notice described below to make an affirmative election regarding Employee Deferrals (either to have no Employee Deferrals made or to have a different amount of Employee Deferrals made) before Default Employee Deferrals are made on the Covered Participant's behalf. Default Employee Deferrals being made on behalf of a Covered Participant will cease as soon as administratively feasible after the Covered Participant makes an affirmative election. If no such affirmative election is made, the Default Employee Deferrals will begin at the start of the second pay period after the Participant's Employment Commencement Date.
          Definitions:
               (a) An "EACA" is an automatic contribution arrangement that satisfies the uniformity and notice requirements set forth below.
               (b) An "automatic contribution arrangement" is an arrangement under which, in the absence of an affirmative election by a Covered Participant, a certain percentage of Section 414(s) Compensation will be withheld from the Covered Participant's pay and contributed to the Plan as an Employee Deferral.
               (c) A "Covered Participant" is a Participant who first became a Participant on or after the effective date of the EACA and who does not have an affirmative election in effect regarding Employee Deferrals.

               (d) "Default Employee Deferrals" are the Employee Deferrals contributed to the Plan under the EACA on behalf of Covered Participants who do not have an affirmative election in effect regarding Employee Deferrals.
               (e) The "Default Percentage" is the percentage of a Covered Participant's compensation contributed to the Plan as a Default Employee Deferral for the Plan Year. The Default Percentage is three percent (3%).
          Uniformity Requirement. Except as provided in the following sentence, the same percentage of Section 414(s) Compensation will be withheld as Default Employee Deferrals from all Covered Participants subject to the Default Percentage. Default Employee Deferrals will be reduced or stopped to meet the limitations under Code Sections 401(a)(17), 402(g), and 415 and to satisfy any suspension period required after a hardship distribution.
          Notice Requirement. At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the Employer will provide each Covered Participant a comprehensive notice of the Covered Participant's rights and obligations under the EACA, written in a manner calculated to be understood by the average Covered Participant. If an Eligible Employee becomes a Covered Participant after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice will be provided no more than 90 days before the Eligible Employee becomes a Covered Participant, but not later than the date the Eligible Employee becomes a Covered Participant. The notice must accurately describe:
               (a) The amount of Default Employee Deferrals that will be made on the Covered Participant's behalf in the absence of an affirmative election;
               (b) The Covered Participant's right to elect to have no Employee Deferrals made on his or her behalf or to have a different amount of Employee Deferrals made;
               (c) How Default Employee Deferrals will be invested in the absence of the Covered Participant's investment instructions; and
               (d) The Covered Participant's right to make a withdrawal of Default Employee Deferrals and the procedures for making such a withdrawal.
          Withdrawal of Default Employee Deferrals. No later than 90 days after Default Employee Deferrals are first withheld from a Covered Participant's pay, the Covered Participant may request a distribution of his or her Default Employee Deferrals. No spousal consent is required for such a withdrawal. The amount to be distributed from the Plan upon the Covered Participant's request is equal to the amount of Default Employee Deferrals made through the earlier of (a) the pay date for the second payroll period that begins after the Covered Participant's withdrawal request and (b) the first pay date that occurs after 30 days after the Covered Participant's request, plus attributable earnings through the date of distribution. Any fee charged to the Covered Participant for the withdrawal may not be greater than any other fee charged for a cash distribution. Unless the Covered Participant affirmatively elects otherwise, any withdrawal request will be treated as an affirmative election to stop having Employee Deferrals made on the Covered Participant's behalf as of the date specified above. Default Employee Deferrals distributed are not counted towards the dollar limitation on Employee Deferrals contained in

Code Section 402(g) nor for the ADP test. Matching Contributions that might otherwise be allocated to a Covered Participant's Account on behalf of Default Employee Deferrals will not be allocated to the extent the Covered Participant withdraws such Employee Deferrals, and any Matching Contributions already made on account of Default Employee Deferrals that are later withdrawn shall be forfeited.
     C. Matching Contributions. Each payroll period, the Employer shall make Matching Contributions, without regard to its consolidated Net Profits, equal to fifty cents (50¢) for each dollar elected to be deferred by each Participant pursuant to Paragraph B above. Matching Contributions on behalf of each Participant shall not exceed fifty percent (50%) of the first six percent (6%) of such Participant's Compensation.
     D. Qualified Employer Contributions. Subject to the conditions set forth in Paragraph A of this Article III, for each Plan Year in which this Plan is in effect, the Employer may designate that portion of its Employer Contributions made to the Trust for such Plan Year to qualify as contributions under Section 401(k) of the Code; provided, however, that such Qualified Employer Contributions, when added to the Participants' Employee Deferrals, shall not exceed the applicable limitations set forth in this Article III or in Article IV. Any such Qualified Employer Contributions shall be allocated to each Participant's Qualified Employer Contribution Account as of each Anniversary Date. Qualified Employer Contributions used to satisfy the Actual Deferral Percentage limitation need not be made from Net Profits.
     E. Qualified Matching Contributions. Subject to the conditions set forth in Paragraph C of this Article III, for each Plan Year in which this Plan is in effect, the Employer may make additional Matching Contributions to the Trust for such Plan Year to qualify as contributions under Section 401(k) of the Code; provided, however, that such Qualified Matching Contributions, when added to the Participants' Employee Deferrals, shall not exceed the applicable limitations set forth in this Article III or in Article IV. Any such Qualified Matching Contributions shall be allocated to each Participant's Matching Contribution Account as of each Anniversary Date. Additional Qualified Matching Contributions used to satisfy the Actual Deferral Percentage limitation need not be made from Net Profits.
     F. Actual Deferral Percentage Limitation. It is the Sponsoring Employer's intent that all Qualifying Section 401(k) Contributions shall satisfy the requirements of Code Section 401(k) as provided in the final Treasury Regulations thereunder, effective for Plan Years beginning after December 31, 2005. The amount of Qualifying Section 401(k) Contributions made on behalf of the group consisting of Highly Compensated Employees shall not result in an Actual Deferral Percentage that exceeds the greater of one of the following:
          1. The Actual Deferral Percentage limitation for the group of Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for the group of Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or
          2. The Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the

preceding Plan Year multiplied by 2, and provided that the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees does not exceed the Actual Deferral Percentage for the group of Eligible Participants who are Non-Highly Compensated Employees by more than 2 percentage points or such lesser amount as prescribed to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.
          An Employee Deferral will be taken into account under the Actual Deferral Percentage limitation for a Plan Year only if it is allocated to the Employee as of any date within that Plan Year. An Employee Deferral is considered allocated as of any date within a Plan Year if the allocation is not contingent on participation or performance of services after such allocation date and the Employee Deferral is actually paid to the Trust no later than 12 months after the close of the Plan Year to which the Employee Deferral relates. Additionally, an Employee Deferral must relate to Section 414(s) Compensation that would have been received by the Employee during that Plan Year, except for the Participant's election to defer.
          For the purposes of this Paragraph F, the Committee may elect, by amending the Plan, to use the current Plan Year rather than the preceding Plan Year. In that event, such election may not be changed except as allowed for by the Secretary of the Treasury. For purposes of the first Plan Year, the Actual Deferral Percentage for all Non-Highly Compensated Employees for the preceding Plan Year shall be: (A) 3%; or (B) the Actual Deferral Percentage for all Non-Highly Compensated Employees for the first Plan Year, if so elected by the Committee. If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the cash or deferred arrangement provided for in the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of this Paragraph F, the Committee may exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).
     G. Limitation on Employee Deferrals. No Participant shall be permitted to have Employee Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 414(v) of the Code, if applicable. If Employee Deferrals in excess of the permitted amounts are mistakenly deposited in the Trust, the correction procedures of Paragraph I of this Article III shall apply.
     H. Correction of Excess Contributions.
          1. Return of Excess Contribution. If the Committee determines that for any Plan Year the maximum aggregate Actual Deferral Percentage of Qualifying Section 401(k) Contributions made by or on behalf of the group consisting of Highly Compensated Employees has been exceeded, the Committee may reduce by corrective distribution to the extent necessary the amount of Excess Contributions made to the group consisting of Highly Compensated Employees to satisfy the Actual Deferral Percentage limitation. Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed on or before the fifteenth day of the third month following the end of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of Section 401(k) Contributions taken into account in calculating the Actual Deferral Percentage limitation for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Section 401(k) Contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. Unmatched Excess Contributions shall be distributed before matched Excess Contributions. The associated Matching Contributions on Excess Contributions shall be forfeited and allocated in the same manner as other forfeitures as set forth in Article IV.D.1.
          2. Corrections by Additional Contributions. The Employer may in its sole discretion and subject to the limitation contained in Article IV of the Plan, make additional Qualified Employer Contributions or Qualified Matching Contributions that are treated as Employee Deferrals and which in combination with the Employee Deferrals, satisfies the Actual Deferral Percentage limitation. Such Qualified Employer Contributions and Qualified Matching Contributions must be nonforfeitable as of the date made and subject to the same distribution restrictions that apply to Employee Deferrals. Qualified Employer Contributions and Qualified Matching Contributions which are treated as Employee Deferrals must satisfy these requirements without regard to whether they are actually taken into account as Employee Deferrals. A Qualified Matching Contribution is not treated as forfeited merely because the contribution to which it relates is an Excess Deferral, or Excess Contribution thereby causing forfeiture of such Qualified Matching Contribution.
          Qualified Employer Contributions and Qualified Matching Contributions which are treated as Employee Deferrals must satisfy the following additional requirements:
               (a) The Employer Contributions, including Qualified Employer Contributions, must satisfy the requirements of Section 401(a)(4) of the Code and Treasury Regulation Section 1.401(a)(4)-1(b)(2).
               (b) The Employer Contributions, excluding Qualified Employer Contributions treated as Employee Deferrals for purposes of the Actual Deferral Percentage limitation and Qualified Employer Contributions treated as Matching Contributions for purposes of the Contribution Percentage limitation, must satisfy the requirements of Section 401(a)(4) of the Code and Treasury Regulation Section 1.401(a)(4)-1(b)(2).
               (c) Qualified Employer Contributions and Qualified Matching Contributions made for the Plan Year must satisfy the allocation requirements of Employee Deferrals.
               (d) The Plan that takes Qualified Employer Contributions and Qualified Matching Contributions into account in determining whether Employee Deferrals satisfy the Actual Deferral Percentage limitation must have the same Plan Year as the plan or plans to which the Qualified Matching and Qualified Employer Contributions were made.
          3. Correction of Excess Contribution by Reduction Prior to the End of the Plan Year. If the Committee determines that the Actual Deferral Percentage limitation is being exceeded during the Plan Year, the Committee may reduce the group of Highly Compensated Employees' future Employee Deferrals for such Plan Year to enable the Plan to satisfy the Actual Deferral Percentage limitation.
          The Committee shall give notice to such Employees of the amount to be reduced. The determination of the reduction shall be made in accordance with the same leveling method used for the reduction of Excess Contributions.
          4. Coordination of Excess Contributions with Excess Deferrals and Roth Employee Deferrals. The amount of Excess Contributions to be distributed with respect to Highly Compensated Employees shall be reduced by any Excess Deferrals previously distributed to such Employee for the Employee's taxable year ending in such Plan Year. In the case of a distribution of Excess Contributions, a Highly Compensated Employee may designate the extent to which the excess amount is composed of Employee Deferrals and Roth Employee Deferrals, but only to the extent both types of deferrals were made for the Plan Year. If the Highly Compensated Employee does not designate which type of Employee Deferrals are to be distributed, the Plan will distribute pre-tax Employee Deferrals first.
          5. Income Allowable to Excess Contribution. The distribution of Excess Contributions shall include the income allocated thereto. The income allocable to Excess Contributions is determined by multiplying the income for the Plan Year allocable to Qualifying Section 401(k) Contributions by the same method as used for correction of Excess Aggregate Contributions described in Paragraph H of Article X.
     I. Correction of Excess Deferrals. Not later than the first April 15th after the close of the Employee's taxable year, the Employee may notify the Committee of each Plan under which deferrals were made of the amount of the Excess Deferrals received by such plan and not later than the first April 15th following the close of the Employee's taxable year, each plan may distribute to the Employee the amount of Excess Deferrals plus any earnings thereof. An Employee may receive a correction distribution of Excess Deferrals during the same taxable year. A corrective distribution may be made only if all of the following conditions are satisfied:
          1. The Employee designates the distribution as an Excess Deferral. An Employee is deemed to have designated the distribution as an Excess Deferral to the extent the Employee has Excess Deferrals for the taxable year, taking into account only Employee Deferrals under this Plan and any other plan maintained by the Employer.
          2. The correcting distribution is made after the date in which the plan received the Excess Deferral.
          3. The plan designates the distribution as a distribution of Excess Deferrals.
     J. Income Allocable to Excess Deferrals. The distribution of Excess Deferrals shall include the income allocated thereto. The income, allocable to Excess Deferrals for the taxable year is determined by the same method as used for correction of Excess Aggregate Contributions described in Paragraph H of Article X.

K.  Coordination of Excess Deferrals with Distribution of Excess Contributions. The amount of Excess Deferrals that may be distributable with respect to Employees for a taxable year shall be reduced by any Excess Contributions previously distributed with respect to such Employee for the Plan Year beginning with or within such taxable year. In the event of reduction under this Paragraph, the amount of Excess Contributions included in the gross income of the Employee and reported by the Employer as a distribution of Excess Contributions shall be reduced by the amount of the reduction under this Paragraph. In no case may an Employee receive from a plan as a corrective distribution for a taxable year an Excess Deferral which exceeds the Employee's total Employee Deferrals under the plan for the Employee's taxable year
L.  Reserved.
M. Aggregation of Employer's Plans. Employee Deferrals that are made under two or more plans of the Employer that are aggregated for purposes of Section 401(a)(4) or Section 410(b) of the Code, other than Section 410(b)(2)(A)(ii), are to be treated as made under a single plan and that if two or more plans are permissibly aggregated for purposes of Section 401(k) of the Code, the aggregated plans must satisfy Sections 401(a)(4), 401(k) and 410(b) as though such aggregated plans were a single plan. Whenever a Highly Compensated Employee is eligible under two or more plans of the Employer which are subject to Section 401(k) of the Code, in calculating the Actual Deferral Percentage limitation, the actual deferral ratio of such Highly Compensated Employee will be determined by treating all such plans in which such Highly Compensated Employee is an Eligible Participant as a single plan.
Except for certain Section 4975(e)(7) plans in existence on November 1, 1977, contributions allocated under a plan described in Section 4975(e)(7) of the Code cannot be combined with contributions or allocations under any plan not described in Section 4975(e)(7) of the Code including required aggregation of a Highly Compensated Employee. Mandatory disaggregation shall also apply to plans described under Treasury Regulation Sections 1.401(k)-1(b)(3)(ii)(B) and 1.40l(k)-1(g)(11)(iii). However, for Plan Years beginning after December 31, 1990, for purposes of the average benefit percentage test under Section 410(b)(2)(A)(ii) of the Code, a plan described in Section 4975(e)(7) of the Code shall be aggregated.
Plans that are to be aggregated may only be aggregated if they have the same plan year.

IV.	ALLOCATIONS TO PARTICIPANTS' EMPLOYER CONTRIBUTION ACCOUNTS AND EMPLOYER AND EMPLOYEE DEFERRAL ACCOUNTS.

A. Maintenance of Accounts.
The Committee shall establish and maintain the following Accounts, where applicable, for each Participant:
1. Employer Contribution Account.
2. Employee Deferral Account.
3. Matching Contribution Account.
4. Qualified Employer Contribution Account.
5. Employee After-Tax Contribution Account.
6. Transfer Account.
7. ESOP Stock Account.
8. Rollover Contribution Account.
9. Roth Conversion Account.
10. Roth Employee Deferral Account.
11. Roth Rollover Contribution Account.
Each type of contribution shall be allocated to the relevant Account as of each applicable Anniversary Date in accordance with this Article.
B. Valuation of Trust.
1. Date for Valuation. As soon as administratively feasible after any Valuation Date, the Trustee shall value the Trust assets and liabilities on the basis of fair market values as of such Valuation Date.
2. Instructions re: Valuation. If the Trustee, in making such valuations, shall determine that the Trust consists, in whole or in part, of property not traded freely on a recognized market, or that information necessary to ascertain the fair market value of any Trust assets or liabilities is not readily available to the Trustee, the Trustee may request the Committee to instruct the Trustee as to such fair market value for all purposes under the Plan; and in such event the fair market value determined by the Committee shall be binding and conclusive. If the Committee fails or refuses to instruct the Trustee as to such fair market value within a reasonable time after receipt of the Trustee's request, the Trustee shall take such action as it deems necessary or advisable to ascertain such fair market value, including the retention of such counsel and independent appraisers as it considers necessary; and in such event the fair market value determined by the Trustee shall be binding and conclusive. The expenses incurred in retaining such counsel and/or independent appraisers may be paid by the Trust.
     C. Allocation of Trust Earnings.
          1. General. As of each Valuation Date and prior to the allocation of earnings or losses to any Accounts that are held and invested in the General Trust Fund and, if applicable, forfeitures for the Plan Year, the Committee shall allocate the increment of Trust net income to or charge Trust net losses against, as the case may be, the respective Accounts of the Participant in proportion to the balances (minus any distributions made to the Participant and any forfeitures declared in such Account after the immediately preceding Valuation Date) of such Accounts as of the immediately preceding Valuation Date.
          2. Segregated and Directed Accounts. Notwithstanding the foregoing, segregated Accounts of a Participant held in accordance with the provisions of Article VII, and Participant Directed Accounts as provided for in Article XII, shall be valued separately on each Valuation Date, and the increment of Trust net income shall be allocated to or Trust net loss shall be charged against, as the case may be, such Accounts on a segregated basis.
          Such segregated Accounts and net income or losses allocable to segregated accounts shall be valued and allocated as frequently as allowed by the investment funds, but in no event less frequently than quarterly.
          3. Employee Deferral Accounts. Notwithstanding anything to the contrary contained herein, Employee Deferrals made by a Participant and deposited periodically throughout a Plan Year to his or her Employee Deferral Account shall have allocated to them a proportionate share of Trust (or any separate fund therein) net income or net losses attributable to all such Employee Deferral Accounts on the following basis: The allocation of such Trust net income or losses shall be made on the basis of one-half (½) of the total amount of periodic payment Employee Deferrals made by all Participants and deposited during each valuation period determined as if all such Employee Deferrals were deposited on the first day of each valuation period. For purposes of this Paragraph C.3, periodic payments shall mean substantially equal payments made throughout each valuation period not less frequently than quarterly. The frequency or method with which Trust net income and net losses are allocated to the Employee Deferral Accounts may be changed in the discretion of the Committee but only in a uniform and nondiscriminatory manner.
     D. Allocation of Employer Contributions and Forfeitures.
          1. General. Prior to January 1, 1998, Employer Contributions contributed by the Employer for any Plan Year shall be allocated to the Employer Contribution Accounts in the proportion that each Participant's Points bear to the Points of all Participants for the Plan Year. Each Participant shall receive one Point for each One Hundred Dollars ($100.00) of Compensation. Effective January 1, 1998, Employer Contributions contributed by the Employer for any Plan Year shall be allocated to the Employer Contribution Account in the proportion that each Participant's Compensation bears to the Compensation of all Participants for the Plan Year.

          Except as provided under Paragraph A of Article XVI, forfeitures will be used in the following sequence: first, to make any Plan contributions due to Participants that have returned from qualified military service that are consistent with applicable law and the terms of the Plan; second, to make any Plan contributions required to correct administrative errors (e.g., calculations based on incorrect data, other unforeseen errors or to make such other contributions to Participants that did not receive the appropriate contribution(s) under the terms of the Plan due to a mistake of fact); third, to reduce Matching Contributions otherwise payable by the Employer in the year that the forfeiture first becomes available; fourth, to restore previously forfeited account balances, if any; and fifth, to reduce Matching Contributions in the following year.
          2. Requirements to Receive Allocation. Allocations of Employer Contributions, Qualified Matching Contributions and Qualified Employer Contributions shall be made only to the Accounts of those persons who are Participants and who are in the employ of the Employer on the Anniversary Date; provided, however, that if a Participant's participation ceased during the year because of termination of employment on or after Normal Retirement Date, death or Total Disability, he or she shall be entitled to an allocation.
          Employee Deferrals and Matching Contributions are allocated regardless of whether the Employee is employed on the Anniversary Date.
          Qualified Employer Contributions and Qualified Matching Contributions shall only be allocated to Non-Highly Compensated Participants in the proportion that each Non-Highly Compensated Participant's Compensation bears to the Compensation of all Non-Highly Compensated Participants for the Plan Year.
          3. No Termination of Employment and Suspension of Benefits if Participant Changes Employee Status. If a Participant continues in the employ of the Employer but changes his or her employment status to a class of employees so that the Participant becomes an Inactive Participant, such change in status shall not constitute a termination of employment for purposes of this Plan.
          An otherwise eligible Participant shall accrue benefits in the Plan for the Plan Year in which he or she changes his or her employment status based on the Hours of Service accrued and his or her Compensation received before the change in status. However, such Inactive Participant shall not accrue further benefits under the Plan until the Anniversary Date of the Plan Year in which he or she again becomes an Eligible Employee; provided, however, that Compensation received prior to his or her again becoming an Eligible Employee shall be disregarded.
          4. Amendments to Plan - Preservation of Accrued Benefit. Notwithstanding anything to the contrary contained in this Plan, no amendment to the Plan shall be effective to the extent that it has the effect of (i) decreasing a Participant's Accrued Benefit derived from Employer contributions; or (ii) except as provided by Treasury Regulations, eliminating an optional form of benefit, with respect to benefits attributable to Years of Service before the amendment; provided, however, that a Participant's Accrued Benefit may be reduced to the extent required as a condition of meeting the standards for qualification of the Plan. Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest in his or her Accrued Benefit determined without regard to such amendment as of the later of the date such amendment was adopted, or becomes effective.
     E. Allocation of Employee Deferrals and Matching Contributions. Employee Deferrals and Matching Contributions shall be allocated in accordance with Paragraphs B and C of Article III and Paragraph D.2 of this Article IV.
     F. Limitation on Allocation of Employer Contributions and Forfeitures.
          1. Limitations on Annual Additions. The limitations set forth below shall apply to the allocations to each Participant's Accounts in any Plan Year. If the Annual Additions are exceeded for any Participant, then the Plan may correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2008-50, or any superseding guidance, including, but not limited to, the preamble of the Regulations, or by any other method specifically permitted by the Internal Revenue Service.
          2. Subject to the adjustments set forth below, and except for Catch-up
Contributions under Code Section 414(v), during any Plan Year the maximum Annual Addition for any Participant shall in no event exceed the lesser of:
               (a) The Defined Contribution Dollar Limitation; or
               (b) 100% of the Participant's Section 415 Compensation for such Plan Year.
          3. The earnings limitation referred to in Paragraph 2(b) above shall not apply to (A) any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) after separation from service that is otherwise treated as an Annual Addition, or (B) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1).
          4. The limitations of this Article with respect to any Participant who, at any time, has been a participant in any other defined contribution plan (whether or not terminated) or in more than one defined benefit plan (whether or not terminated) maintained by the Employer shall apply as if all such defined contribution plans or all such defined benefit plans in which the Participant has been a participant were one plan.
          5. The intent of this Paragraph F is to comply with the limitations of Code Section 415 and the Regulations thereunder, and it should be construed accordingly. Further, Code Section 415 and such Regulations are hereby incorporated by reference.

V. ESOP PROVISIONS.
     A.ESOP Feature. This Article V adds an employee stock ownership plan to the Plan. The ESOP is a stock bonus plan designed to invest primarily in employer securities described in Code Section 409(l). The ESOP is intended to qualify under Sections 401(a) and 4975(e)(7) of the Code. Effective January 1, 2002, the City National Common Stock Fund shall be part of the ESOP.
     B. Contributions. Subject to the conditions and limitations provided for in this Plan, the Employer may contribute to the Trustee in cash or in Employer Stock such amount, if any, as the Board shall determine by applicable resolution. The ESOP may have up to 100% of its assets invested in Employer Stock. Any cash contributions made by the Employer shall be used to purchase Employer Stock.
         Participant directed investments of Employee Deferrals, Matching Contributions and Employer Contributions designated for the City National Common Stock Fund shall initially be deposited in the General Trust Fund and moved to the City National Common Stock Fund as soon as administratively feasible.
     C. Participants' ESOP Stock Account. The Plan shall maintain an ESOP Stock Account on behalf of each Participant to reflect his share of ESOP Contributions and amounts allocated to the City National Common Stock Fund.
     D. Allocation of Employer Contributions to ESOP Stock Account. ESOP Contributions for any Plan Year shall be allocated to the ESOP Stock Account for those Participants who are in the employ of the Employer on the Anniversary Date; provided, however, that if a Participant's participation ceased during the Plan Year due to termination of employment on or after his Normal Retirement Date, death or Total Disability, the Participant shall be entitled to an allocation for the Plan Year. ESOP Contributions contributed by the Employer for any Plan Year shall be allocated to the ESOP Stock Accounts in the proportion that each Participant's Compensation bears to the Compensation of all Participants for the Plan Year.
     E. Diversification Election. Notwithstanding any other provision in the Plan to the contrary, any Qualified Participant may elect to diversify up to 25% of the value of his ESOP Stock Account during the Diversification Election Period. After the close of the sixth Plan Year in the Qualified Election Period, the Qualified Participant may diversify up to 50% of the value of his ESOP Stock Account. Qualified Participants may diversify into any other investment option offered in the Plan. Funds diversified pursuant to the diversification election in this Paragraph shall not be part of the ESOP.
         Notwithstanding the diversification election language, Participants shall be able to direct investments of Employee Deferrals, Matching Contributions and Employer Contributions between the various investment funds offered by the Plan, including the City National Common Stock Fund.
     F. Dividends. All cash dividends on Employer Stock allocated to Participants' ESOP Stock Accounts shall be paid to the Plan and reinvested in Employer Stock, except for dividends allocated to the ESOP Stock Account of any Participant or, if applicable, his

Beneficiary who elected to have such dividends distributed by the Plan in cash. The reinvestment of such dividends shall be treated as an irrevocable election by the Participant or, if applicable, his Beneficiary, as to the dividend in question. A Participant or, if applicable, his Beneficiary shall be fully vested in such dividends. The election to receive dividends in cash shall be made in the time and manner prescribed by the Plan Administrator; provided, however, a Participant must be given a reasonable opportunity before a dividend is paid in which to make an election, and a Participant must have a reasonable opportunity to change a dividend election at least annually.
     G. Valuation of Employer Stock. Employer Stock held in Participants' ESOP Stock Accounts shall be valued as of each Valuation Date, or at such other dates as specified by the Plan Administrator. All valuations of Employer Stock which is not readily tradeable on an established securities market shall be made by an independent appraiser meeting requirements similar to those contained in Treasury Regulations under Code Section 170(a)(1).
     H. Voting of Stock. All voting rights on shares of Employer Stock in the ESOP Stock Account shall be exercised in accordance with the following provisions:
          1. As soon as practicable before each annual or special shareholders' meeting of the Employer, the Trustee shall furnish to each Participant a copy of the proxy solicitation material provided to shareholders together with documents requesting instructions on a confidential basis regarding how shares of Employer Stock allocated to the Participant's ESOP Stock Account should be voted. Upon timely receipt of voting instructions, the Trustee shall vote the shares of Employer Stock as instructed. The Trustee shall hold instructions provided by Participants and Beneficiaries in strict confidence which shall not be divulged or released to any person including directors, officers or employees of the Employer, or of any other Employer, except as otherwise required by law.
          2. With respect to all corporate matters submitted to shareholders, all shares of Employer Stock allocated to Participants' ESOP Stock Accounts shall be voted only in accordance with the directions of such Participants as given to the Trustee. Each Participant shall be entitled to direct the voting of shares of Employer Stock (including fractional shares) allocated to his ESOP Stock Account. With respect to shares of Employer Stock allocated to the ESOP Stock Account of a deceased Participant, such Participant's Beneficiary shall be entitled to direct the voting with respect to the shares of Employer Stock as if the Beneficiary were the Participant. The Trustee shall vote all shares of Employer Stock for which it has not received direction in the same proportion as directed shares are voted.
          3. The Trustee shall not make any recommendations regarding the manner of exercising any rights under this Paragraph H, including whether or not Participants should exercise such rights. To the extent permitted by its fiduciary duties under ERISA, the Trustee shall follow the directions of a Participant, or Beneficiary, with respect to matters under this Paragraph H.
     I. Tender for Employer Stock. All tender or exchange decisions relating to Participants' ESOP Stock Accounts shall be made by Participants in their capacity as named fiduciaries under ERISA Section 402(a)(2) with respect to all Employer Stock in the ESOP Stock Account.
          1. In the event the Trustee receives an offer to tender or exchange any shares of Employer Stock in the ESOP Stock Account, the Trustee will advise each Participant with such shares in his ESOP Stock Account in writing of the terms of the offer within a reasonable time after its commencement and will furnish each Participant with a form to instruct the Trustee whether or not to tender or exchange shares of Employer Stock or fractional shares thereof allocated to his ESOP Stock Account.
          2. The Trustee shall tender or exchange shares of Employer Stock allocated to any Participant's ESOP Stock Account only to the extent instructed by the Participant, or his Beneficiary if the Participant is deceased. The Trustee shall treat any failure to provide tender or exchange instructions in a timely manner as a direction not to tender or exchange such shares of Employer Stock.
          3. The Trustee shall not make any recommendations regarding the manner of exercising any rights under this Paragraph I, including whether or not Participants should exercise such rights. To the extent permitted by its fiduciary duties under ERISA, the Trustee shall follow the directions of a Participant or Beneficiary with respect to matters under this Paragraph I.
     J. Prohibited Allocations. Notwithstanding any provision in the Plan to the contrary, if a shareholder of the Employer sells Employer Stock to the Plan for which special tax treatment is elected by such shareholder, or his representative, pursuant to Code Section 1042, then no assets attributable to such Employer Stock may be allocated to the ESOP Stock Accounts of the following individuals:
          1. Any person who owns, after the application of Code Section 318(a), more than 25% of the value of the outstanding securities of the Employer.
          2. The selling shareholder, and any person related to the shareholder (as defined in Code Section 267(b)) but excluding lineal descendants of the shareholder provided no more than 5% of the aggregate amount of all Employer Stock sold by the shareholder or any other relative of the lineal descendant in a transaction to which Code Section 1042 applies is allocated to the shareholder's lineal descents during the Non-allocation Period.
          3. No other allocations of ESOP Contributions may be made to the ESOP Stock Account of the Participants described above unless additional allocations are made to other Participants pursuant to Code Sections 401(a) and 410(b).
     K. Distribution. If elected by the Participant, the Plan Administrator shall direct the Trustee to distribute the vested portion of a Participant's ESOP Stock Account no later than 60 days following the close of the Plan Year in which the Participant separates from service. Distribution from the ESOP Stock Account shall be made in shares of Employer Stock, cash, or a combination as reflected in the Participant's ESOP Stock Account.

     L. Diversification Requirements When Employer Securities Are Held as Investments in the Plan. For Plan Years beginning on or after January 1, 2007, Code Section 401(a)(35) requires qualified retirement plans that hold Employer Stock to allow Participants, Alternate Payees with Accounts under the Plan, or Beneficiaries of deceased Participants to diversify their investments. This Code section and other relevant guidance govern the diversification procedures, which include the following:
          1. Employee Contributions and Employee and Deferrals Invested in Employer Stock. In the case of the portion of an Account attributable to Employee After-Tax Contributions and Employee Deferrals (if applicable) that are invested in Employer Stock, the Participant, Alternate Payee, or Beneficiary, as applicable, may elect to direct the Plan to divest any such Employer Stock and to reinvest an equivalent amount in other investments that meet the investment option requirements below.
          2. Employer Contributions Invested in Employer Stock. In the case of the portion of an Account attributable to Employer Contributions and/or Matching Contributions other than Employee Deferrals that are invested in Employer Stock, a Participant who has completed at least three Years of Vested Service, an Alternate Payee with respect to a Participant who has completed at least three Years of Vested Service, or a Beneficiary, as applicable, may elect to direct the Plan to divest any such Employee Stock and to reinvest an equivalent amount in other investments that meet the investment option requirements below.
          3. Investment Options. The diversification requirements above are met if the Plan offers not less than three investment options, other than Employer Stock, to which a Participant, Alternate Payee, or Beneficiary, as applicable, may direct the proceeds from the divestment of Employer Stock, each of which is diversified and has materially different risk and return characteristics. The Plan may limit the time for divestment and reinvestment to periodic, reasonable opportunities that occur no less frequently than quarterly. Except as provided in Regulations, the Plan must not impose Employer Stock investment restrictions or conditions that are not imposed on the investment of other Plan assets (other than restrictions or conditions imposed by securities laws or other relevant guidance).
          4. Transition Rule for Stock Attributable to Employer Contributions. In the case of the portion of an Account attributable to Employer Contributions and/or Matching Contributions other than Employee Deferrals that are invested in Employer Stock, including a Participant who has completed at least three Years of Vested Service, an Alternate Payee with respect to a Participant who has completed at least three Years of Vested Service, or a Beneficiary, as applicable, the Employer Stock acquired in a Plan Year beginning before January 1, 2007, will be subject to the following divestiture and reinvestment transition schedule, which applies separately with respect to each class of securities.
For the Plan Year in which diversification requirement applies the applicable percentage subject to diversification is:
First	33%
Second	66%
Third	100%

This three-year phase-in requirement does not apply to a Participant who has attained age 55 and who has completed at least three Years of Vested Service before the first Plan Year beginning after December 31, 2005.
     M. Special Rules for S Corporation Stock.
          1. If the ESOP holds Employer Stock that is stock in an S Corporation, no portion of the assets of the ESOP attributable to (or allocable in lieu of) such Employer Stock may, during a Nonallocation Year, accrue (or be allocated directly or indirectly under any plan of the Employer meeting the requirements of Code Section 401(a)) for the benefit of any Disqualified Person (a "Prohibited Allocation").
          2. For purposes of Code Section 409(p) and this Paragraph M, the term "Prohibited Allocation" means an "impermissible accrual" or an "impermissible allocation." The amount of the Prohibited Allocation is equal to the sum of the amount of the impermissible accrual plus the amount of the impermissible allocation.
               (a) There is an impermissible accrual to the extent that Employer Stock consisting of stock in an S Corporation owned by the ESOP and any assets attributable thereto are held under the ESOP for the benefit of a Disqualified Person during a Nonallocation Year. For this purpose, assets attributable to stock in an S Corporation owned by the ESOP include any distributions, within the meaning of Code Section 1368, made on S Corporation stock held in a Disqualified Person's Account in the ESOP (including earnings thereon), plus any proceeds from the sale of S Corporation securities held for a Disqualified Person's Account in the ESOP (including any earnings thereon).
               (b) An impermissible allocation occurs during a Nonallocation Year to the extent that a contribution or other Annual Addition (within the meaning of Code Section 415(c)(2)) is made with respect to the Account of a Disqualified Person, or the Disqualified Person otherwise accrues additional benefits, directly or indirectly under the ESOP or any other plan of the Employer qualified under Code Section 401(a) (including a release and allocation of assets from a suspense account, as described at Sections 54.4975-11(c) and (d) of the Treasury Regulations that, for the Nonallocation Year, would have been added to the Account of the Disqualified Person under the ESOP and invested in Employer Stock consisting of stock in an S Corporation owned by the ESOP but for a provision in the ESOP that precludes such addition to the Account of the Disqualified Person, and investment in Stock during a Nonallocation Year.
          3. The term "Nonallocation Year" shall mean any Plan Year if, at any time during such Plan Year:
               (a) the ESOP holds Employer Stock consisting of stock in an S Corporation; and
               (b) Disqualified Persons own at least 50% of the number of shares of Employer Stock in the S Corporation.

For purposes of this subparagraph 3, the rules of Code Section 318(a) shall apply for purposes of determining ownership, except that:
               (a) in applying Code Section 318(a)(1), the members of an individual's family shall include members of the family described in Code Section 318(a)(4); and
               (b) Code Section 318(a)(4) shall not apply.
Notwithstanding the employee trust exception in Code Section 318(a)(2)(B)(i), an individual shall be treated as owning deemed-owned shares of the individual. Solely for purposes of applying subparagraph 5 below, this subparagraph shall be applied after the attribution rules of subparagraph 5 below have been applied.
          4. The term "Disqualified Person" shall mean any person if:
               (a) the aggregate number of deemed-owned shares of such person and the members of such person's family is at least 20% of the number of deemed-owned shares of stock in the S Corporation; or
               (b) in the case of a person not described in clause (a) above, the number of deemed-owned shares of such person is at least 10% of the number of deemed-owned shares of stock in such corporation.
               (c) In the case of a Disqualified Person described in subparagraph 4(a), any member of such person's family with deemed-owned shares shall be treated as a Disqualified Person if not otherwise treated as a Disqualified Person under this subparagraph 4.
               (d) The term "deemed-owned shares" shall mean, with respect to any person:
                    (i) the stock in the S Corporation constituting Employer Stock held by the ESOP that is allocated to such person under the Plan; and
                    (ii) such person's share of the Employer Stock in such S Corporation that is held by the ESOP but that is not allocated under the ESOP to Participants.
               (e) For purposes of subparagraph (d)(ii) above, a person's share of unallocated S Corporation Stock held by the ESOP is the amount of the unallocated Stock that would be allocated to such person if the unallocated Stock were allocated to all Participants in the same proportions as the most recent Stock allocation under the ESOP.
               (f) For purposes of this subparagraph, the "member of the family" means, with respect to any individual:
                    (i) the spouse of the individual;
                    (ii) an ancestor or lineal descendant of the individual or the individual's spouse;

                    (iii) a brother or sister of the individual or the individual's spouse and any lineal descendant of the brother or sister; and
                    (iv) the spouse of any individual described in subparagraph (ii) or (iii) above.
A spouse of an individual who is legally separated from such individual under a decree of divorce or separate maintenance shall not be treated as such individual's spouse for purposes of this subparagraph.
          5. For purposes of subparagraphs (iii) and (iv) above, in the case of a person who owns Synthetic Equity in the S Corporation, except to the extent provided in the Regulations, the shares of stock in such corporation on which such Synthetic Equity is based shall be treated as outstanding stock in such corporation and deemed-owned shares of such person if such treatment of Synthetic Equity of one or more such persons results in:
                    (i) the treatment of any person as a Disqualified Person; or
                    (ii) the treatment of any Plan Year as a Nonallocation Year.
For purposes of this subparagraph 5, Synthetic Equity shall be treated as owned by a person in the same manner as stock is treated as owned by a person under the rules of Code Section 318(a)(2) and (3). If, without regard to this subparagraph 5, a person is treated as a Disqualified Person or a Plan Year is treated as a Nonallocation Year, this subparagraph 5 shall not be construed to result in the person or Plan Year not being so treated.
          6. The term "Synthetic Equity" means any stock option, warrant, restricted stock, deferred issuance stock right, or similar interest or right that gives the holder the right to acquire or receive stock of the S Corporation in the future. Except the extent provided in the Regulations, Synthetic Equity also includes a stock appreciation right, phantom stock unit, or similar right to a future cash payment based on the value of such stock or appreciation in value.
     N. Non-ESOP Portion of the Plan.
          1. Non-ESOP Portion. Despite any other provision of the Plan, assets held under the ESOP in accordance with this Paragraph N are held under a portion of the Plan that is not an employee stock ownership plan, within the meaning of Code Section 4975(e)(7). Amounts held in the portion of the Plan that is not an ESOP (the "Non-ESOP Portion") shall be held in Accounts that are separate from the Accounts for the amounts held in the remainder of the ESOP (the "ESOP Portion"). The statements provided to Participants and Beneficiaries to show their interest in the ESOP shall separately identify the amounts held in each such portion. Except as specifically set forth in this Paragraph N, all of the terms of the ESOP apply to any amount held under the Non-ESOP Portion of the ESOP in the same manner and to the same extent as to any other amount held under the Plan.
          2. Transfers from ESOP to Non-ESOP Portion of Plan. (a) In the case of any event that the Committee determines would cause a Nonallocation Year to occur (referred herein as a "nonallocation event"), shares of Employer Stock held under the Plan before the date of the nonallocation event, shall be transferred from the ESOP Portion of the Plan to the Non-ESOP Portion of the Plan as provided in this subparagraph 2.(a). Actions that may cause a nonallocation event, include, but are not limited to, a contribution to the ESOP in the form of shares of Employer Stock, a distribution from the ESOP in the form of shares of Employer Stock, a change of Employer investment within a Plan Account of a Disqualified Person that alters the number of shares of Stock held in the account of the Disqualified Person, or the issuance by the employer of Synthetic Equity as defined by Code Section 449(p)(6)(C) and Section 1.449(p)-1(f) of the Regulations. A nonallocation event occurs only if (i) the total number of shares of Employer Stock that, held in the ESOP Account of those Participants who are or who would be Disqualified Persons after taking into account the Participant's Synthetic Equity and the nonallocation event, exceeds (ii) 49.9% of the total number of shares of Stock outstanding after taking the nonallocation event into account (causing a Nonallocation Year to occur as described in Paragraph M of the Plan ). No transfer under this Section shall be greater than the excess, if any, of (i) over (ii). Before the nonallocation event occurs, the Committee shall determine the extent to which a transfer is required to be made and shall take steps to ensure that all action necessary to implement the transfer are taken before the nonallocation event occurs.
          (b)(i) Except as provided for in (b)(ii), at the date of the transfer, the total number of shares transferred, as provided for in 2.(a), shall be charged against the Accounts of Participants who are Disqualified Persons (A) by first reducing the Account of the Participant who is a Disqualified Person whose Account has the largest number of shares (with the addition of Synthetic Equity shares) and (B) thereafter by reducing the Accounts of each succeeding Participant who is a Disqualified Person who has the largest number of shares in his or her their Account (with the addition of Synthetic Equity shares). Immediately following the transfer, the number of transferred shares charged against any Participant's Account in the ESOP Portion of the Plan shall be credited to an account established for that Participant in the Non-ESOP Portion of the Plan.
          (ii) Notwithstanding (b)(i), the number of shares transferred shall be charged against the Accounts of Participants who are Disqualified Persons (A) by first reducing the Account of the Participant with the fewest shares (including Synthetic Equity) who is a Disqualified Person and who is a highly compensated employee (as defined in Code Section 414(q)) to cause the Participant not to be a Disqualified Person, and (B) thereafter reducing the Account of each other Participant who is a Disqualified Person and a highly compensated employee (as defined in Code Section 414(q)), in order of who has the fewest ESOP shares (including Synthetic Equity). A transfer under this (b)(ii) only applies to the extent that the transfer results in fewer shares being transferred than in a transfer under (b)(i).
          (c)(i) If two or more Participants described in (b) have the same number of shares, the Account of the Participant with the longest service shall be reduced first.
          (ii) Beneficiaries of the Plan are treated as Plan Participants for purposes of this Paragraph.
          3. Income Taxes. If the Trust owes income taxes as a result of unrelated business taxable income under Code Section 512(e) with respect to shares of Employer Stock held in the Non-ESOP Portion of the Plan, the income tax payments made by the Trustee shall be charged against the Accounts of each Participant or Beneficiary who has an Account in the Non-ESOP Portion of the Plan in proportion to the ratio of the shares of Employer Stock in such Participant's or Beneficiary's Account in the non-ESOP Portion of the Plan to the total shares of Stock in the non-ESOP Portion of the Plan. The Employer shall purchase shares of Employer Stock from the Trustee with cash (based on the fair market value of the shares so purchased) from each such Account to the extent necessary for the Trustee to make the income tax payments.

VI. VESTING AND BENEFIT ENTITLEMENT.
     A. Vesting. The Accrued Benefit credited to any Participant shall vest in him or her as follows:
          1. Full Vesting.
               (a) A Participant's Accrued Benefit shall be fully vested at his or her Normal Retirement Date, or at the time of his or her Total Disability or death. Such Accrued Benefit shall also be fully vested upon a complete discontinuance of Employer contributions or complete or partial termination of the Plan to the extent provided in Paragraph B of Article XIV.
               (b) Except for his or her Employer Contribution Account, a Participant shall be fully vested at all times in his or her Accounts.
               (c) If an Employee's termination of employment is due to the elimination of his or her position and such Employee becomes employed by a "Subsequent Employer", within the meaning of the City National Bank Separation Pay Plan within sixty (60) days following such termination of employment, then such Employee shall become fully vested in his or her Employer Contribution Account.
          2. Partial Vesting. Except if modified pursuant to Paragraph B of Article VIII (relating to Top-heavy plans), a Participant whose employment terminates, or who suffers a Break-in-Service, prior to his or her Normal Retirement Date for reasons other than death or Total Disability, shall be vested in his or her Employer Contribution Account in accordance with the following schedule:

		Vested Percentage of the
Years of		Participant's Employer
Vested Service		Contribution Account

Less than	2	0%
	2	25%
	3	50%
	4	75%
	5 or more	100%
          3. Vesting with the Controlled Group. If the Employer is a member of a Controlled Group, then Vesting credit shall be granted to an Employee for each Year of Service completed with the Employer and each other member of the Controlled Group.
     B. Forfeitures.
          1. Cash-Out of $5,000 or Less. A Participant who terminates employment with the Employer in any Plan Year prior to attainment of Normal Retirement Age, other than by reason of death or disability, with a vested Accrued Benefit equal to or less than $5,000, will be paid a distribution of the value of his or her entire vested Accrued Benefit and the non-vested Accrued Benefit will be forfeited. For purposes of this Paragraph, if the value of a Participant's vested Accrued Benefit is zero, the Participant shall be deemed to have received a distribution of such vested Accrued Benefit as determined by Paragraph A.2 of Article VII.
          2. Cash-Out of More than $5,000. If a Participant terminates employment with the Employer with a vested Accrued Benefit greater than $5,000 and the terminated Participant elects to receive the entire value of his vested Accrued Benefit, the non-vested Accrued Benefit will be deemed forfeited upon distribution.
          3. Re-Hire After Cash-Out. If a Participant receives a distribution pursuant to Paragraph B.1 or B.2 and resumes employment covered under this Plan and repays to the Plan the full amount distributed to the Participant before the earlier of five (5) years after the first date on which the Participant is subsequently re-employed by the Employer or the date on which the Employee incurs five (5) consecutive one-year Breaks-in-Service following the date of the previous distribution, then the amount that was forfeited shall be restored. If a terminated Participant who had no vested Accrued Benefit and was deemed to have received a distribution later resumes covered employment before the date the Participant incurs five (5) consecutive one-year Breaks-in-Service, the amount that was previously forfeited by such Participant will be restored to his or her Account.
          A previously forfeited Account Balance shall be restored first from available forfeitures which occur in the Plan Year in which the Account Balance will be restored. If the amount of available forfeitures in such Plan Year is not sufficient to restore such previously forfeited Account Balance, the Employer shall make an additional contribution to the Plan in the amount necessary to fully establish such previously forfeited Account Balance.
     C. Limitation on Vesting Upon Re-Employment. If a terminated Participant is re-employed by the Employer, then, except as provided in this Article VI, all of the Participant's Years of Service before his or her re-employment shall be considered as Years of Service after his or her re-employment for the purpose of determining the Participant's vested Accrued Benefit under the Plan derived from Employer contributions allocated to the Participant subsequent to his or her date of re-employment.
     D. Vesting Upon Change of Employment Status. If a Participant becomes an Inactive Participant, his or her Accrued Benefit shall continue to vest as long as he or she is an Employee of the Employer and has not incurred a Break-in-Service; provided, however, that if a Participant becomes an Inactive Participant because he or she becomes a member of a collective bargaining unit, his or her benefits under this Plan shall be reduced by past service benefits accruing to him or her under a pension, profit sharing or stock bonus plan to which the Employer is required to contribute under any such collective bargaining agreement, to the extent that such service benefits relate to the same period of time that he or she was a Participant in this Plan.
     E. Vested Interest Not Distributed. If a terminated Participant has not received a distribution or a deemed distribution of his or her vested Accrued Benefit, then his or her Accrued Benefit shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value of the Trust assets. Such Participant shall forfeit his or her non-vested Employer Contribution Account on the earlier of receiving a total distribution of his or her vested Accrued Benefit or incurring five (5) consecutive one-year Break-in-Service.

     F. Break-in-Service While Still Employed. If a Participant incurs a Break-in-Service but does not terminate employment with the Employer, his or her Accrued Benefit shall remain in the Trust and shall be credited with its share of Trust net earnings, gains, or losses and changes in the fair market value through the Anniversary Date next preceding distribution and forfeitures, if any.
     G. Effect of Break-in-Service — Vested Participant. If a Participant has five (5) consecutive one-year Breaks-in-Service, he or she shall not have credited to him or her Years of Service accrued subsequent to such Break-in-Service for purposes of determining his or her vested interest in his or her Accrued Benefit derived from Employer contributions credited prior to such Break-in-Service.
     H. Effect of Break-in-Service — Non-Vested Participant. If a Participant does not have a vested interest in any portion of his or her Accrued Benefit at the time a Break-in-Service occurs, Years of Service prior to the Break-in-Service shall not be taken into account in determining the Participant's vested interest in his or her Accrued Benefit if the number of consecutive one year Breaks-in-Service equals or exceeds the greater of five (5) consecutive one-year Breaks-in-Service or the aggregate number of Years of Service prior to the Break-in-Service.
          If a former Participant has five (5) or more consecutive one-year Breaks-in-Service, his or her Years of Service prior to such Breaks-in-Service shall be taken into account in determining the former Participant's vested interest in his or her Accrued Benefit only if either:
                    (i) Such former Participant had a vested interest in his or her Accrued Benefit at the time of his or her termination of employment; or
                    (ii) Upon his or her reemployment, the number of consecutive one-year Breaks-in-Service is less than the number of Years of Service completed prior to the Break-in-Service.
          Separate Accounts shall be maintained for the Participant's pre-Break and post-Break Accrued Benefit and both Accounts shall share in the allocation of Trust earnings and losses as provided in Article IV.
          With respect to any former Participant whose prior service is not disregarded under the Break-In-Service rules in effect prior to the first Plan Year beginning after December 31, 1984, whether the Plan may subsequently disregard the years of service is governed by the provisions of this Paragraph.
     I. Limitation on Right to Amend Vesting Schedule. Any amendment changing the vesting schedule shall:
          1. Not cause any Participant's vested interest in such Participant's Accrued Benefit derived from Employer contributions to be less than such Participant's vested interest on the day before such amendment becomes effective; and

          2. Permit any Participant having at least three (3) Years of Service the option to elect, irrevocably, within a reasonable period after the adoption of such amendment, to have such Participant's vested interest determined without regard to said amendment (that is, in accordance with the vesting schedule in effect prior to such amendment). The election period shall begin on the date the amendment is adopted and end not earlier than sixty (60) days after the latest of: (a) the adoption date; (b) the effective date; or (c) the date written notice of the right of election is given to the Participant. For purposes of this Paragraph I.2, predecessor service with First Los Angeles Bank shall be disregarded. For purposes of this Paragraph I.2, predecessor service with Ventura County National Bank, Frontier Bank, N.A., and Riverside National Bank shall be disregarded. Effective January 1, 1998, for purposes of this Paragraph I.2, predecessor service with Harbor Bank shall be disregarded.

VII. DISTRIBUTION OF BENEFITS.
     A. Distribution - Other Than Death. The Committee shall direct the Trustee to distribute to a Participant the amount of his or her Accrued Benefit, to the extent it is then vested in him or her, as a result of the Participant's termination of employment, including: (1) termination of employment for any reason other than death or Total Disability before the Normal Retirement Date; (2) Total Disability before Normal Retirement Date; or (3) retirement on or after Normal Retirement Date. Such vested Accrued Benefit shall be determined as of the Valuation Date immediately preceding the Participant's distribution or as of a more recent date if allowed by the investment funds selected by the Participant on such date as provided under Paragraph C.2 of Article IV. Such vested Accrued Benefit shall be distributed at the time and in the manner elected by the Participant from the options set forth below. A Participant's Accrued Benefit, including his Employee Deferrals, Qualified Employer Contributions, Qualified Matching Contributions, Rollover Contributions, and earnings attributable to these contributions shall be distributable on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.
          1. Methods of Distribution. Vested Accrued Benefits shall be distributed in accordance with the following:
               (a) In the event of termination of employment due to Total Disability before Normal Retirement Date or retirement on or after Normal Retirement Date, the Participant's vested Accrued Benefit shall be distributed in one of the following methods, as elected by such Participant and his or her Spouse.
                    (i) Single Sum. The payment of the Participant's vested Accrued Benefit in a single sum in cash other than Employer Stock or segregated individually directed accounts.
                    (ii) Installments. The payment of the Participant's vested Accrued Benefit in a series of installments. The minimum annual installment distribution shall be $600 in each calendar year other than the final distribution year.
                    (iii) Direct Transfers. A direct transfer of the Participant's vested Accrued Benefit to an "individual retirement account" as described in Section 408(a) of the Code or an "individual retirement annuity" as described in Section 408(b) of the Code, an "annuity plan" as described in Section 403(b) of the Code or another "qualified plan" as described in Section 401(a) of the Code that accepts transfers.
                    (iv) Partial Direct Transfer. A partial direct transfer of the Participant's vested Accrued Benefit, provided that the Participant elects to directly transfer at least $500 of his or her vested Accrued Benefit.
               (b) In the event of termination of employment for any reason other than Total Disability before Normal Retirement Date or retirement on or after Normal

Retirement Date, the Participant shall not be entitled to elect installments pursuant to subparagraph 1(a)(ii) above.
               (c) Effective April 1, 2000, distribution of that portion of a Participant's vested Accrued Benefit segregated in an individually directed account (as set forth in Article XII.B.) may be paid in cash or in cash and kind.
          2. Time of Distributions. Distributions to Participants upon employment termination prior to Normal Retirement Date shall be made as soon as administratively feasible after employment termination date.
          3. Distribution Consent Requirements. If the Participant's vested Accrued Benefit exceeds $5,000 at the time a Participant could have received a distribution from the Plan or any subsequent time, the Participant must consent to any distribution of such vested Accrued Benefit by making the election described in Paragraph A.1 above.
          If the Participant separates from service with a vested Accrued Benefit of at least $200 but not more than $5,000, such Participant shall be entitled to elect a direct transfer or partial direct transfer of his or her Accrued Benefit as described in subparagraphs 1(a)(iii) or (iv) above. If the Participant fails to make such election, his or her vested Accrued Benefit shall be paid to him or her in a single sum payment subject to mandatory federal income tax withholding. Such payment shall occur thirty (30) days after the receipt of the notice described in Paragraph A.5 of this Article VII but before the one hundred eighty (180) day period described in Paragraph A.5 of this Article VII has expired.
          If the Participant's vested Accrued Benefit is less than $200, it shall be paid to him or her in a single sum payment as soon as administratively feasible after employment termination.
          For purposes of the foregoing, the value of a Participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
          4. Restriction on Alternate Form of Benefits. No distributions shall be made in the form of a life annuity. If a participant elects installments pursuant to subparagraph 1(a)(ii) above, his or her installment payments shall be payable not less frequently than annually over a period not to exceed one of the permissible periods set forth in Paragraph N.
          5. Notice Requirement. The Committee shall notify the Participant in writing no less than thirty (30) days and no more than one hundred eighty (180) days before the proposed payment date of the Participant's right to defer benefits to age 65 or later, if applicable, and the right to the applicable alternative methods of payment as described in Paragraph A.1 of this Article VII. The description of a Participant's right to defer receipt of a distribution will include a description of the consequences of failing to defer receipt of the distribution.
A Participant shall be furnished with a general description of all the eligibility conditions and other material features of the alternative methods of payment within the time period as stated above. Written consent of the Participant to a distribution must be made after the Participant receives such notice and must not be made more than one hundred eighty (180) days before the actual payment date.
          The distribution of a Participant's vested Accrued Benefit shall be made no sooner than thirty (30) days following the receipt of such notice by the Participant, unless such Participant waives the thirty (30) day waiting period by returning his or her election sooner; provided, however, that the Participant shall be given the opportunity to consider the decision whether or not to elect a direct transfer for at least thirty (30) days after the notice is provided and the Committee shall provide information to the Participant clearly indicating that the Participant has a right to the thirty (30) day waiting period for making his or her decision.
          6. Commencement of Benefits. Prior to January 1, 1998 distribution to any Participant of his or her vested Accrued Benefit shall commence not later than the first day of April following the calendar year in which he or she attains Age 70½. However, with respect to a non-5%-Owner who attained Age 70½ prior to January 1, 1988, his or her commencement date shall be the later of the first day of April following the calendar year in which he or she attains Age 70½ or the calendar year in which he or she retires.
          Distribution to any Participant who is a 5%-Owner of his or her vested Accrued Benefit shall commence not later than the first day of April following the calendar year in which the Participant attains Age 70½. Distribution to a Participant who is not a 5%-Owner shall commence on the April 1 of the calendar year following the later of the calendar year in which the employee attains age 70½ or the calendar year after the Employee's separation from service. The date determined above, as applicable, shall be the Participant's Required Beginning Date. A Participant who is not a 5% owner and who has not separated from service may elect, not later than the first day of April following the calendar year in which the Participant attains Age 70½, to commence distribution of his or her vested Accrued Benefit upon attainment of Age 70½, even though such Participant has not separated from service at that point in time. Any Participant who attained Age 70½ prior to 1997, has not retired and has commenced receipt of distribution of his or her vested Accrued Benefit may elect to stop distributions and recommence them by the first day of April following the calendar year in which the Participant retires. Upon recommencement, the Participant shall receive distribution of his or her vested Accrued Benefit in the same form as prior to the Participant's election to suspend distribution. All elections under this Paragraph A.6. shall be irrevocable.
          With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. With respect to distributions on or after January 1, 2003, the distribution timing provisions of Paragraph N shall apply.
          7. Incidental Benefit Rule. The Committee shall insure that all distributions required under this Article shall be made and determined in accordance with the final Regulations under Section 401(a)(9) of the Code, including the minimum distribution and incidental benefit requirements of Section 401(a)(9)(G) of the Code and the Regulations thereunder herein incorporated by references.
          8. Distribution on Total Disability. Notwithstanding Paragraph A.2 of this Article VII, if a Participant terminates employment as a result of Total Disability, he or she shall be eligible for the payment of his or her Accrued Benefit as soon as administratively feasible after such termination; provided that the Participant shall make a written application for and submit to the Employer sufficient evidence to establish his or her Total Disability. The Employer, in its sole discretion, may demand further examination by an independent physician acceptable to it to determine the Participant's Total Disability before approving or disapproving any such claim.
          9. Qualified Domestic Relations Orders. Notwithstanding anything to the contrary contained herein, the Committee shall direct the Trustee to make distribution to an alternate payee in accordance with a Qualified Domestic Relations Order, and such distribution may be made, notwithstanding the age or continued employment of the Participant who is a party to such Order, at any time after the Order is filed with the court, served on the Plan, approved by the Committee, and the alternate payee executes release forms, withholding forms and any other documents, forms or papers that the Committee deems necessary and desirable.
          A spouse who is an alternate payee under a Qualified Domestic Relations Order shall have the right to elect any method of payment described in Paragraph A.1 of this Article VII that would be available to the Participant who is a party to such order.
          10. Automatic Rollover. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of Paragraph B.1 of Article VI and Paragraph A.3 of Article VII, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly in accordance with Article VII, then the Committee shall pay the distribution in a direct rollover to an individual retirement plan designated by the Committee.
     A-1. Withdrawal of Rollover Contributions. Despite any other provision of the Plan, effective as of December 14, 2010, a Participant who is still an Employee may elect to withdraw all or any portion of the balance of his or her Rollover Contribution Account. Any such withdrawal shall be paid only in the form of a cash lump sum other than Employer Stock or segregated individually directed accounts.
     A-2. Inservice Roth Conversion Withdrawals. Despite any other provision of the Plan, effective as of December 14, 2010, (i) a Vested Participant (as defined below) may elect to withdraw all or any portion of the balance of his Accounts, other than his Employee Deferral Account, Qualified Employer Contribution Account, Roth Conversion Account, Roth Employee Deferral Account, and Roth Rollover Contribution Account, even though he is still an Employee, and (ii) an Age 59½ Participant (as defined below) may elect to withdraw all or any portion of the balance of his Employee Deferral Account and Qualified Employer Contribution Account, even though he is still an Employee. Any such withdrawal shall be paid only in the form of a transfer to such Participant's Roth Conversion Account as an in-Plan Roth conversion under Code Section 402A(c)(4) and Paragraph M.7 of Article VII. For purposes of the foregoing, any portion of a Participant's ESOP Stock Account attributable to his Employee Deferral Account or Qualified Employer Contribution Account may only be withdrawn under clause (ii) above, and the remaining portion of his ESOP Stock Account (other than any portion attributable to his Roth Conversion Account, Roth Employee Deferral Account, or Roth Rollover Contribution Account) may only be withdrawn under clause (i) above.
          A "Vested Participant" shall mean a Participant who is fully (100%) vested under Paragraph A of Article VI and who has been a Participant for at least sixty (60) months since his Entry Date. An "Age 59½ Participant" shall mean a Participant who has reached at least age 59½ before the time of the withdrawal.
     B. Distribution at Death.
          1. Amount Payable. If a Participant ceases participation under the Plan by reason of his or her death prior to the payment of benefits, or if the Trustee holds any unpaid balance of the Participant's Accrued Benefit pursuant to Paragraph A above at such Participant's death, the Committee shall direct the Trustee to pay to the Participant's Surviving Spouse within a reasonable time the unpaid amount of his or her vested Accrued Benefit, and any interest payable thereon under Paragraph A of this Article VII. The Surviving Spouse may elect to receive his or her vested Accrued Benefits within 90 days after the date of death. If there is no Surviving Spouse, or if the Spouse has made a valid Waiver Election, then payments shall be made to the Participant' s Designated Beneficiary.
               A Surviving Spouse shall have the right to elect any method of payment described in Paragraph A.1 of this Article VII other than a direct transfer to a qualified plan. A Beneficiary other than a Spouse shall not be entitled to elect a direct transfer of the Participant's vested Accrued Benefit.
          2. Timing of Death Distributions. Upon the death of a Participant, the distribution timing provisions of Paragraph N shall apply.
          3. Lack of Designation. If such deceased Participant had filed with the Committee a document naming a Designated Beneficiary, but failed to designate the form in which benefit payments are to be made, then the Committee shall direct the Trustee to distribute to such Designated Beneficiary the unpaid amount of the Participant's Accrued Benefit as determined above, in such one or more ways as permissible under Paragraph A.1 of this Article VII. If such deceased Participant failed to name a Designated Beneficiary, or if no Designated Beneficiary survives him or her, then the unpaid amount of the Participant's Accrued Benefit shall be paid to the Designated Beneficiary pursuant to the priorities set forth in Article IX of the Plan.
          4. Proof of Death. Upon the death of a Participant, the Committee may, but need not, require the personal representative of the Participant's estate and/or the Designated Beneficiary to furnish proof of death and such tax release forms and any other forms, papers or documents as are deemed appropriate by the Committee prior to making any payment of death benefits.

          5. Proof of Surviving Spouse. The Committee shall withhold and shall not authorize the distribution of death benefits until such time as the Committee can determine the existence and/or identity of a Surviving Spouse or any other non-spouse beneficiary. If the Committee cannot determine to its reasonable satisfaction the identity of the person or persons to whom such death benefits should be distributed within a reasonable time after the date of death of the Participant, then the Committee shall not authorize the distribution of such death benefits but shall hold such death benefits in trust until the identity of such Surviving Spouse or other beneficiary is finally determined. If necessary, the Committee shall file a complaint for interpleader and declaratory relief requesting that the court determine the identity of any persons who are entitled to payment of such benefits.
     C. Restrictions on Distributions. Notwithstanding anything to the contrary contained herein, distributions to a Participant shall only be made upon his or her termination of employment for any reason, including Total Disability and retirement, death or hardship.
     D. Time of Distribution. Unless the Participant elects to defer receipt of his or her Accounts, distribution to a Participant shall occur no later than sixty (60) days after the close of the Plan Year in which the Participant reaches Normal Retirement Age or terminates employment, whichever is later. However, the failure of a Participant, or his or her Spouse in the event of the death of the Participant, to consent to a distribution shall be deemed an election to defer the commencement of payment of any benefit until the Participant or his or her Spouse submits a written consent to the Committee.
          Notwithstanding anything herein to the contrary, any deferral of benefit shall not violate Sections 401(a)(9) and 415 of the Code including the failure to consent to a distribution by the Participant and the Spouse where applicable.
     E. Pre-TEFRA Designations. Notwithstanding Paragraphs A, B and C of this Article VII, each Participant or his or her Designated Beneficiary who made a timely designation pursuant to Section 242(b)(2) of TEFRA shall have had the right and power to elect, by written designation delivered to the Committee, the time for commencement of and the form of distribution of his or her Accrued Benefit or Transferred Benefit; provided, however, that any such designation must have been consistent with the provisions of ERISA, the Code and Notice 83-23 in effect at the time the designation was made and shall comply with the spousal consent requirements of REACT; provided, further, however, that such Participant or his or her Designated Beneficiary may have selected the following form of distribution in addition to those set forth in Paragraph A of this Article VII and the Trustee shall pay the Participant's benefits accordingly:
          Payment in a series of cash installments, not less frequently than annually, over a period of time equal to twice the future life expectancy of the Participant determined as of the date payment of benefits commence, or if the Participant is married at such date, over the greater of twice the life expectancy of the Participant or his or her Spouse. Expected Return Multiple Tables I and II of Section 1.72-9 of the Treasury Regulations shall determine the number of years of future life expectancy.

          If a designation is revoked subsequent to the date distributions are required to commence, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the Regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (such as altering the relevant measuring life). If an amount is transferred or rolled over from one plan to another, the rules in the final Regulations shall apply.
     F. Hardship Distributions. The Participant may apply for a hardship distribution of his or her Employee Deferrals and, effective November 23, 1998, Rollover Contribution Account, by filing a written application with the Committee. In granting a hardship distribution, the Committee shall follow nondiscriminatory and objective standards in determining whether a Participant is entitled to a hardship distribution. These nondiscriminatory and objective standards are as follows:
          Any hardship distribution may only be made if it is necessary to satisfy an immediate and heavy financial need of the Participant. A hardship distribution shall not exceed the amount necessary to relieve the need nor shall such hardship distribution be made to the extent that the need may be satisfied from other reasonable financial resources available to the Employee.
          The following shall be deemed immediate and heavy financial need:
          1. Payments of medical expenses incurred by the Participant and the Participant's spouse, dependents, and Beneficiary (effective April 24, 2007), or payments necessary for those persons to obtain medical care, that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income).
          2. Payments (excluding mortgage payments) directly related to the purchase of a principal residence for the Participant.
          3. Payments of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant and the Participant's spouse, children, dependents, and Beneficiary (effective April 24, 2007).
          4. Payments to prevent the Participant's eviction from the Participant's principal residence.
          5. Payments to prevent a foreclosure on the Participant's mortgage of the Participant's principal residence.

          6. Effective for Plan Years beginning after December 31, 2005, payments for funeral or burial expenses for the Participant's deceased parent, spouse, child, dependent, or Beneficiary (effective April 24, 2007).
          7. Effective for Plan Years beginning after December 31, 2005, expenses to repair damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
          8. Such other expenses that the Commissioner of the Internal Revenue Service deems to be an immediate and heavy financial need through the publication of revenue rulings, notices, and other documents of general applicability.
          9. A withdrawal on account of hardship may be treated as necessary to satisfy a financial need if the Committee reasonably relies upon the Employee's representation that the need cannot be relieved by:
               (a) Reimbursement or compensation by insurance or otherwise.
               (b) By reasonable liquidation of the Employee's assets to the extent such liquidation would not itself cause any immediate and heavy financial need.
               (c) By cessation of Employee Deferrals or Employee Contributions under the Plans of the Employer.
               (d) By other distributions or nontaxable loans from plans maintained by the Employer, or by any other Employer, or by borrowing from commercial sources on reasonable commercial terms. Employees resources shall be deemed to include those assets of his or her Spouse and minor children that are reasonably available to the Employee.
          10. A hardship withdrawal will be deemed necessary to satisfy the financial need if it meets the following conditions:
               (a) The hardship withdrawal is not in excess of the amount of the immediate and heavy financial need of the Employee. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such hardship withdrawal.
               (b) The Employee has obtained all distributions (including cash dividends to the extent currently available on Employer Stock allocated to the Employee's ESOP Stock Account), other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Employer.
               (c) The Employee's Employee Deferrals and Employee After-Tax Contributions, other than mandatory Employee After-Tax Contributions made to a defined benefit plan, will be suspended for at least six months after receipt of the hardship withdrawal under this Plan and all other qualified and non-qualified plans of deferred compensation, including the cash and deferred arrangement that is part of a cafeteria plan and excluding any health or welfare plans, including one that is part of a cafeteria plan, maintained by the Employer.
               (d) For Plan Years before 2002, the Employee may not make Employee Deferrals and Employee After-Tax Contributions, other than mandatory Employee contributions made to a defined benefit plan, to this Plan and all other qualified and non-qualified plans of deferred compensation, including the cash and deferred arrangement that is part of a cafeteria plan and excluding any health or welfare plans, including one that is part of a cafeteria plan, maintained by the Employer for the Employee's taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit under Section 402(g) for such next taxable year less the amount of such Employee Deferrals for the taxable year of the hardship withdrawal.
          11. A hardship distribution shall be made based on a Participant's Employee Deferrals and the value of his Rollover Contribution Account as of the Valuation Date immediately preceding the date of such hardship distribution.
          12. An Insider (as defined in Paragraph C of Article XII) shall not be allowed to receive hardship distributions of his or her Employee Deferrals which are maintained within the City National Common Stock Fund.
     G. Loans to Participants. Prior to July 1, 1997, the Committee may permit loans to Participants and Inactive Participants. Such loans may be made from the Participants' and Inactive Participants' Accounts. Effective July 1, 1997, the Committee shall not permit loans to Inactive Participants. Loans may be made from the Participants' Accounts. The Committee may, in its sole discretion and upon written application of a Participant or his or her beneficiaries on a form provided by the Committee, direct the Trustee to make a loan or loans to such Participant in a total amount not to exceed, prior to April 1, 2000, 25% of the vested account balance of the Participant's Employer Contribution Account and 50% of the Participant's remaining Accounts, and effective April 1, 2000, 50% of the vested account balance of the Participant's Accounts; provided that the policy with respect to making any such loan or loans shall be uniformly and non-discriminatorily applied and shall not be made available to Highly Compensated Employees, officers or shareholders in any amount greater than the amount made available to other Employees. In no event shall the Committee be required to make any such loans. In determining such limitation, the Committee shall take into account the balance of such loan or loans and the balance of all outstanding loans to the Participant under this Plan or any other qualified plan of the Employer. Any loans shall be (i) for a specific term, which shall not exceed five (5) years (effective for loans made on or after November 14, 2000, fifteen (15) years if the loan is used to acquire any dwelling unit that is used or within a reasonable time (determined at the time the loan if made) will be used as the principal residence of the Participant); (ii) adequately secured in the event of a default by the Participant's vested Accrued Benefit; and (iii) evidenced by the Participant's promissory note bearing interest at the rate equal to the prevailing interest rate charged by persons in the business of lending money for loans made under similar circumstances.
          In no event shall the outstanding principal balance of all loans to any Participant exceed $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of all loans to such Participant during the one-year period ending on the day before the date on which such loan is made, over (ii) the outstanding balance of all loans to such Participant on the date on which such loan is made.
          Effective prior to July 1, 1997, that portion of the Accounts of an Insider (as defined in Paragraph C of Article XII) invested in the City National Common Stock Fund shall not be used to determine the maximum loan which such Insider may make under the Plan. Effective July 1, 1997, this Paragraph is deleted in its entirety.
          The Committee shall establish a written program which contains the following requirements:
          1. The identity of the person or positions authorized to administer the loan program.
          2. A procedure for applying for a loan.
          3. The basis on which loans will be approved or denied.
          4. Limitations, if any, on the types and amount of the loan offered.
          5. The procedures for determining a reasonable rate of interest.
          6. The type of collateral which may secure a Participant' s loan.
          7. The events constituting default and causing acceleration and the steps that will be taken to preserve plan assets in the event of any such events.
          In addition to any acceleration provisions contained in the promissory note, a Participant's loan shall be subject to the default and acceleration provisions set forth in the Committee's written loan program referenced above.
          Loans to Participants shall be paid by payroll deductions. Each loan requested must be for a minimum of $1,000. Effective prior to July 1, 1997, a maximum of three (3) loans may be outstanding at any time per Participant. Loans shall be considered a direct investment of the Participant's Account. Effective July 1, 1997, a maximum of one (1) loan per Participant may be outstanding at any time. Effective for Plan loans made after December 31, 2001, any Plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.
     H. Distributions to Incompetent Persons. The Committee may direct the Trustee to distribute the benefits of any Participant pursuant to the instructions of any person named by such Participant in a durable power of attorney which, on its face, appears to be valid and enforceable, or the legal guardian or conservator of such Participant, or the custodian of such Participant's assets under the Uniform Gifts to Minors Act (or the comparable law of any state in which such Participant resides).

     I. Nonliability. Any payment to a Participant or Designated Beneficiary, or to the legal representative of a Participant or Designated Beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims under this Plan against the Trustee, the Committee and the Employer, any of whom may require such Participant, legal representative or Beneficiary, as a condition precedent to such payment, to execute a receipt and release thereof or in such form as shall be determined by the Trustee, the Committee, or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, former Participants or their Designated Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of this Plan. All of the benefits payable under this Plan shall be paid or provided solely from the Trust, and the Employer does not assume any liability or responsibility for payment of such benefits.
     J. Benefit Claims Procedure.
          1. Presentation of Claim. Any Participant or Beneficiary of a deceased Participant or duly authorized representative of either (such Participant or Beneficiary or duly authorized representative being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts (i) credited to (or deducted from) such Claimant's Accounts, or (ii) distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. The claim must state with particularity the benefit determination desired by the Claimant.
          2. Notification of Decision. The Committee shall consider a Claimant's claim within a reasonable time, but not later than 90 days after receipt of the claim by the Plan, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. Once the benefit determination is made in accordance with the foregoing, the Committee shall notify the Claimant in writing:
               (a) that the Claimant's requested benefit determination has been made, and that the claim has been allowed in full; or
               (b) that the Committee has reached a conclusion adverse, in whole or in part, to the Claimant's requested benefit determination. The Committee's notice of adverse benefit determination must be written in a manner calculated to be understood by the Claimant, and it must contain:
                    (i) the specific reason(s) for the adverse benefit determination;
                    (ii) reference to the specific provisions of the Plan upon which such adverse benefit determination was based;

                    (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and
                    (iv) a description of the Plan's claim review procedures set forth below and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
          3. Review of a Denied Claim. Within 60 days after receiving a notice from the Committee of an adverse benefit determination, a Claimant may file with the Board a written request for a review of such adverse determination. Thereafter, but not later than 30 days after the review procedure began, the Claimant:
               (a) may submit written comments, documents, records, and other information relating to the claim for benefits;
               (b) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits; and/or
               (c) may request a hearing, which the Board, in its discretion, may grant.
The Board shall take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
          4. Decision on Review. The Board shall render its decision on review within a reasonable time, and not later than 60 days after the receipt of the Claimant's review request, unless a hearing is held or other special circumstances require additional time, in which case the Board's decision must be rendered within 120 days after the receipt of the Claimant's review request. If the Board determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Board expects to render the benefit determination on review. The Board's decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
               (a) specific reasons for the decision;
               (b) reference to the specific Plan provisions upon which the decision was based;
               (c) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant's claim for benefits;

               (d) a statement of the Claimant's right to bring an action under ERISA Section 502(a) concerning an adverse benefit determination; and
               (e) such other matters as the Board deems relevant.
For purposes of this Article, a document, record, or other information shall be considered "relevant" to a Claimant's claim if such document, record, or other information was relied upon in making the benefit determination; was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safeguards required under ERISA in making the benefit determination.
     J-1. Claims of Total Disability.
               (a) This Paragraph J-1 shall apply to any claim concerning whether a Participant has suffered a Total Disability under the Plan, notwithstanding any contrary provision of Paragraph J. To the extent they do not conflict with the provisions of this Paragraph J-1, the other provisions of Paragraph J shall continue to apply to such a claim.
               (b) The 90-day period described in Paragraph J-2 of these procedures shall be reduced to 45 days in the case of a claim of the Participant's Total Disability. This 45-day period may be extended by 30 days if the Committee determines the extension is necessary due to circumstances outside the control of the Committee, and the Claimant is notified prior to the end of the 45-day period of the circumstances requiring the extension and the date upon which the Committee expects to render a decision. If prior to the end of the 30-day extension period, the Committee determines that additional time is necessary due to circumstances beyond the Committee's control, the period may be extended for a second 30-day period, provided the Claimant is notified prior to the end of the first 30-day extension period and such notice specifies the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension of time under this Paragraph, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues, and the Claimant shall be afforded at least 45 days within which to provide the specified information. In addition to the items specified in subparagraph J.2(b), the Committee's notice of adverse benefit determination must contain the following:
                    (i) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request; and
                    (ii) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the

Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request.
               (c) A Claimant shall have 180 days from an initial adverse benefit determination in which to file an appeal. Any review of an appeal of a determination with respect to the Participant's Total Disability must meet the following standards in addition to those otherwise set forth in Paragraph J: (i) the review shall not afford deference to the initial adverse determination; (ii) the review must be conducted by an appropriate person or entity who is neither the party who made the initial adverse benefit determination that is the subject of the appeal nor a subordinate of such party; (iii) the review provides for the appropriate person to consult with health care professional(s) with appropriate training and experience in the field of medicine involved in the medical judgment in deciding the appeal of an adverse benefit determination that is based in whole or in part on a medical judgment, and such health care professional(s) shall be neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual; (iv) and the review provides for the identification of the medical or vocational experts whose advice was obtained in connection with the Claimant's adverse benefit determination, without regard to whether the advice was relied upon in making the determination.
               (d) The 60-day period described in Paragraph J-4 of these procedures shall be reduced to 45 days with respect to the appeal of the denial of the Participant's claim of Total Disability. The initial 45-day period may be extended by an additional 45 days in accordance with Paragraph J-4. In addition to the items specified in Paragraph J-4, the Board's notice of adverse benefit determination must contain the following:
                    (i) if an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination, either the specific rule, guideline, protocol, or other similar criterion, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse benefit determination and that a copy of such rule, guideline, protocol, or other similar criterion will be provided free of charge to the Claimant upon request;
                    (ii) if the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the Claimant's medical circumstances, or a statement that such explanation will be provided free of charge upon request; and
                    (iii) the following statement: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor office and your State insurance regulatory agency."
               (e) In addition to the definition contained in Paragraph J.4, a document, record, or other information shall be considered "relevant" to a Claimant's claim if such document, record, or other information constitutes a statement of policy or guidance with respect to the Plan concerning the denied treatment option or benefit for the Claimant's diagnosis, without regard to whether such advice or statement was relied upon in making the benefit determination.
     K. Income Tax Withholding. Distributions made under the Plan to any Participant or his or her Designated Beneficiary shall be subject to the income tax withholding rules set forth in Section 3405 of the Code and the Treasury Regulations promulgated thereunder.
          Any distribution of $200 or more that is an "eligible rollover distribution" within the meaning of Section 402 of the Code which is payable directly to a Participant or Beneficiary shall be subject to a mandatory twenty percent (20%) federal income tax withholding.
     L. Overpayment of Vested Interest. If a Participant or beneficiary is erroneously paid benefits greater than the Participant's vested Accrued Benefit, the Committee may, in its sole discretion exercised in the best interests of the Participant and beneficiary, demand from the Participant or beneficiary repayment of such overpayment. If the Employee or beneficiary refuses to make repayment, the Committee may take legal action to recover the amount of the overpayment, plus interest, and costs of collection including reasonable attorneys' fees. If the Participant returns to employment and the overpayment has not been repaid to the Plan, the Committee may offset the overpayment against future Plan benefits.
     M. Transfer to Another Qualified Plan.
          1. If a Participant who is a distributee of any Eligible Rollover Distribution (as defined below) elects to have such distribution paid directly to an Eligible Retirement Plan and who specifies the Eligible Retirement Plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Eligible Retirement Plan, provided that such Eligible Retirement Plan accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Sections 402(c), 403(a)(4), 403(b)(8), and 457(e)(16)).
          2. "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); any hardship distribution; the portion of any other distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year. A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions that are not includable in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), to a qualified trust described in Code Section 401(a), or to an annuity contract described in Code Section 403(b), provided such trust, account, or annuity agrees to separately account for amounts so transferred (and earnings thereon), including separately accounting for the portion of such distribution that is includable in gross income and the portion of such distribution that is not so includable. A distribution will not fail to be an Eligible Rollover Distribution merely because it consists in whole or in part of a Participant's Roth Employee Deferrals or Roth Rollover Contributions.
          3. "Eligible Retirement Plan" shall mean an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), a qualified trust described in Code Section 401(a), or a Roth IRA described in Code Section 408A(b), that accepts the distributee's Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). If any portion of an Eligible Rollover Distribution is attributable to payments or distributions from a designated Roth account, an Eligible Retirement Plan with respect to such portion shall include only another designated Roth account of the individual from whose account the payments or distributions were made, or a Roth IRA of such individual.
          4. A Participant's (i) surviving spouse and (ii) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the surviving spouse, spouse, or former spouse and shall have the same rights as a Participant to make a transfer in accordance with this Paragraph M as to the interest of the surviving spouse, spouse, or former spouse.
          5. If a nonspouse Beneficiary who is a distributee of any Eligible Rollover Distribution (i) elects to have such distribution paid directly to an individual retirement plan described in Code Sections 408(a) or 408(b) that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Code Section 401(a)(9)(E)) who is a nonspouse Beneficiary (a "Nonspouse IRA") and (ii) specifies the Nonspouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Nonspouse IRA, provided that such Nonspouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such Eligible Rollover Distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Code Section 402(c)). The direct rollover must be made to a Nonspouse IRA on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code Section 402(c)(11). A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Regulations and other Internal Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse Beneficiary rolls over to non-spouse IRA the maximum amount eligible for rollover, the Beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the non-spouse IRA that receives the non-spouse beneficiary's distribution.

          6. A direct rollover of a distribution from a Participant's Roth Employee Deferral Account or Roth Rollover Contribution Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code Section 402A(e)(1) or to a Roth IRA described in Code Section 408A, and only to the extent the rollover is permitted under the rules of Code Section 402(c). The Plan will not provide for a direct rollover (including an automatic rollover) for distributions from a Participant's Roth Employee Deferral Account or Roth Rollover Contribution Account if the amount of the distributions that are Eligible Rollover Distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Employee Deferral Account or Roth Rollover Contribution Account is not taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 per year. Eligible Rollover Distributions from a Participant's Roth Employee Deferral Account or Roth Rollover Contribution Account and such Participant's other Accounts are taken into account separately in determining whether the total amount of the Participant's Account balances under the Plan exceed $1,000 for purposes of mandatory distributions from the Plan. Any provision of the Plan that allows a Participant to elect a direct rollover of only a portion of an Eligible Rollover Distribution, but only if the amount rolled over is at least $500, is applied by treating any amount distributed from the Participant's Roth Employee Deferral Account and Roth Rollover Contribution Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.
          7. Despite any other provision of the Plan, effective as of December 14, 2010, the portion of any Eligible Rollover Distribution that does not consist of a Participant's Roth Employee Deferral Account, Roth Rollover Contribution Account, or Roth Conversion Account may be transferred to such Participant's Roth Conversion Account under this Plan as an in-Plan Roth conversion under Code Section 402A(c)(4), provided that an event has occurred under the Plan that triggers the Eligible Rollover Distribution (including, without limitation, under Paragraph A-2 of Article VII) and such Eligible Rollover Distribution otherwise meets the rollover requirements under the Code. In such case, such Participant's Roth Conversion Account shall be deemed to be an Eligible Retirement Plan for the purposes of this Paragraph M. The Committee shall open and maintain a Roth Conversion Account for each Participant who makes a Roth conversion under this Paragraph. This Account shall be credited with such Participant's Roth conversions, and it shall be credited or charged with the amounts allocable to it elsewhere in the Plan. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant's Roth Rollover Contribution Account shall include such Participant's Roth Conversion Account. In addition to the Participant, a surviving spouse Beneficiary may make an in-Plan Roth conversion pursuant to this subparagraph.
     N. Timing of Distributions. Effective January 1, 2003, the provisions of this Paragraph N shall govern the timing of the distribution of a Participant's benefit. All distributions required under this Paragraph N shall be determined and made in accordance with the Regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). The provisions of this Paragraph N shall not be deemed to create any method of distribution not already provided for above in this Article VII.

          1. Limits on Distribution Periods. Effective for calendar years beginning after December 31, 2002, as of the first distribution calendar year, distributions, if not made in a single sum, may only be made over one of the following periods:
               (a) the life of the Participant;
               (b) the joint lives of the Participant and a designated Beneficiary;
               (c) a period certain not extending beyond the life expectancy of the Participant; or
               (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.
          2. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:
               (a) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in subparagraph 9 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.
               (b) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in subparagraph 9 below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.
               (c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
               (d) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse are required to begin, this subparagraph 2, other than subparagraph 2.(a), will apply as if the surviving spouse were the Participant.
For purposes of this subparagraph 2 and subparagraphs 6 and 7, unless subparagraph 2.(d) applies, distributions are considered to begin on the Participant's required beginning date. If subparagraph 2.(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph 2.(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph 2.(a)), the date distributions are considered to begin is the date distributions actually commence.

          3. Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subparagraphs 4, 5, 6, and 7 of this Section. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Regulations.
          4. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
               (a) the quotient obtained by dividing the Participant's Account balance by the distribution period set forth in the Uniform Lifetime Table found in Section 1.401(a)(9)-9 of the Regulations, Q&A-2, using the Participant's age as of the Participant's birthday in the distribution calendar year; or
               (b) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Regulations, Q&A-3, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.
          5. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this subparagraph 5 beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant's date of death.
          6. Death on or After Date Distributions Begin.
               (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:
                    (i) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
                    (ii) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                    (iii) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.
               (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
          7. Death Before Date Distributions Begin.
               (a) Participant Survived by Designated Beneficiary. Except as provided in subparagraph 9, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in subparagraph 6.
               (b) No Designated Beneficiary. If the Participant dies before the date distribution begins and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.
               (c) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subparagraph 2.(a), this subparagraph 7 will apply as if the surviving spouse were the Participant.
          8. Definitions.
               (a) Designated Beneficiary. The individual who is designated by the Participant (or the Participant's surviving spouse) as the Beneficiary of the Participant's interest under the Plan and who is the designated Beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Regulations.
               (b) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph 2. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.
               (c) Life Expectancy. Life expectancy as computed by use of the Single Life Table found in Section 1.401(a)(9)-9, Q&A-1, of the Regulations.
               (d) Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
               (e) 5% Owner. A Participant is treated as a 5% Owner for purposes of this Section if such Participant is a 5% Owner as defined in Code Section 416 at any time during the plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5% Owner under this Section, they must continue to be distributed, even if the Participant ceased to be a 5% Owner in a subsequent year.
          9.   Election to Apply Five-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distributions to the designated Beneficiary are not required to begin by the date specified in subparagraph 2, but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.
          10. Election to Allow Participants or Beneficiaries to Elect Five-Year Rule. Participants or Beneficiaries may elect on an individual basis whether the five-year rule or the life expectancy rule in subparagraph 2 and subparagraph 7 of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subparagraph 2, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this Paragraph, distributions will be made in accordance with subparagraph 2 and subparagraph 7 and, if applicable, the elections in subparagraph 2 and subparagraph 3 above.
          11. Waiver of RMD's. Effective as of January 1, 2009, notwithstanding the foregoing provisions of this Paragraph N, a Participant or Beneficiary who would have been required to receive required minimum distributions for 2009 but for the enactment of Code

Section 401(a)(9)(H) ("2009 RMDs"), and who would have satisfied that requirement by receiving distributions that are (1) equal to the 2009 RMDs or (2) one or more payments in a series of substantially equal distributions (that include the 2009 RMDs) made at least annually and expected to last for the life (or life expectancy) of the Participant, the joint lives (or joint life expectancy) of the Participant and the Participant's Beneficiary, or for a period of at least ten years ("Extended 2009 RMDs"), will not receive those distributions for 2009 unless the Participant or Beneficiary chooses to receive such distributions. Participants and Beneficiaries described in the preceding sentence will be given the opportunity to elect to receive the distributions described in the preceding sentence. A direct rollover will be offered only for distributions that would be Eligible Rollover Distributions without regard to Code Section 401(a)(9)(H).

VIII. TOP-HEAVY LIMITATIONS.
          If in any Plan Year the Plan is a "Top-heavy plan" as defined in Paragraph A below, the limitations and requirements set forth in this Article VIII shall apply to the Plan, notwithstanding any other provisions of the Plan to the contrary. The Top-Heavy requirements of Section 416 of the Code and this Article VIII shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or (13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or (12) of the Code are met.
     A.  Definitions.
          1. "Determination Date" means with respect to any Plan Year the last day of the preceding Plan Year or, in the case of the first Plan Year of any plan, the last day of such Plan Year.
          2. "Key Employee" means any Participant who at any time during the Plan Year is:
               (a) An officer of the Employer whose annual Section 415 Compensation exceed $160,000 (for 2010), as adjusted under Code Section 416(i)(1) (provided, however, that no more than 50 employees (or, if lesser, the greater of three employees or 10% of all employees) shall be treated as officers; provided further, however, that if the total number of officers exceeds this numerical limitation, only the highest compensated officers shall be included);
               (b) A 5%-Owner of the Employer;
               (c) A 1% owner of the Employer whose Section 415 Compensation exceeds $150,000, or such other amount as may be allowed under Code Section 416(i) and the applicable Regulations;
               (d) For purposes of the foregoing definition, (i) the Beneficiary of a Key Employee shall be treated as a Key Employee, and (ii) the Beneficiary of a former Key Employee shall be treated as a former Key Employee. Inherited benefits will retain the character of the benefits of the Key Employee who performed the services for the Employer. For purposes of the foregoing, the identification of a Key Employee will be determined in accordance with Code Section 416(i) and the Regulations thereunder.
               (e) For purposes of this Paragraph, Section 415 Compensation for Plan Years beginning before January 1, 1998, will include amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Sections 125, 402(b), 402(h) or 403(b) of the Code.
          An Employee shall be deemed a "1% owner" if (i) he or she owns more than 1% of the outstanding stock or owns stock possessing more than 1% of the total combined voting power of all classes of stock, if the Employer is a corporation; or (ii) if the Employer is not a corporation, he or she owns more than 1% of the capital or profit interests in the Employer.

In making the determination of a 1% owner or a 5% Owner, Code Section 416(i)(1)(B)(iii) modifies Code Section 318(a)(2) corporate attribution rule. The business aggregation rules of Section 414 of the Code shall not be applied to determine ownership in the Employer.
          3. "Non-Key Employee" means any Employee who is not a Key Employee.
          4. "Top-heavy Plan" means, with respect to any Plan Year, (i) any defined benefit pension plan maintained by the Employer, if as of the Determination Date, the present value of cumulative Accrued Benefits under the plan for Key Employees exceeds 60% of the present value of the cumulative Accrued Benefits under the plan for all Employees; and (ii) any defined contribution plan maintained by the Employer, if as of the Determination Date, the aggregate of the Accounts of Key Employees under the plan exceeds 60% of the aggregate of the Accounts of all Employees under the plan. This rule is referred to herein as the "60% Test."
               (a) "Top-heavy Group" means any "Aggregation Group" if the sum of the present value of cumulative Accrued Benefits for Key Employees under all defined benefit pension plans included in the Aggregation Group, and the sum of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group, exceeds 60% of a similar sum determined for all Employees. An "Aggregation Group" means either a "Required Aggregation Group" or "Permissive Aggregation Group."
                    (i) "Required Aggregation Group" means each qualified plan of the Employer in which a Key Employee is a participant, and each other qualified plan of the Employer which enables the qualified plan or plans containing a Key Employee to meet the antidiscrimination requirements of Sections 401(a)(4) or 410 of the Code. Each qualified plan of the Employer required to be included in a Required Aggregation Group shall be treated as a Top-heavy plan if the Required Aggregation Group is a "Top-heavy Group."
                    (ii) Permissive Aggregation Group. For purposes of determining the existence of a Top-heavy Group, the Employer may elect to include in the Required Aggregation Group any other qualified plan of the Employer not otherwise required to be included, if such Group after such election would continue to meet the antidiscrimination requirements of Sections 401(a)(4) and 410 of the Code; provided, however, that any such qualified plan will not be otherwise deemed a Top-heavy plan by reason of such election.
          If the Permissive Aggregation Group is a Top-heavy Group, each qualified plan of the Employer that is a part of a Required Aggregation Group will be considered a Top-heavy plan. If the Permissive Aggregation Group is not a Top-heavy Group, no qualified plan in the Permissive Aggregation Group will be considered a Top-heavy plan.
                    (iii) Plans Aggregated. Only those qualified plans of the Employer in which the Determination Dates fall within the calendar year shall be aggregated to determine whether the qualified plans (or the Aggregation Group) are Top-heavy plans (or a Top-heavy Group).
               (b) 60% Test - Special Rules. For purposes of determining the 60% Test, the following special rules shall apply:

(i) Participant Contributions. Benefits derived from both Participant contributions (whether voluntary or mandatory, but not deductible contributions) and Employer contributions shall be taken into account for the 60% Test.
(ii) Distributions. In determining the present value of cumulative Accrued Benefits of any Participant or the Account of any Participant under the Plan (or plans which form the aggregation group), such present value or Account shall be increased by the aggregate of distributions made to such Participant from the Plan (or plans forming the aggregation group) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting, "five-year period" for "one-year period." For this purpose, "Participant" shall include an Employee who is no longer employed by the Employer.
(iii) Rollover Contributions. Except as otherwise provided in Treasury Regulations, any rollover contribution or similar transfer made by an Employee to the Plan after December 31, 1983 shall not be taken into account; provided, however, that this transfer rule shall not apply to mergers or consolidations of several plans, the division of one plan, or rollovers between plans, of the Employer or related employers.
(iv) Change of Status. The cumulative Accrued Benefit or Account of a Participant who was formerly a Key Employee, but who ceases to be a Key Employee for a Plan Year, shall not be taken into account for purposes of the 60% Test for the Plan Year in which he or she is not a Key Employee.
(v) Non-Performance of Service Compensation. For Plan Years beginning after December 31, 1984, the Accounts and Accrued Benefits of a Participant who has not performed services to the Employer maintaining the Plan during the one-year period ending on the Determination Date shall be disregarded.
(vi) Determination of Present Value. The present value of cumulative accrued benefits under any aggregated defined benefit pension plan maintained by the Employer shall be determined by applying the actual equivalents set forth in such defined benefit pension plan.
(vii) Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Section 416(g) of the Code) the accrued benefit of an Employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Controlled Group, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code.

     B. Minimum Vesting Requirements. If the Plan is a Top-heavy plan, the partial vesting provisions of Paragraph A.2 of Article VI are hereby modified to the extent necessary to provide for vesting at a faster rate as follows:

		Vested Percentage of the
Years of		Participant's Employer
Vested Service		Contribution Account

Less than 2		0%
2		20%
3		40%
4		60%
5		80%
6	or more	100%
          1. Limitations on Right to Amend Vesting Schedule. The limitations of Paragraph I of Article VI regarding the right to amend the vesting schedule shall apply to any change in the vesting schedule caused by the Plan becoming a Top-heavy plan, or ceases to be a Top-heavy plan.
     C. Minimum Benefit Requirement. If the Plan is a Top-heavy plan, then to the extent that the Plan benefits do not meet the minimum benefit requirements set forth below, each Participant who is not a Key Employee shall be provided with such minimum benefits. Such minimum benefits shall be determined without taking into account Employer contributions to or a Participant's benefits under the Social Security Act. To the extent that the minimum benefit of any Participant is vested in accordance with Paragraph B of this Article VIII, such minimum Accrued Benefit may not be forfeited or suspended under Sections 411(a)(3)(B) or 411(a)(3)(D) of the Code.
          1. 3% Benefit. The Plan is hereby modified to provide that each Participant who is not a Key Employee shall receive an allocation of Employer contributions (and forfeitures, if applicable) of not less than 3% of such Participant's Section 415 Compensation; provided, however, that if there is an allocation of Employer contributions and forfeitures less than 3% of Section 415 Compensation in any Plan Year for all Employees, the allocation of such contributions (and forfeitures, if applicable) need not exceed the highest percentage of Section 415 Compensation at which such contributions (and forfeitures, if applicable) are allocated or required to be allocated under the Plan for any Key Employee. If a Key Employee participates in a defined benefit plan which is included with this Plan in a Top-heavy Group, a 3% minimum benefit will be provided to a Non-Key Employee who only participates in this Plan.
          All defined contribution plans required to be included in an aggregation group (as defined in Paragraph A.3(a) above) shall be treated as one plan; provided, however, that any defined contribution plan required to be included in an aggregation group where such plan enables a defined benefit pension plan to meet the anti-discrimination requirements of Code Sections 401(a)(4) and 410 shall not be taken into account.

          2. Persons Covered. Notwithstanding anything to the contrary contained in this Plan, each person who is a Participant (other than an Inactive Participant) on the Anniversary Date shall have allocated to his or her Employer Contribution Accounts the minimum benefits provided under this Paragraph C even if such Participant (i) fails to complete 1,000 Hours of Service during the Plan Year; (ii) refuses to make mandatory contributions to the Plan, if applicable; or (iii) is excluded from participation under the Plan because his or her Section 415 Compensation is less than a stated amount.
          3. Profit Sharing and Retirement Savings Plans. Employee Deferrals and Qualified Matching Contributions shall be treated as contributions for purposes of determining the minimum contribution or benefits allocated to Key Employees under Section 416 of the Code but will not be treated as satisfying the minimum contribution or benefit requirements of Section 416 of the Code for Non-Key Employees. However, Qualified Employer Contributions described in Section 401(m)(4)(C) of the Code and Matching Contributions not used to satisfy the 401(k) and 401(m) discrimination test may be used to satisfy minimum contribution requirements for Non-Key Employees.
          Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.
     D. Multiple Plans. If this Plan is the only qualified plan of the Employer in which a Participant who is a Non-Key Employee participates, the minimum benefits required by Paragraph C.1 of this Article VIII shall be provided under this Plan. If such Participant participates in this Plan and a defined benefit plan included in a Top-heavy Group, a minimum allocation of five percent (5%) of Section 415 Compensation shall be provided under this Plan. If such Participant participates in this Plan and another defined contribution plan of the Employer included in a Top-heavy Group, the minimum benefits described by Paragraph C.1 shall be provided from this Plan.

IX. DESIGNATED BENEFICIARIES.
               Each Participant may name a Designated Beneficiary or Designated Beneficiaries to receive his or her death benefits by completing a form acceptable to the Committee. Participants shall have the right at any time to revoke such designation or to substitute another Designated Beneficiary or Designated Beneficiaries. If at the death of a Participant or a Designated Beneficiary, the name of a Designated Beneficiary is not on file with the Committee, the Participant shall be deemed to have named the following Designated Beneficiary or Designated Beneficiaries, in order of priority:
               1. The Surviving Spouse;
               2. If the Participant is not survived by a Spouse, the trustees of the revocable living trust established by the Participant during his or her lifetime;
               3. The Participant's children, per stirpes;
               4. The Participant's estate.
               The determination of the Committee as to which persons, if any, qualify within the aforementioned categories shall be final and conclusive upon all persons; provided, however, that the Committee may not make any determination which would infringe upon a Surviving Spouse's rights under REACT.

X. CONTRIBUTIONS BY PARTICIPANTS.
     A.  Employee After-Tax Contributions.
           Eligibility. Participants are not permitted to make Employee After-Tax Contributions.
     B.   Separate Administration and Accounts for Participant Contributions. Employee After-Tax Contributions made prior to January 1, 1992 shall be accounted for separately.
     C.   Vesting. A Participant's Employee After-Tax Contribution Account shall at all times be fully vested in the Participant and shall not be forfeitable for cause.
     D.  Withdrawal of Employee After-Tax Contributions. The balance of the Employee After-Tax Contribution Account may be withdrawn upon written notice to the Committee.
           An in-service withdrawal of Employee After-Tax Contributions shall be made based on the value of the Participant's After-Tax Contribution Account as of the Valuation Date immediately preceding the date of such withdrawal.
           An Insider shall not be allowed to receive in-service withdrawals of his or her Employee After-Tax Contributions which are maintained within the City National Common Stock Fund.
     E.   Distribution of Employee After-Tax Contribution Accounts. When a Participant terminates employment for any reason, his or her Employee After-Tax Contribution Accounts shall be distributed to him or her (or in the case of death, to his other Designated Beneficiary) in the form designated by the Participant or Designated Beneficiary as required pursuant to the provisions of Article VII of the Plan.
     F.   Limitations on Employee 401(m) Contributions.
           Contribution Percentage Limitation.
               (a) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 1.25; or
               (b) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the preceding Plan Year multiplied by 2, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

               (c) An Employee After-Tax Contribution is taken into account for a Plan Year in which such amounts were contributed to the trust during the Plan Year or paid to an agent of the Plan and transmitted to the trust within a reasonable time after the payment to the agent.
               (d) A Matching Contribution will be taken into account under the Contribution Percentage limitation for the Plan Year only if such contribution is allocated to the Employee Account under the terms of the Plan as of any date within the Plan Year, is actually paid to the trust no later than the end of the 12-month period beginning on the date after the close of the Plan Year, and is made on behalf of the Employee on account of his or her Employee Deferrals for the Plan Year. Matching Contributions that do not satisfy all of the preceding requirements may not be taken into account for purposes of the Actual Contribution Percentage limitation. Instead, the contribution must satisfy Section 401(a)(4) of the Code without regard to the special nondiscrimination rule in this Paragraph for the Plan Year in which allocated as if they were the only Employer allocation for that Plan Year.
               (e) If necessary, to satisfy Section 401(a)(4) of the Code, Matching Contributions, whether vested or non-vested, which relate to contributions treated as Excess Deferrals. Excess Contributions or Excess Aggregate Contributions shall be forfeited.
               (f) This Paragraph F is intended to satisfy the requirements of Code Section 401(m), as provided in the final Treasury Regulations thereunder, effective for Plan Years beginning after December 31, 2005. For the purposes of this Paragraph F, the Committee may elect, by amending the Plan, to use the current Plan Year rather than the preceding Plan Year. In that event, such election may not be changed except as allowed for by the Secretary of the Treasury. For purposes of the first Plan Year, the Actual Contribution Percentage for all Non-Highly Compensated Employees for the preceding Plan Year shall be (A) 3%, or (B) the Actual Contribution Percentage for all Non-Highly Compensated Employees for the first Plan Year, if so elected by the Committee. If the Committee elects to apply Code Section 410(b)(4)(B) to determine whether the Plan satisfies the coverage requirements provided for in Code Section 410(b)(1), then for purposes of this Paragraph F, the Committee may exclude all eligible Employees (other than Highly Compensated Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A).
     G. Correction of Excess Aggregate Contributions. The Committee shall designate such distributions to a Highly Compensated Employee as an Excess Aggregate Contribution and income allocated thereto shall be distributed to the appropriate Highly Compensated Employee after the close of the Plan Year but not more than 12 months after the close of the Plan Year. The return of Excess Aggregate Contributions to the Highly Compensated Employee shall be determined using the same leveling method applied to the return of Excess Contributions.
          Any distribution of Excess Aggregate Contributions for correction purposes will be made on the basis of the respective portion of such accounts that are attributable to each Highly Compensated Employee.
     H. Distribution of Income. Any distribution of Excess Aggregate Contributions shall be adjusted for income, gain or loss for the Plan Year pursuant to any reasonable method adopted by the Committee, provided that the method does not violate Code Section 401(a)(4), is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. The Committee may, but is not required to, further adjust the Excess Aggregate Contributions for income, gain or loss for the gap period between (A) the last day of the Plan Year and (B) the date of distribution of the Excess Aggregate Contributions, provided that such adjustments are made pursuant to any reasonable method adopted by the Committee that does not violate Code Section 401(a)(4) and is used consistently for all Participants and for all Excess Aggregate Contributions under the Plan for the Plan Year. Notwithstanding the foregoing, the Committee may allocate income to any distribution of Excess Aggregate Contributions under the alternative or safe harbor methods as set forth under Treasury Regulations Section 1.401(m)-1(e)(3)(ii). Excess Aggregate Contributions shall be treated as Employer Contributions for purposes of Code Sections 404 and 415 even if distributed from the Plan.
          Notwithstanding the above Paragraph, the Committee may use any reasonable method for computing income allocable to Excess Aggregate Contributions provided the method is nondiscriminatory and is applied consistently for all Participants and corrective distributions for the Plan Year. Such reasonable method may include or exclude gap period income.
          This Paragraph H shall also apply to Matching Contributions if such contributions are tested separately under Section 401(m) of the Code.
     I. Additional Qualified Employer Contributions. Rather than returning Excess Aggregate Contributions, the Committee, in its sole discretion, may make additional Qualified Employer Contributions or apply Employee Deferrals to satisfy the Contribution Percentage limitation provided that the Qualified Employer Contributions and Employee Deferrals that will be treated as Matching Contributions are made with respect to Employees who are Eligible Participants under the Plan being tested. Such contributions will be treated as Matching Contributions only if the additional requirements described below are satisfied:
1. The Employer Contributions, including Qualified Employer Contributions treated as Matching Contributions satisfy Section 401(a)(4) of the Code and Treasury Regulation Section 1.401(a)4-1(b)(2).
2. The Nonelective Contributions, excluding Qualified Employer Contributions treated as Matching Contributions for the Contribution Percentage limitation and Qualified Employer Contribution treated as Employee Deferrals for the Actual Deferred Percentage limitation satisfy Section 401(a)(4) of the Code and must satisfy Treasury Regulation Section 1.401(a)4-1(b)(2).
3. The Employee Deferrals including those treated as Matching Contributions for purposes of the Contribution Percentage limitation satisfy Section 401(k)(3) of the Code.
4. Qualified Employer Contributions are allocated to the Employee within the Plan Year, and the Employee Deferrals relate to Section 414(s) Compensation for the Plan

Year or Section 414(s) Compensation that would have been received within 2½ months after the Plan Year and are allocated within the Plan Year.
5.The plan which treats Qualified Employer Contributions and Employee Deferrals as Matching Contributions and the plan to which the Qualified Employer Contributions and Employee Deferrals are made must have the same Plan Year.
     J. Correction of Excess Aggregate Contribution Prior to the Plan Year. If the Committee determines that the Contribution Percentage is being exceeded during the Plan Year, the Committee may reduce the group of Highly Compensated Employees by reducing Employee After-Tax Contributions or Matching Contributions, if applicable, which result in additional contributions under Section 401(m) of the Code to satisfy the Contribution Percentage limitation. The Committee shall give notice to such Employees of the amounts to be reduced. The determination of the reduction shall be made in accordance with the same leveling method used for the return of Excess Aggregate Contributions.
     K. Reserved.
     L. Aggregation Rules for 401(m) Contributions. If the Employer maintains two or more plans to which Employee After-Tax Contributions or non-Qualified Matching Contributions are made, then the plans may be considered as a single plan for purposes of determining whether or not such plans satisfy Sections 401(a)(4), 401(m) and 410(b), other than 410(b)(2)(A) of the Code. In such case, the aggregated plans must satisfy the Contribution Percentage limitation with respect to the amount of the Employee After-Tax Contributions and Matching Contributions and additionally must satisfy Sections 401(a)(4) and 410(b) as though such aggregated plans were a single plan. Whenever a Highly Compensated Employee is eligible under two or more, plans of the Employer which are subject to Section 401(m) of the Code, in calculating the Contribution Percentage limitation, the actual contribution ratio of such Highly Compensated Employee will be determined by treating all each plans in which such Highly Compensated Employee is an Eligible Participant as a single plan.
          Except for certain Section 4975(e)(7) plans in existence on November 1, 1977, for Plan Years beginning after December 31, 1988, contributions allocated under a plan described in Section 4975(e)(7) of the Code cannot be combined with contributions or allocations under any plan not described in Section 4975(e)(7) of the Code including required aggregation of a Highly Compensated Employee. Mandatory disaggregation shall also apply to plans described under Treasury Regulations Sections 1.401(m)1(b)(3)(ii) and 1.401(k)-1(g)(11)(iii). However, for purposes of the average benefit percentage test under Section 410(b)(2)(A)(ii) of the Code, a plan described in Section 4975(e)(7) of the Code shall be aggregated.
          Plans that are to be aggregated may only be aggregated if on such date as specified in regulations, they have the same plan year.
     M. Rollover Contributions. Rollover Contributions means contributions made to the Plan pursuant to Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code. Any Employee who is a Participant during any Plan Year, or any Employee who the Committee reasonably anticipates will become a Participant prior to the conclusion of such Plan Year, may make qualified Rollover Contributions to the Plan. If the Committee determines, subsequent to any such contribution, that such contribution did not in fact constitute a qualified Rollover Contribution, the amount of such contribution shall be returned to the Employee plus any earnings thereto as soon thereafter as reasonably practicable.
          The Plan will accept a direct rollover of an Eligible Rollover Distribution from: a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax Employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant contribution of an Eligible Rollover Distribution from: a qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income. The Plan will also accept a Roth Rollover Contribution. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant's Rollover Contributions shall include such Participant's Roth Rollover Contributions for all purposes under the Plan.
     N. Separate Administration and Accounts for Rollover Contributions. Effective August 1, 1997, all qualified Rollover Contributions shall be allocated to and held on behalf of the Participant in a separate Rollover Contribution Account. Said Account shall be deemed a part of the Participant' s Accrued Benefit and shall be subject to the distribution provisions of Article VII of the Plan. The Committee shall determine the fair market value of the Participant's Rollover Contribution Account on the Valuation Date.
          The Committee shall open and maintain a Roth Rollover Contribution Account for each Participant who contributes a Roth Rollover Contribution. This Account shall be credited with such Participant's Roth Rollover Contributions, and it shall be credited or charged with the amounts allocable to it elsewhere in the Plan. Unless specifically stated (or the context requires) otherwise, references in the Plan to a Participant's Rollover Contribution Account shall include such Participant's Roth Rollover Contribution Account.
          Prior to November 23, 1998, Participants shall have the right to direct the investment of their Rollover Contribution Accounts in accordance with Article XII. Participants may not borrow against their Rollover Contribution Accounts, nor make hardship withdrawals from their Rollover Contribution Accounts.
          Effective November 23, 1998, Participants shall have the right to direct the investment of their Rollover Contribution Accounts in accordance with Article XI. Participants may borrow against their Rollover Contribution Accounts and may make hardship withdrawals from their Rollover Contribution Accounts.

     O. Vesting. Effective August 1, 1997, a Participant's Rollover Contribution Account shall be fully vested at all times.
     P. Distribution of Rollover Contribution Accounts. Effective August 1, 1997, when a Participant terminates employment for any reason, his or her Rollover Contribution Account shall be distributed to him or her (or in the case of death, to his or her Designated Beneficiary) pursuant to the provisions of Article VII of the Plan.

XI. LIFE INSURANCE POLICIES.
          The purchase of life insurance policies shall not be permitted under this Plan.

XII. TRUST.
     A. Payment of Contributions. All contributions under this Plan shall be paid to the Trustee to be held in trust under a Trust Agreement executed by the Employer and the Trustee, which Trust Agreement shall be incorporated herein by this reference.
     B. Directed Participant Accounts. Each Participant and Inactive Participant shall have the right and power to direct the investment of his or her Accounts by instruction to the Employer. The instructions shall be in writing on forms acceptable to the Employer. The power to direct investments shall be limited to the options selected by the Committee in their sole discretion. The Committee may authorize a Participant to segregate a portion of his or her Accounts into individually directed accounts which may be invested by the Participant in accordance with the policies and procedures established by the Committee.
          Effective prior to July 1, 1997, except with respect to the securities limitation, imposed on an Insider (as defined in Paragraph C of Article XII) pertaining to Employer Stock, a Participant or Inactive Participant may change investment funds as of January 1st, April 1st, July 1st and October 1st of each year by giving at least thirty (30) days advance written notice to the Committee. An election by a Participant or Inactive Participant to change his or her investment funds shall become irrevocable thirty (30) days prior to January 1st, April 1st, July 1st or October 1st of each year until the next succeeding January 1st, April 1st, July 1st or October 1st. Inactive Participants should send any such notice to the Committee by first class mail, return receipt requested in order to ensure proper delivery to the Committee. Upon written request, the Employer will provide Participants with written confirmation of investment changes, including transfers between funds and changes in the investment of future contributions.
          Effective July 1, 1997, except with respect to limitations imposed on an Insider by Federal securities laws pertaining to Employer Stock, a Participant or Inactive Participant may change investments in accordance with the policies and procedures established by the Committee.
          The Committee shall have the sole discretion to add, delete or substitute investment options, such as the City National Common Stock Fund, without further amendments to this Plan or its Trust Agreement, provided such options do not include the power to invest in "collectibles" as defined in Section 408(m) of the Code. Notice shall be given to Participants within a reasonable time after the adoption by the Committee of any changes in investment options. Inactive Participants shall have the sole responsibility for keeping the Committee informed of their current addresses for the Committee's use in informing such Inactive Participants of any changes in investment options.
          The Committee shall have the discretion to select the method of calculating the amount of shares to be allocated to participants in the City National Common Stock Fund by allocating exact shares to each Participant's Account ("Share Accounting") or by continuing to use the market value method of accounting presently used ("Market Value Accounting") which allocates gains and losses on a pro rata basis.

     C. Insider Rule. Prior to August 15, 1996, if a Participant or Inactive Participant is an Insider (as defined below), the thirty (30) day advance written notice requirement to change investment funds to or from the City National Common Stock Fund shall be modified to also require that an Insider must give advance written notice within the ten (10) business day period beginning on the third (3rd) business day and ending on the twelfth (12th) business day after City National Corporation releases for publication its quarterly or annual (as the case may be) summary statements of sales and earnings preceding the effective date of the transfer under this Plan. Upon the expiration of the ten (10) business day period, the Insider's election to transfer to or from the City National Common Stock Fund shall be irrevocable. The ten (10) business day election period shall not be applicable to an Insider who has separated from service and is electing immediately to receive a distribution of his or her benefits. No more than one transfer to or from the City National Common Stock Fund may be made by an Insider within any six (6) month period.
          Effective August 15, 1996, the provisions of the preceding Paragraph shall expire. Thereafter, if a Participant or Inactive Participant is an Insider, such Participant may elect to transfer to or from the City National Common Stock Fund in accordance with the terms of the Plan other than the preceding Paragraph, but may not elect to make both a transfer to and a transfer from the City National Common Stock Fund within any six (6) month period.
          If an Insider suspends his or her Employee Deferral into the City National Common Stock Fund, or makes any withdrawal from such fund, such Participant shall be unable to resume his or her Employee Deferrals into such fund for six (6) months. If an Insider ceases to participate in the City National Common Stock Fund, such participant may not participate again in such fund for at least six (6) months.
          For purposes of the Plan, "Insider" means any person required to file with the Securities and Exchange Commission statements of beneficial ownership of securities of City National Corporation and changes therein, under Section 16(a) of the Securities Exchange Act of 1934.
          Any request by a Participant or Inactive Participant to transfer his or her interest into or out of the City National Common Stock Fund shall be communicated to and implemented by the highest-ranking officer then present in the Investment Section of the Trustee's Trust Department who is neither a member of the Committee nor an Insider.

XIII. THE ADMINISTRATIVE COMMITTEE.
     A. Committee Membership. The Sponsoring Employer shall appoint an administrative Committee of one or more persons, at least one of whom may be an officer or involved in management of the Employer; provided, further, that the Committee may be comprised of members of the Board, and the Employer may designate its Board to serve as the Committee as the same may be constituted from time to time. The Employer shall certify to the Trustee the names and specimen signatures of the members of the Committee. The Committee shall serve at the pleasure of the Employer and any members of the Committee may resign by written instrument addressed to the Employer and may be removed by the Employer with or without cause. While a vacancy exists, the remaining member(s) of the Committee may perform any act which the Committee is authorized to perform.
     B. Named Fiduciary and Plan Administration. The Sponsoring Employer is the named fiduciary, administrator of the Plan, and agent to receive service for legal process and, except as otherwise provided for herein, shall have the authority to control and manage the operation and administration of the Plan. The Committee, as agent for the administrator and subject to the administrator's approval, shall make such rules, regulations, interpretations and computations and shall take such other action to administer the Plan as the Committee may deem appropriate in its sole discretion. The Committee shall administer the Plan in a nondiscriminatory manner consistent with the requirements of Code Section 401(a). The Committee shall resolve by majority vote all questions involving the interpretation, application and administration of the Plan. The Committee's resolution of such questions shall be final and binding upon the Participants, their Beneficiaries, and the successors, assigns, heirs and personal representatives of any of them. Subject to the provisions of Paragraph B of Article XII and the Committee's right to delegate responsibility as set forth in the Trust, the Committee shall direct the investment of the assets of the Trust by written direction to the Trustee.
     C. Compensation. The members of the Committee shall receive no compensation for acting as such, but the Employer shall reimburse the Committee for all necessary and proper expenses incurred in administering this Plan.
     D. Delegation of Duties. The Committee may, from time to time, allocate to one or more of its members and may delegate to other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan. Any such allocation and delegation of responsibilities shall be reviewed at least annually by the Committee and shall be revocable upon such notice as the Committee, in its sole discretion, deems reasonable and prudent under the circumstances. The Committee, on its own behalf or on behalf of the Trustee, may employ such persons or organizations to render advice or perform services with respect to responsibilities of the Committee under the Plan as the Committee, in its sole discretion, determines to be necessary and appropriate; provided, however, that the Committee must employ an enrolled actuary to perform the actuarial functions required by ERISA. Such persons or organizations may include, without limitation, attorneys, accountants and financial and administrative consultants.
          All or any portion of the expenses incurred for the administration of the Plan shall be borne by the Employer, if it so elects, and if the Employer does not so elect, such expenses shall be borne by the Trust. Expenses incurred for the administration of the Plan shall be deemed a liability of the Plan until such time as the expenses are paid by the Plan either as direct payments to the service providers or as reimbursements to the Employer in cases where the Employer has directly paid the service providers; provided, however, that reimbursements paid to the Employer must occur by the last day of the Plan Year during which such services were performed or the Employer paid such expenses, whichever is later. The Committee, in the Committee's sole discretion, shall determine whether each such expense shall be allocated pro rata or per capita to Participants' Accounts, and whether such a charge shall be allocated directly to the Accounts of the affected Participant. The expense of maintaining errors and omissions liability insurance, if any, covering members of the Committee, the Trustee, or any other Fiduciary shall be paid by the Employer.
     E. Funding Policy. Unless this Plan provides for Participant Directed Accounts, in order to properly carry out the funding policy of this Plan and the Trust, the Committee shall meet periodically to implement a funding policy and method to carry out the Plan's objectives. In this regard, the Committee shall take into account the Plan's short and long term financial needs, and the Committee shall timely communicate directions to the fiduciary responsible for managing the investments so that the investment policy can be appropriately coordinate with the Plan needs. The funding policy, as established and amended from time to time, shall be stated to the fiduciary (and each Investment Manager) in order that the fiduciary (and each Investment Manager) may coordinate the investment policies of the Trust with such funding policy.
     F. Bonding of Fiduciaries. The Committee shall be responsible for seeing that every fiduciary of the Plan and Trust and every person who handles Trust assets shall be bonded to the extent required by the provisions of Section 412 of ERISA. The cost of such bond shall be paid by the Trustee out of Trust assets, upon direction of the Committee, if the cost thereof shall not be timely paid by the Employer.
     G. Action by Committee Members. If the Committee is comprised of more than one member, any one member may execute any form, document or other paper on behalf of the Committee and thereby bind the Committee, if the Board or the other Committee members unanimously delegate such authority in writing. Effective August 1, 1997, if the Committee is comprised of more than one (1) member, a simple majority of its members may execute any forms, documents or other papers on behalf of the Committee and thereby bind the Committee.
     H. Management and Control of City National Common Stock. In order to effect transfers into and out of the City National Common Stock Fund on the directions of Participants, while complying with the intent and meaning of ERISA, a subcommittee of the Committee shall be constituted comprising those members of the Committee who are not Insiders. If at any time each member of the Committee is an Insider, the Sponsoring Employer shall appoint as a member of the Committee an individual who is not an Insider. If more than one individual is serving on the subcommittee, the members of the subcommittee shall act by majority vote. Notwithstanding the other provisions of the Plan, such subcommittee shall have the authority and discretion to direct the investment of City National Common Stock held in the Trust by written direction to the Trustee when required under applicable fiduciary provisions of ERISA. Such authority and discretion shall include without limitation the right to direct the Trustee to purchase, sell, exchange or dispose of City National Common Stock. Any such decision by the subcommittee shall be implemented regardless of whether and to what extent any Participant and/or Inactive Participant has requested a transfer of his or her interest in accordance with Paragraph B of Article XII of the Plan. Any decision to purchase, sell, exchange or dispose of City National Common Stock shall be communicated to and implemented by the highest-ranking officer then present in the Investment Section of the Trustee's Trust Department who is neither a member of the Committee nor an Insider.

XIV.	AMENDMENT AND TERMINATION; RETURN OF EMPLOYER CONTRIBUTIONS; PARTICIPATING EMPLOYERS.
     A. Amendment. The Sponsoring Employer or the Compensation, Nominating & Governance Committee may amend this Plan, at any time and from time to time, in whole or in part, including without limitation, retroactive amendments or advisable to qualify this Plan and the Trust under the provisions of Section 401(a) of the Code. However, no such amendment shall (a) reduce the Accrued Benefit of any Participant to the date the amendment is adopted, except to the extent that a reduction may be permitted or required by ERISA and the Code or (b) divert any part of the Trust assets to purposes other than for the exclusive benefit of the Participants, retired Participants or their joint annuitants or Beneficiaries who have an interest in the Plan or for the purpose of defraying reasonable expenses of administering the Plan. Further, no amendment of the Plan shall alter, change or modify the duties, powers or liabilities of the Trustee without its consent, or permit any part of the Trust to be used to pay premiums or contributions of the Employer under any other plan maintained by the Employer for the benefit of its Employees.
     B. Termination or Partial Termination or Complete Discontinuance of Contributions. The Employer has established the Plan with a bona fide intention and expectation that it will be able to make contributions indefinitely. Nevertheless, the Employer is not and shall not be under any obligation or liability whatsoever to continue making contributions or to maintain the Plan for any given length of time. The Employer may in its sole and exclusive discretion discontinue such contributions, or terminate or partially terminate the Plan in accordance with its provisions, the Code and ERISA, if applicable, at any time without any liability whatsoever for any such discontinuance, termination or partial termination. If the Plan shall be terminated, partially terminated or the contributions of the Employer shall be completely discontinued, the rights of all affected Participants in their Accrued Benefits shall thereupon become fully vested and nonforfeitable notwithstanding any other provisions of this Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants or their Designated Beneficiaries in accordance with this Plan, unless the Board specifies in writing that distributors shall occur as a result of such Plan termination.
          Notwithstanding the foregoing, in the event the Plan is terminated, the administrative Committee shall remain in existence and all of the provisions of the Plan which in the opinion of said Committee are necessary to effectuate the termination of the Plan and the administration and distribution of Plan benefits shall remain in force. In addition, the Board of Directors and the Committee reserve the right to further amend or modify the Plan, including the adoption of any retroactive amendments or modifications, to the extent necessary or desirable to effectuate the termination of the Plan or if necessary or appropriate to qualify or maintain the Plan and the Trust Fund as a plan and trust meeting the requirements of Sections 401(a) and 501(a) of the Code or any other applicable law (including ERISA) and the Regulations issued thereunder, and any amendment necessary or advisable to conform the Plan to prior administrative practice shall be retroactive.
     C. Return of Employer Contributions. Except as provided below, the assets of the Plan and Trust shall never inure to the benefit of the Employer and the same shall be held for the exclusive purpose of providing benefits to Participants and their Designated Beneficiaries and defraying reasonable expenses of administering the Plan and Trust. The sole exceptions to the foregoing are as follows:
          1. Mistake of Fact. If a contribution is made by the Employer by a mistake of fact, the Trustee shall, on written direction of the Committee, return such contribution to the Employer, provided such return of contribution is made within one year after the payment of such contribution.
          2. Initial Qualification. Employer contributions shall be conditioned on the initial qualification of the Plan under Section 401 of the Code. If it is finally determined that the Plan is not initially qualified by the Commissioner of Internal Revenue, then such contributions shall be returned to the Employer no later than one year after such final determination but only if the application for determination was filed by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted or such later date as the Secretary of the Treasury may prescribe.
          3. Deductibility. Employer contributions shall be conditioned upon the deductibility of such contributions under Section 404 of the Code. If such deductions are disallowed, then such contributions (to the extent disallowed) shall be returned to the Employer no later than one year after the final disallowance of the deductions.
          4. Suspense Accounts. If, upon termination of the Plan, there remain Trust assets held. in suspense accounts because of the application of Section 415 of the Code, the Trustee shall return such assets to the Employer.
     D. Procedure for Adoption and Withdrawal by Participating Employers.
          1. Adoption of the Plan. Any member or future member of the Controlled Group, which is not already a Participating Employer under this Plan may, with the consent and approval of the Sponsoring Employer, adopt this Plan as a Participating Employer for all or any classification of persons in its employ. The adoption of this Plan by a Participating Employer shall be effected by resolution of its board of directors or other written instrument if the Participating Employer is unincorporated no later than the last day of the remedial amendment period described in Section 401(b) of the Code with respect to any Plan Year. Such resolutions may contain such specific changes and variations to the Plan as may be acceptable to the Sponsoring Employer. It shall not be necessary for any adopting Participating Employer to formally execute the Plan or Trust as then in effect. As to the Participating Employer, the Effective Date of the Plan shall be stated in its resolutions, and it shall assume all the rights, obligations and liabilities of a Participating Employer under the Plan and Trust.
          2. Withdrawal from the Plan. At any time, a Participating Employer, by resolution of its board of directors and notice to the Sponsoring Employer and Trustee, may withdraw from participation under the Plan. A withdrawing Participating Employer may arrange for the continuation of this Plan and Trust in a separate form for its own employees. The withdrawing Participating Employer may arrange for continuation of the Plan and Trust by merger with an existing plan and trust and may request, subject to the Sponsoring Employer's consent, the transfer to such plan and trust of all Trust assets representing the benefits of its employees.

          3. Continued Qualification of the Plan. The Sponsoring Employer may request a determination from the appropriate District Director of Internal Revenue Service to the effect that the Plan and Trust as adopted (and amended, as the case may be) by the Participating Employer continues to meet the requirements of tax-qualified status. If such determination is denied, the adoption by the Participating Employer shall become void and inoperative and any contributions made by or for the Participating Employer shall be promptly refunded by the Trustee. Furthermore, if the Plan or the Trust in its operation becomes disqualified under the Code for any reason because of the Plan's adoption by any Participating Employer, the portion of the Trust allocable to the employees of such Participating Employer shall be segregated as soon as is administratively feasible, pending the:
(a) Correction of the conditions which caused the Plan's disqualification to the satisfaction of the Internal Revenue Service; or
(b) Re-qualification of the Plan; or
(c) Withdrawal of such Participating Employer from the Plan and a continuation by itself or its successor of a separate qualified plan, or by merger with another existing qualified plan; or
(d) Termination of the Plan and Trust as to such Participating Employer and its Employees.

XV. STANDARD OF CONDUCT OF FIDUCIARIES.
          Each member of the Board and of the Committee and any other person to whom any fiduciary responsibility with respect to the Plan or Trust is allocated or delegated shall discharge his or her duties and responsibilities with respect to the Plan or Trust in accordance with the standards set forth in Section 401(a)(1) of ERISA, which provides:
subject to the sections 403(c) and (d), 4042, and 4044, a fiduciary shall discharge his duties with respect to a plan solely in the interest of the participants and beneficiaries and
               (A) For the exclusive purpose of:
                    (i) Providing benefits to participants and their beneficiaries; and
                    (ii) defraying reasonable expenses of administering the plan;
               (B) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;
               (C) By diversifying the investments of the plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and
               (D) In accordance with the documents and instruments governing the plan insofar as such documents and instruments are consistent with the provisions of this title.

XVI. MERGERS, CONSOLIDATIONS AND TRANSFERS OF ASSETS.
     A. Merger or Consolidation of the Plan. If this Plan and its Trust merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, no Participant shall, solely on account of such merger, consolidation or transfer, be entitled to a benefit on the date following such event which is less than the benefit to which he or she was entitled on the date preceding such event, such benefits to be determined as if the Plan had terminated on the date preceding such event (except that there shall be no grant of full vesting).
          1. If the assets of this Plan are merged with and into any other qualified defined contribution plan, or if the assets of any other qualified defined contribution plan are merged with and into this Plan, all unallocated forfeitures held within this Plan's Trust Fund shall be allocated to Participants who are employed on the date of the merger in the same ratio as each Participant's Compensation bears to the total of all Participants' Compensation. For purposes of the allocation, Compensation shall be limited to Compensation from the first day of the Plan Year during which the merger occurs to the date of the merger.
          2. If the assets of this Plan are merged with and into any other qualified defined contribution plan, or if the assets of any other qualified defined contribution plan are merged with and into this Plan, there shall be an interim valuation date on the date of the merger to determine the fair market value of all assets held in this Plan's Trust Fund. As of such interim valuation date, net earnings, gains or losses shall be allocated to the respective Accounts of the Participants under this Plan in the same ratio as each of the respective Accounts of each Participant bears to the total of the respective Accounts of all Participants. Participants who have terminated employment but whose Accounts remain in the Trust Fund shall participate in such interim valuation.
          3. If the assets of any other qualified defined contribution plan are merged with and into this Plan, the Committee shall hold and maintain such assets in separate bookkeeping accounts which shall be known as Transfer Accounts. Additionally, all rights derived from the terms and conditions of the transferor plan which are protected pursuant to Section 411(d)(6) of the Code prior to the merger shall be protected after the merger in the above Transfer Accounts.

XVII. MISCELLANEOUS.
     A. Limitation of Rights and Employment Relationship. Neither the establishment of the Plan and Trust nor any modification thereof, nor the creating of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or the Trustee except as provided in the Plan and Trust Agreement; and in no event shall the terms of employment of any. Employee or Participant be modified or in any way be affected by the provisions of the Plan or Trust Agreement.
     B. Payments to Missing Persons. If the Trustee is unable to effect delivery of any distribution to the person entitled to receive it or, upon such person's death, to such person's personal representative, it shall so advise the Committee and the Committee shall give written notice to such person at his or her last known address as shown in the Employer's records. If such person or his or her personal representative shall not have presented himself or herself to the Employer after one (1) year from the date of mailing such notice, then the same shall be forfeited. Effective on and after January 1, 1992, such forfeitures shall be applied to reduce current and future Matching Contributions allocated to remaining Participants' Accounts. A missing Participant's vested Accrued Benefit shall be reinstated if a claim is later made by the Participant or Beneficiary of the Participant for the forfeited benefit and such claim is approved by the Committee.
     C. Spendthrift Provisions. Other than loans to Participants as described in Paragraph G of Article VII, neither the Employer nor the Trustee shall recognize any transfer, mortgage, pledge, hypothecation, order or assignment by any Participant or Beneficiary of all or any part of his or her interest under the Plan and Trust. Any attempt by a Participant or Beneficiary to assign, alienate, sell, transfer, pledge or encumber his or her benefits shall be void. A Participant's or Beneficiary's interest shall not be subject in any manner to transfer by operation of law, and shall be exempt from the claims of creditors or other claimants (including but not limited to, debts, contracts, liabilities or torts) from all orders, decrees, levies, garnishments and/or executions and other legal or equitable process or proceedings against such Participant or Beneficiary to the full extent which may be permitted by law.
          Notwithstanding the foregoing, and effective for Plan Years beginning after December 31, 1984, this Paragraph C shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a Qualified Domestic Relations Order. A domestic relations order entered into before January 1, 1985 (1) shall be treated as a Qualified Domestic Relations Order if the payment of benefits pursuant to the order has commenced as of such date, or (2) at the Committee's discretion, may be treated as a Qualified Domestic Relations Order if the payment of benefits has not commenced as of January 1, 1985, even though the order does not satisfy the requirements of Section 414(p) of the Code.
     D. Indemnification. The Sponsoring Employer shall indemnify and hold harmless the members of the Board of Directors and the Committee to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, along with any officer or employee of a Participating Employer carrying out any directions of a Participant or the Committee under the terms of the Plan, from and against any and all liabilities, costs, and expenses incurred by any such persons as a result of any act or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith or criminal acts of such persons.
     E. Applicable Laws; Severability. The provisions of the Plan shall be construed and enforced according to ERISA and the Code and, to the extent applicable, according to the laws of the state in which the Sponsoring Employer maintains its principal place of business; provided, further, that if any provision is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan within the meaning of the Code. In addition, the provision of this Plan shall be operated, construed arid enforced only in compliance with applicable federal and state securities law and regulations. If any provision of this instrument shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.
     F. Special Requirements For USERRA.
          1.Despite any other provision of the Plan, an Employee re-employed under Chapter 43 of Title 38, United States Code ("USERRA") shall not incur a Break in Service by reason of such Employee's period of Qualified Military Service.
          2. Each period of Qualified Military Service served by an Employee shall, upon re-employment under USERRA with the Employer, constitute service with the Employer for the purpose of determining the nonforfeitability of the Employee's accrued benefits under the Plan and for the purpose of determining the accrual of benefits under the Plan.
          3. An Employee re-employed under USERRA shall be entitled to accrued benefits that are contingent on the making of, or derived from, employee contributions or Employee Deferrals only to the extent the Employee makes payment to the Plan with respect to such contributions or deferrals. No such payment may exceed the amount the Employee would have been permitted or required to contribute had the Employee remained continuously employed by the Employer throughout the period of Qualified Military Service. Any payment to the Plan shall be made during the period beginning on the date of re-employment and whose duration is three times the period of the Qualified Military Service (but not greater than five years).
          4.In the case of a Participant who dies while performing Qualified Military Service, the survivors of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan had the Participant resumed employment and then immediately terminated employment on account of death.
          5. If an individual on Qualified Military Service receives a differential wage payment, (i) he or she shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation, and (iii) the Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit that is based on the differential wage payment, provided, however, in the case of clause (iii) above, the special nondiscrimination requirements of Code Section 414(u)(12)(C) are met. The special distribution rule of Code Section 414(u)(12)(B) shall also apply. For purposes of the foregoing, "differential wage payment" shall have the meaning given such term by Code Section 3401(h)(2).
          6. An Employee whose employment is interrupted by Qualified Military Service, or who is on a leave of absence for Qualified Military Service, may elect to make additional Employee Deferrals upon resumption of employment with the Employer equal to the maximum (or such lesser amount elected by the Employee) Employee Deferrals that the Employee could have elected during that period if the Employee's employment with the Employer had continued (at the same level of Compensation) without the interruption or leave, reduced by the Employee Deferrals, if any, actually made for the Employee during the period of the interruption or leave. Except to the extent provided under Code Section 414(u), this right applies for five years following the resumption of employment (or, if sooner, for a period equal to three times the period of the interruption or leave). In addition, the Employer shall make a Matching Contribution with respect to any additional Employee Deferrals made pursuant to the foregoing that would have been required under the Plan had such additional Employee Deferrals been made during the period of Qualified Military Service. For purposes of this subparagraph, the term "Employee Deferral" shall include Employee After-Tax Contributions.
          7. If so elected by the Committee, Participant loan repayments may be suspended as permitted under Code Section 414(u)(4).
          8. For purposes of this Section, "Qualified Military Service" shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.
* * * * * * * *

          The Sponsoring Employer and Participating Employer have executed this Plan on the date(s) indicated below, to be effective as set forth therein.

SPONSORING EMPLOYER

CITY NATIONAL CORPORATION

Dated: Dec. 15th , 2010	By:	/s/ Michael B. Cahill
	Its	Secretary

Dated: Dec. 15th , 2010	By:	/s/ Christopher J. Carey
	Its	Chief Financial Officer

PARTICIPATING EMPLOYER:

CITY NATIONAL BANK

Dated: Dec. 15th , 2010	By:	/s/ Michael B. Cahill
	Its	Secretary

Dated: Dec. 15th , 2010	By:	/s/ Christopher J. Carey
	Its	Chief Financial Officer

AMENDMENT NO. 1
TO THE
CITY NATIONAL CORPORATION PROFIT SHARING PLAN
(Amended and Restated Effective January 1, 2010)
         City National Corporation (the "Sponsoring Employer") hereby amends the above-named plan (the "Plan"), as follows:
ARTICLE I
PREAMBLE
1.1 Effective date and purpose. This Amendment is effective as of January 1, 2011.
1.2 Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
1.3 Construction and Use of Terms. Except as otherwise provided in this Amendment, any reference to "Section" in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations. All capitalized terms used, but not defined herein, shall have the same meaning ascribed to them under the Plan.
ARTICLE II
DEFINITIONS
2.1 Net Profits. Article I, Section A(56) of the Plan is amended by adding the following sentence as the next to last sentence of the Section:
Effective January 1, 2011, consolidated net income shall not include any gains or losses from the sale of any business, or portion thereof, any tax benefit relating to the Employer's regulated investment company subsidiary, real estate investment trust or other similar entity, any extraordinary item as defined by generally accepted accounting principles in the United States included in consolidated net income or net income based, directly or indirectly, on loan transaction terms and conditions of any consumer credit transaction secured by a dwelling.
ARTICLE III
CONTRIBUTIONS
          3.1 Employer Contributions. Article III, Section A of the Plan is amended by deleting the first paragraph of the Section and replacing it with the following:

Subject to changes made by the Compensation, Nominating & Governance Committee, for each Plan Year in which this Plan is in effect, the Employer shall make contributions to the Trust in one or more installments in an aggregate amount equal to a percentage of Compensation of all Employees entitled to receive an allocation of Employer Contributions under Paragraph D.2 of Article IV as set forth in the below chart, not to exceed eight percent (8%) of Consolidated Net Profits, and reduced by Matching Contributions made by the Employer for such Plan Year (i.e., which are not made by forfeitures under Paragraph D.1 of Article IV); provided that (a) the Plan Year for which each contribution is made shall be designated at the time of the contribution or upon the income tax return of the Employer for any relevant Plan Year; (b) no contribution for any Plan Year shall exceed an amount which the Employer estimates will be deductible under Section 404(a) and Section 404(j) of the Code; and (c) no contribution for any Plan Year shall cause the limitations on the Annual Addition of any Participant to be exceeded for such Plan Year.
The Sponsoring Employer has caused this Amendment No. 1 to be signed on the date indicated below, to be effective as indicated above.

“Sponsoring Employer”
CITY NATIONAL CORPORATION

Dated: December 16, 2011	By:	/s/ Michael B. Cahill
	Its:	Secretary

	By:	/s/ Christopher J. Carey
	Its:	Chief Financual Officer

AMENDMENT NO. 2
TO THE
CITY NATIONAL CORPORATION PROFIT SHARING PLAN
(Amended and Restated Effective January 1, 2010)
          City National Corporation (the "Sponsoring Employer") hereby amends the above-named plan (the "Plan"), as follows:
ARTICLE I
PREAMBLE
          1.1 Effective date and purpose. This Amendment is effective as of April 15, 2012.
          1.2 Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
          1.3 Construction and Use of Terms. Except as otherwise provided in this Amendment, any reference to "Section" in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations. All capitalized terms used, but not defined herein, shall have the same meaning ascribed to them under the Plan.
ARTICLE II
DISTRIBUTION OF BENEFITS
          2.1 Inservice Withdrawals at Age 59 ½ or Later. The Plan is amended by adding the following provision as Paragraph A-3 of Article VII:
          A-3. Inservice Withdrawals at Age 59 ½ or Later. Despite any other provision of the Plan, effective as of April 15, 2012, an Age 59 ½ Participant (as defined below) may elect to withdraw all or any portion of the balance of his or her Vested Accounts (as defined below), even though he or she is still an Employee. Withdrawals elected under this Paragraph must be for a minimum of $1,000. Only one withdrawal per Plan Year shall be permitted under this Paragraph. Any such withdrawal shall be paid only in the form of a cash lump sum other than Employer Stock or segregated individually directed accounts.
          An "Age 59½ Participant" shall mean a Participant who has reached at least age 59 ½ before the time of the withdrawal. A "Vested Account" shall mean an Account which is fully (100%) vested under Paragraph A of Article VI of the Plan.
          2.2 Restrictions on Distributions. Paragraph C of Article VII of the Plan is deleted and replaced in its entirety by the following:
          C. Restrictions on Distributions. Distributions shall be made to Participants only as specified in the Plan.

The Sponsoring Employer has caused this Amendment No. 2 to be signed and to be effective as indicated above.

“Sponsoring Employer”
CITY NATIONAL CORPORATION

By:	/s/ Michael B. Cahill
Name:	Michael B. Cahill
Its:	Secretary

By:	/s/ Christopher J. Carey
Name:	Christopher J. Carey
Its:	Chief Financual Officer

AMENDMENT NO. 3
TO THE
CITY NATIONAL CORPORATION PROFIT SHARING PLAN
(Amended and Restated Effective January 1, 2010)
          City National Corporation (the "Sponsoring Employer") hereby amends the above-named plan (the "Plan"), as follows:
ARTICLE I
PREAMBLE
1.1 Effective date and purpose. This Amendment is effective as of January 1, 2012.
1.2 Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.
1.3 Construction and Use of Terms. Except as otherwise provided in this Amendment, any reference to "Section" in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations. All capitalized terms used, but not defined herein, shall have the same meaning ascribed to them under the Plan.
ARTICLE II
DEFINITIONS
2.1 Net Profits. Article I, Section A(56) of the Plan is amended by deleting the next to last sentence of the Section.
The Sponsoring Employer has caused this Amendment No. 3 to be signed on the date indicated below, to be effective as indicated above.
“Sponsoring Employer”
CITY NATIONAL CORPORATION

Dated: October 25, 2012	By:	/s/ Michael B. Cahill
	Its:	Secretary

	By:	/s/ Christopher J. Carey
	Its:	Chief Financual Officer

AMENDMENT NO. 4
TO THE
CITY NATIONAL CORPORATION PROFIT SHARING PLAN
City National Corporation (the "Sponsoring Employer") hereby amends the above-named plan (the "Plan"), effective as of January 1, 2010, unless an earlier date is required by subparagraph 22 of Paragraph A of Article I of the Plan, as follows:
1. The following new subparagraph 7 is hereby added at the end of Paragraph M in Article V of the Plan, to read as follows:
"7. 'S Corporation' shall have the same meaning as given that term under the Code. It is noted that the Company has not made an S Corporation election."
2. The definition of "Employer Stock" set forth in subparagraph 35 of Paragraph A of Article I of the Plan is hereby amended in its entirety to read as follows:
"35. 'Employer Stock' shall mean common stock issued by the Sponsoring Employer (or by a corporation that is a member of the same controlled group of corporations) that is readily tradable on an established securities market; or if there is no such common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of:
(a) that class of common stock of the Sponsoring Employer (or of any other such corporation) having the greatest voting power, and
(b) that class of common stock of the Sponsoring Employer (or of any other such corporation) having the greatest dividend rights."
3. The sixth subparagraph of subparagraph 48 of Paragraph A of Article I of the Plan is hereby amended in its entirety to read as follows:
"The Committee shall determine Hours of Service to be credited to an Employee under the foregoing rules in a uniform and non-discriminatory manner and in accordance with paragraphs (b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations (as amended from time to time), which are incorporated herein by this reference."
4. The first sentence of Paragraph E of Article V of the Plan is hereby amended in its entirety to read as follows:
"Notwithstanding any other provision in the Plan to the contrary, any Qualified Participant may elect to diversify up to 25% of the value of his ESOP Stock Account during the Diversification Election Period after the close of each Plan Year during the Qualified Election Period."

5. A new sentence is hereby added to the end of subparagraph 6 of Paragraph M of Article V of the Plan, to read as follows:
"In addition, Synthetic Equity also includes nonqualified deferred compensation as described in Treasury Regulation Section 1.409(p)-l(f)(2)(iv)(A)."
6. The third sentence of subparagraph 4.(b).(ii) of Paragraph A of Article VIII of the Plan is hereby amended in its entirety to read as follows:
"In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting 'five-year period' for 'one-year period."'
* * * * * * * *
          The Sponsoring Employer has caused this Amendment No. 4 to be signed on the date indicated below, to be effective as indicated above.

“Sponsoring Employer”

CITY NATIONAL CORPORATION

Dated: November 14, 2014	By:	/s/ Michael B. Cahill

	Its:	Executive Vice President and General Counsel

AMENDMENT NO. 5
TO THE
CITY NATIONAL CORPORATION PROFIT SHARING PLAN

City National Corporation (the "Corporation") hereby amends the above-named plan (the "Plan"), effective as of the Effective Date (defined below), as follows:

1.           "Effective Date" shall mean the Closing Date as defined in that certain Agreement and Plan of Merger, by and among Royal Bank of Canada, City National Corporation, and RBC USA Holdco Corporation, dated as of January 22, 2015.

2.           All references in the Plan to "Sponsoring Employer" are hereby amended to refer to CITY NATIONAL BANK, rather than CITY NATIONAL CORPORATION.

3.           All references in the Plan to "City National Corporation Common Stock" or "City National Common Stock" are hereby amended to refer to Royal Bank of Canada Common Stock.

4.           The fourth paragraph of the Plan is hereby amended in its entirety to read as follows:

  "This Plan shall be known as the 'CITY NATIONAL BANK PROFIT SHARING PLAN.'  It may also be referred to as the 'CITY NATIONAL BANK PROFIT SHARING PLUS PLAN.'"

5.           Paragraph A.10 of Article I of the Plan is hereby amended in its entirety to read as follows:

  "10.       'Royal Bank of Canada Common Stock Fund' means the investment fund offered by the Employer for investment in Employer Stock.  All references in the Plan to 'City National Common Stock Fund' are hereby amended to refer to the Royal Bank of Canada Common Stock Fund."

6.           Paragraph A.32 of Article I of the Plan is hereby amended in its entirety to read as follows:

                              "32.           'Employer' means the entity or entities (whether or not incorporated, and including any Participating Employer) adopting this Plan, and any successor thereto which may adopt and assume the obligations of this Plan in accordance with the provisions of Article XIV.  The 'Sponsoring Employer' shall be CITY NATIONAL BANK, who is responsible for the administration of the Plan.  Each other Employer which adopts this Plan as provided herein shall be a 'Participating Employer'; provided, however, that only members of a Controlled Group may be Participating Employers.  It is also noted that as of the Effective Date, First American Commercial Bancorp, Inc., dba First American Equipment Finance, is the only Participating Employer in the Plan."

7.           Paragraph A.56 of Article I of the Plan is hereby amended by adding the following to the first sentence of said Paragraph following “’Net Profits’ means”:

“, prior to the Effective Date,”.

8.           Paragraph A.56 of Article I of the Plan is hereby amended by adding the following to the end of said Paragraph:

  "For the period from the Effective Date through December 31, 2015, and subsequent Plan Years, 'Net Profits' shall be determined by City National Bank on its actual company performance and based on projections or methods consistent with its prior practice to yield similar results and align with the objectives of City National Bank.  References in the Plan to 'Consolidated Net Profits' are hereby amended to refer to Net Profits."

9.           Paragraph A.78 of Article I of the Plan is hereby amended in its entirety to read as follows:

  "78.           'Trust' means the City National Bank Profit Sharing Trust Agreement entered into by the Sponsoring Employer and the Trustee."

10.         The first paragraph of Paragraph A of Article III of the Plan is hereby amended in its entirety to read as follows:

"A.           Employer Contributions.  Subject to changes made by the Board, for each Plan Year in which this Plan is in effect, the Employer shall make contributions to the Trust in one or more installments in an aggregate amount equal to a percentage of Compensation of all Employees entitled to receive an allocation of Employer Contributions under Paragraph D.2 of Article IV as set forth in the below chart, not to exceed eight percent (8%) of Net Profits, and reduced by Matching Contributions made by the Employer for such Plan Year (i.e., which are not made by forfeitures under Paragraph D.1 of Article IV); provided that (a) the Plan Year for which each contribution is made shall be designated at the time of the contribution or upon the income tax return of the Employer for any relevant Plan Year; (b) no contribution for any Plan Year shall exceed an amount which the Employer estimates will be deductible under Section 404(a) and Section 404(j) of the Code; and (c) no contribution for any Plan Year shall cause the limitations on the Annual Addition of any Participant to be exceeded for such Plan Year."

11.           Paragraph A of Article XII of the Plan is hereby amended in its entirety to read as follows:

"A.           Payment of Contributions.  All contributions under this Plan shall be paid to the Trustee to be held in trust under a Trust Agreement executed by the Sponsoring Employer and the Trustee, which Trust Agreement shall be incorporated herein by this reference."

12.           All references in Paragraph A of Article XIII of the Plan to “Employer” are hereby amended to refer to Sponsoring Employer.

13.           The first sentence of Paragraph A of Article XIV of the Plan is hereby amended to read as follows:

"The Board or the Committee may amend this Plan, at any time and from time to time, in all or in part, including without limitation, retroactive amendments or amendments advisable to qualify the Plan and Trust under the provisions of Section 401(a) of the Code, provided that the Committee may not amend the Plan in any manner that would materially increase the cost of the Plan to the Sponsoring Employer."

* * * * * * * *

The Corporation has caused this Amendment No. 5 to be signed on the date indicated below, to be effective as indicated above.

"Corporation" CITY NATIONAL CORPORATION

By:	/s/ Christopher J. Carey

Its:	EVP & CFO

CONSENT TO AMENDMENT:

CITY NATIONAL BANK

By:	/s/ Michael B. Cahill

Its:	EVP & General Counsel